                                              Filed pursuant to Rule 424(b)(5)
                                              File No. 333-39649
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED FEBRUARY 24, 1998)

         $114,830,000         6.635%        CLASS I-A1   CERTIFICATES
         $          0     VARIABLE RATE     CLASS I-IO   CERTIFICATES
         $ 50,059,000         6.545%        CLASS II-A1  CERTIFICATES
         $ 24,496,000         7.033%        CLASS II-A2  CERTIFICATES
         $          0        VARIABLE       CLASS II-IO  CERTIFICATES

             LEHMAN MANUFACTURED HOUSING ASSET-BACKED TRUST 1998-1
                MANUFACTURED HOUSING ASSET-BACKED CERTIFICATES,
                                 SERIES 1998-1

                            ------------------------
                            LEHMAN ABS CORPORATION,
                                  AS DEPOSITOR
                            ------------------------

    Each Manufactured Housing Asset-Backed Certificate, Series 1998-1 (collectively, the 'Certificates') will represent interests in the Lehman Manufactured Housing Asset-Backed Trust 1998-1 (the 'Trust') to be formed pursuant to a Pooling Agreement among Lehman ABS Corporation, as Depositor, Lehman Brothers Inc., as Seller and U.S. Bank National Association, as Trustee. The Certificates will consist of the Series I Certificates ('Class I-A1' and 'Class I-IO') and the Series II Certificates ('Class II-A1', 'Class II-A2' and 'Class II-IO') (the 'Offered Certificates') and the Residual Certificates with each of the Series I Certificates and the Series II Certificates representing an interest in a different group of underlying securities, as described below. The property of the Trust will include certain manufactured housing contract pass-through certificates (the 'Underlying Securities') representing a portion of the senior and subordinate interests in ten separate series of manufactured housing asset-backed certificates (collectively, the 'Underlying Series') of Green Tree Financial Corporation ('Green Tree'). Each Underlying Series represents an interest in a pool of manufactured housing installment sale contracts and installment loan agreements (the 'Underlying Contracts') and certain related property originated and conveyed by Green Tree.

    The aggregate interest in the Trust represented by the Offered Certificates will consist of two groups of Underlying Securities (the 'Group I Underlying Securities' and the 'Group II Underlying Securities' and each a 'Group'). The Group I Underlying Securities include ten senior classes from nine Underlying Series of Green Tree Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates: Series 1995-9, Class A-6; Series 1996-2, Class A-5; Series 1996-3, Class A-6; Series 1996-5, Class A-6; Series 1996-8, Class A-6; Series 1996-9, Class A-6; Series 1997-2, Class A-7; Series 1997-3, Class A-6 and Class A-7; and Series 1997-4, Class A-7. The Group II Underlying Securities include five classes of Class M-1 Certificates from five Underlying Series of Green Tree Manufactured Housing Contract Senior/Subordinate Pass-Through
Certificates: Series 1995-9; Series 1996-3; Series 1996-5; Series 1996-6; and Series 1996-8. As of February 17, 1998 (the 'Reference Date'), the Offered Certificates are 100% of the outstanding principal balances of the respective classes of the Underlying Securities.


    Distributions of principal and interest on the Offered Certificates will be made on the fifteenth day of each month or, if such date is not a Business Day (as defined herein), then the first Business Day following such date (a 'Distribution Date'), commencing March 16, 1998. On each Distribution Date, holders of the Offered Certificates will be entitled to receive, from and to the limited extent of funds available in each Distribution Account (as defined herein), distributions with respect to interest and principal calculated as set forth herein. The Offered Certificates are not guaranteed by the Depositor or any affiliate thereof. See 'DESCRIPTION OF THE OFFERED CERTIFICATES' herein.

                                                        (continued on next page)

THE OFFERED CERTIFICATES REPRESENT INTERESTS IN THE TRUST ONLY AND DO NOT REPRESENT INTERESTS IN OR OBLIGATIONS OF THE DEPOSITOR, THE TRUSTEE OR ANY
  AFFILIATE THEREOF, EXCEPT TO THE EXTENT PROVIDED HEREIN. NEITHER THE
    OFFERED CERTIFICATES NOR THE UNDERLYING SECURITIES ARE INSURED OR
                     GUARANTEED BY ANY GOVERNMENTAL AGENCY.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
  AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
    ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

PROSPECTIVE INVESTORS SHOULD CONSIDER THE FACTORS SET FORTH UNDER 'RISK FACTORS'
              BEGINNING ON PAGE S-19 OF THIS PROSPECTUS SUPPLEMENT
                         AND PAGE 11 OF THE PROSPECTUS.

                            ------------------------

    The Offered Certificates offered hereby will be purchased by Lehman Brothers Inc. (the 'UNDERWRITER') from the Depositor and will be offered by the Underwriter from time to time to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be $198,337,373, before deducting expenses payable by the Depositor estimated to be $350,000.

                            ------------------------

    The Offered Certificates are offered subject to prior sale and subject to the Underwriter's right to reject orders in whole or in part. It is expected that delivery of the Offered Certificates will be made in book-entry form only through the facilities of The Depository Trust Company on or about February 27, 1998. The Offered Certificates will be offered in the United States of America.

                            ------------------------

                                LEHMAN BROTHERS

February 24, 1998

(Cover continued from previous page)



         The Series I Certificates will have an aggregate principal balance of $114,830,000, consisting of $114,830,000 Class I-A1 Certificates. The Series II Certificates will have an aggregate principal balance of $74,555,000, consisting of $50,059,000 Class II-A1 Certificates and $24,496,000 Class II-A2 Certificates. Each of the Class I-IO and Class II-IO Certificates will have no Class Principal Balance and will receive distributions of interest, calculated as specified herein, on the Class I-IO and Class II-IO Notional Amounts, respectively.

         An election will be made to treat the assets of the Trust as two "real estate mortgage investment conduits" (the "Master REMIC" and the "Subsidiary REMIC" and each, a "REMIC") for federal income tax purposes. As described more fully herein and in the Prospectus, the Offered Certificates (other than the Class I-IO and Class II-IO Certificates) and each component of the Class I- IO and Class II-IO Certificates will be "regular interests" in the Master REMIC and will be treated as debt instruments of the Master REMIC. The Class R-1 Certificates and the Class R-2 Certificates will constitute the sole class of "residual interest" in the Subsidiary REMIC and the Master REMIC, respectively. See "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS" herein and in the Prospectus.

         The Offered Certificates initially will be represented by certificates registered in the name of Cede & Co., as nominee of DTC. The interests of beneficial owners of the Offered Certificates will be represented by book entries on the records of participating members of DTC. Definitive Certificates will be available for the Offered Certificates only under the limited circumstances described herein.

         The yield to maturity of the Offered Certificates will be sensitive to the rate and timing of principal payments (including prepayments, defaults and repurchases) on the Underlying Contracts. The Underlying Contracts generally may be prepaid in full or in part at any time.

         There is currently no market for the Offered Certificates offered hereby and there can be no assurance that such a market will develop or if it does develop that it will continue. See "RISK FACTORS" herein.

         The Offered Certificates offered hereby constitute part of a separate series of Asset-Backed Certificates being offered by Lehman ABS Corporation from time to time pursuant to its Prospectus dated February 24, 1998. This Prospectus Supplement does not contain complete information about the offering of the Offered Certificates. Additional information is contained in the Prospectus and investors are urged to read both this Prospectus Supplement and the Prospectus in full, as well as the Prospectuses relating to the Underlying Securities. Sales of the Offered Certificates may not be consummated unless the purchaser has received both this Prospectus Supplement and the Prospectus.


         Until ninety days after the date of this Prospectus Supplement, all dealers effecting transactions in the Offered Certificates, whether or not participating in this distribution, may be required to deliver a Prospectus Supplement and Prospectus. This delivery requirement is in addition to the obligation of dealers acting as underwriters to deliver a Prospectus Supplement and Prospectus with respect to their unsold allotments or subscriptions.

                                    SUMMARY

         The following summary of certain pertinent information is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus Supplement, including Appendix I to this Prospectus Supplement, and the accompanying Prospectus, as well as the Prospectuses relating to the Underlying Securities. Certain capitalized terms used in the Summary are defined elsewhere in the Prospectus Supplement, in the Glossary accompanying Appendix I to the Prospectus Supplement or in the Prospectus. Reference is made to the Index of Defined Terms herein and the Glossary of Terms in the Prospectus for the definitions of certain capitalized terms.

Trust.......................................  Lehman Manufactured Housing Asset-Backed Trust 1998-1 (the "Trust")
                                              will be formed pursuant to a pooling agreement to be dated as of
                                              February 1, 1998 (the "Agreement") among Lehman ABS Corporation, as depositor (the "Depositor"), Lehman Brothers Inc., as seller (the
                                              "Seller") and U.S. Bank National Association, as Trustee (the
                                              "Trustee"). The property of the Trust will include certain manufactured housing contract pass-through certificates (the
                                              "Underlying Securities"), representing a portion of the senior and subordinate interests in ten separate trust funds, the assets of which include a portion of the amounts due under manufactured housing installment sale contracts and installment loan agreements
                                              (collectively, the "Underlying Contracts") and certain related property conveyed by Green Tree Financial Corporation ("Green Tree")
                                              to the trust funds; the collections in respect of the Underlying
                                              Securities received after the Reference Date (as defined herein);
                                              and certain other property, as described more fully herein.

                                              The Trust property will include the unpaid principal balance (the
                                              "Reference Date Balance") of each Underlying Security as of February
                                              17, 1998 (the "Reference Date"). With respect to any date, the "Pool
                                              Balance" will be equal to the aggregate of the Principal Balances
                                              (as defined below) of all Underlying Securities as of such date.
                                              With respect to any date, the "Group I Pool Balance" will be equal to the aggregate of the Principal Balances of all Group I Underlying
                                              Securities. With respect to any date, the "Group II Pool Balance"
                                              will be equal to the aggregate of the Principal Balances of all
                                              Group II Underlying Securities. The "Principal Balance" of an
                                              Underlying Security on any day is the original balance of such security minus the aggregate of amounts actually distributed as principal on such security minus any Principal Write-Downs (as defined herein). The Principal Balance is reported as such in the most recent monthly report (the "Monthly Report") received by the
                                              Trustee from the related trustee listed in Appendix I, as trustee for the holders of the Underlying Securities for each Underlying
                                              Series (the "Underlying Securities Trustee").

Trustee.....................................  U.S. Bank National Association (the "Trustee") will act as
                                              Trustee on behalf of the Certificateholders.

Distribution Date...........................  Distributions of principal and interest on the Offered Certificates will be made on the fifteenth day of each month or, if such date is not a Business Day (as defined herein), then the first Business
                                              Day following such date (a "Distribution Date"), commencing
                                              March 16, 1998.  On each Distribution Date, holders of the
                                              Offered Certificates will be entitled to receive, from and to the limited extent of funds available in each Distribution Account
                                              (as defined herein), distributions with respect to interest and principal calculated as set forth herein.

Record Date.................................  The last day preceding a Distribution Date or, if the Offered
                                              Certificates are no longer in book-entry form (the "Book-Entry
                                              Certificates"), the last day of the month preceding a
                                              Distribution Date.

The Offered Certificates....................  The "Series I Certificates" consist of the following classes with the following Class Principal Balances:

                                              Class                                    Class Principal Balance

                                              Class I-A1                               $114,830,000
                                              Class I-IO                               $          0

                                              The "Series II Certificates" consist of the following classes with the following Class Principal Balances:

                                              Class                                    Class Principal Balance

                                              Class II-A1                              $50,059,000
                                              Class II-A2                              $24,496,000
                                              Class II-IO                              $         0

                                              The Class I-A1 Certificates are also referred to herein as the
                                              "Series I Class A Certificates". The Class II-A1 and Class II-A2
                                              Certificates are referred to herein as the "Series II Class A
                                              Certificates". The Series I Class A Certificates and the Series II
                                              Class A Certificates are referred to herein as the "Class A
                                              Certificates". The Series I Certificates and the Series II
                                              Certificates are referred to herein as the "Offered Certificates".
                                              Each Series represents an interest in a different Group of
                                              Underlying Securities, as described below. Each Offered Certificate represents an undivided interest in the Trust and represents the right to receive payments of interest at its respective rate described below (each, a "Pass-Through Rate" or a "Strip Rate"), and payments of principal (with respect to

                                              the Class A Certificates) at such time and to the extent provided below. The aggregate undivided interest in the Trust represented by the Series I Offered Certificates as of the Closing Date (as defined herein) will equal $114,830,000 of principal, which represents 100%
                                              of the aggregate Series I Reference Date Balance. The aggregate undivided interest in the Trust represented by the Series II Offered
                                              Certificates (as defined herein) as of the Closing Date will equal
                                              $74,555,000 of principal, which represents 100% of the aggregate
                                              Series II Reference Date Balance.

                                              As of any Distribution Date, the "Class Principal Balance" of a
                                              Class of Certificates (other than the Class I-IO and Class II- IO
                                              Certificates) is the original Class Principal Balance thereof on the
                                              Closing Date, reduced by all prior distributions allocable to principal and with respect to the Series II Class A Certificates, reduced by any Principal Write-Down (as defined below). The Class
                                              I-IO and Class II-IO will have no Class Principal Balance. The
                                              "Class I-IO Notional Amount" is the Group I Pool Balance (as defined herein) as of the previous Distribution Date after giving effect to distributions on such Distribution Date. The "Class II-IO Notional
                                              Amount" is the Group II Pool Balance (as defined herein) as of the previous Distribution Date after giving effect to distributions on such Distribution Date. The Class R Certificates will have no Class
                                              Principal Balance. As of any Distribution Date, the "Series I Class
                                              Principal Balance" is the aggregate of the Class Principal Balances of the Series I Certificates. As of any Distribution Date, the
                                              "Series II Class Principal Balance" is the aggregate of the Class
                                              Principal Balances of the Series II Certificates.

The Underlying Securities...................  The Underlying Securities consist of the Green Tree Manufactured
                                              Housing Contract Senior/Subordinate Pass- Through Certificates,
                                              Series 1995-9, Class A-6; Series 1996-2, Class A-5; Series 1996-3,
                                              Class A-6; Series 1996-5, Class A-6; Series 1996-8, Class A-6;
                                              Series 1996-9, Class A-6; Series 1997-2, Class A-7; Series 1997-3,
                                              Class A-6 and Class A-7; and Series 1997-4, Class A-7 (collectively, the "Group I Underlying Securities"); Series 1995-9, Class M-1;
                                              Series 1996-3, Class M-1; Series 1996-5, Class M-1; Series 1996-6,
                                              Class M-1; and Series 1996-8, Class M-1 (collectively, the
                                              "Group II Underlying Securities" and together with the Group I
                                              Underlying Securities, the "Underlying Securities") (each Series, an
                                              "Underlying Series") that will be transferred to the Trust by the
                                              Depositor. Each Underlying Security represents an interest in the related Underlying Securities Trust (as defined herein) and was issued on the date specified below pursuant to a pooling and servicing agreement (each, an

                                              "Underlying Agreement") among Green Tree Financial Corporation, as
                                              Seller and Servicer, and the applicable Underlying Securities
                                              Trustee. Certain information with respect to the Underlying
                                              Securities of each Underlying Series is set forth below:

                                                                                     Underlying        Underlying
                                                                                      Security        Pass-Through
                                                                                      Principal        Rate as of
                                                                                        Amount             the
                                             Issuance Cut-Off                        Purchased by       Reference
        Underlying Security                      Date (1)        Date of Issuance    the Depositor       Date (2)
        -------------------                      --------        ----------------    -------------       --------

Group I Underlying Securities:

Underlying Series 1997-4, Class A-7          June 1, 1997        June 30, 1997          15,600,000         7.36%

Underlying Series 1997-3, Class A-6          May 1, 1997         May 29, 1997           40,980,000         7.32%

Underlying Series 1997-3, Class A-7          May 1, 1997         May 29, 1997            7,000,000         7.64%

Underlying Series 1997-2, Class A-7          March 1, 1997       March 31, 1997          8,000,000         7.62%

Underlying Series 1996-9, Class A-6          October 1, 1996     November 7, 1996        4,750,000         7.69%

Underlying Series 1996-8, Class A-6          September 1, 1996   September 30, 1996     10,000,000         7.60%

Underlying Series 1996-5, Class A-6          June 1, 1996        June 27, 1996           8,000,000         7.75%

Underlying Series 1996-3, Class A-6          April 1, 1996       April 22, 1996          5,000,000         7.85%

Underlying Series 1996-2, Class A-5          March 1, 1996       March 21, 1996          5,000,000         7.65%

Underlying Series 1995-9, Class A-6          November 1, 1995    November 16, 1995      10,500,000         7.30%

Group II Underlying Securities:

Underlying Series 1996-8, Class M-1          September 1, 1996   September 30, 1996     28,750,000         7.85%

Underlying Series 1996-6, Class M-1          July 1, 1996        July 31, 1996          15,000,000         7.95%


Underlying Series 1996-5, Class M-1          June 1, 1996        June 27, 1996           9,405,000         8.05%

Underlying Series 1996-3, Class M-1          April 1, 1996       April 22, 1996          5,000,000         7.70%

Underlying Series 1995-9, Class M-1          November 1, 1995    November 16, 1995      16,400,000         7.20%

================================================================================================================

                                              (1)  "Issuance Cut-Off Date" refers to the cut-off date for the related Underlying Series.

                                              (2)  The "Underlying Pass-Through Rate" for each Underlying Series of each is determined as follows:

                                                   (a)  Underlying Series 1997-4, Class A-7: 7.36% per annum, subject to a maximum rate equal to the weighted average of the Contract Rates on each Contract in the respective
                                                        Contract Pool, computed on the basis of a 360-day year of
                                                        twelve 30-day months

                                                   (b)  Underlying Series 1997-3, Class A-6: 7.32% per annum, computed on the basis of a 360-day year of twelve 30-day
                                                        months

                                                   (c)  Underlying Series 1997-3, Class A-7: 7.64% per annum, subject to a maximum rate equal to the weighted average of the Contract Rates on each Contract in the respective
                                                        Contract Pool, computed on the basis of a 360-day year of
                                                        twelve 30-day months

                                                   (d)  Underlying Series 1997-2, Class A-7: 7.62% per annum, subject to a maximum rate equal to the weighted average of the Contract Rates on each Contract in the respective
                                                        Contract Pool, computed on the basis of a 360-day year of
                                                        twelve 30-day months

                                                   (e)  Underlying Series 1996-9, Class A-6: 7.69% per annum, subject to a maximum rate equal to the weighted average of the Contract Rates on each Contract in the respective
                                                        Contract Pool, computed on the basis of a 360-day year of
                                                        twelve 30-day months

                                                   (f)  Underlying Series 1996-8, Class A-6: 7.60% per annum,

                                                        subject to a maximum rate equal to the weighted average of the Contract Rates on each Contract in the respective
                                                        Contract Pool, computed on the basis of a 360-day year of
                                                        twelve 30-day months

                                                   (g)  Underlying Series 1996-5, Class A-6: 7.75% per annum, computed on the basis of a 360-day year of twelve 30-day
                                                        months

                                                   (h)  Underlying Series 1996-3, Class A-6: 7.85% per annum, subject to a maximum rate equal to the weighted average of the Contract Rates on each Contract in the respective
                                                        Contract Pool, computed on the basis of a 360-day year of
                                                        twelve 30-day months

                                                   (i)  Underlying Series 1996-2, Class A-5: 7.65% per annum, subject to a maximum rate equal to the weighted average of the Contract Rates on each Contract in the respective
                                                        Contract Pool, computed on the basis of a 360-day year of
                                                        twelve 30-day months

                                                   (j)  Underlying Series 1995-9, Class A-6: 7.30% per annum, subject to a maximum rate equal to the weighted average of the Contract Rates on each Contract in the respective
                                                        Contract Pool, computed on the basis of a 360-day year of
                                                        twelve 30-day months

                                                   (k)  Underlying Series 1996-8, Class M-1: 7.85% per annum, subject to a maximum rate equal to the weighted average of the Contract Rates on each Contract in the respective
                                                        Contract Pool, computed on the basis of a 360-day year of
                                                        twelve 30-day months

                                                   (l)  Underlying Series 1996-6, Class M-1: 7.95% per annum, subject to a maximum rate equal to the weighted average of the Contract Rates on each Contract in the respective
                                                        Contract Pool, computed on the basis of a 360-day year of
                                                        twelve 30-day months

                                                   (m)  Underlying Series 1996-5, Class M-1: 8.05% per annum, subject to a maximum rate equal to the weighted average of the Contract Rates on each Contract in the respective
                                                        Contract Pool, computed on the basis of a 360-day year of
                                                        twelve 30-day months

                                                   (n)  Underlying Series 1996-3, Class M-1: 7.70% per annum,

                                                        subject to a maximum rate equal to the weighted average of the Contract Rates on each Contract in the respective
                                                        Contract Pool, computed on the basis of a 360-day year of
                                                        twelve 30-day months

                                                   (o)  Underlying Series 1995-9, Class M-1: 7.20% per annum, subject to a maximum rate equal to the weighted average of the Contract Rates on each Contract in the respective
                                                        Contract Pool, computed on the basis of a 360-day year of
                                                        twelve 30-day months.

                                              For additional information relating to the calculation of each
                                              Underlying Pass-Through Rate and other additional information relating to the Underlying Securities, see "SUMMARY OF TERMS
                                              RELATING TO THE UNDERLYING SERIES" in Appendix I.

                                              The assets of the trust relating to an Underlying Series (each, an
                                              "Underlying Securities Trust") include the related Underlying
                                              Contracts. For certain information relating to the Underlying
                                              Contracts (as to each Underlying Series, the related "Underlying
                                              Contract Pool") as of the related Issuance Cut-Off Date, see the related Underlying Prospectus. A related "Underlying Prospectus" is the Prospectus and related Prospectus Supplement for the applicable
                                              Underlying Series. See Appendix I for a listing of all Underlying
                                              Prospectuses.

                                              Each of the Group I Underlying Securities and the Group II
                                              Underlying Securities are currently rated by two or more of Moody's
                                              Investors Service, Inc. ("Moody's"), Fitch IBCA, Inc. ("Fitch") and
                                              Standard & Poor's Ratings Group, a division of the McGraw-Hill
                                              Companies, Inc. ("S&P") (each, a "Rating Agency" and collectively, the "Rating Agencies"). The respective rating by each Rating Agency for each Class of Underlying Securities is listed in "SUMMARY OF
                                              TERMS RELATING TO THE UNDERLYING SERIES" in Appendix I. On or prior to the Closing Date, the Seller will sell the Underlying Securities to the Depositor, which in turn will transfer the Underlying
                                              Securities to the Trust pursuant to the Agreement. The Trustee, as the holder of the Underlying Securities of each Underlying Series, will be entitled to monthly distributions of interest at the related
                                              Underlying Pass-Through Rate (determined as described above) and principal to the extent required by the terms of the related
                                              Underlying Agreement on the 15th day of the month or, if such day is not a Business Day, on the next succeeding Business Day (the
                                              "Underlying Securities Distribution Date").

                                              None of the Group I Underlying Securities are entitled to

                                              distributions in respect of principal until the Principal Balance of the Related Senior Certificates of the related Underlying Series has been reduced to zero. In addition, in the event that certain distribution tests are met, a Group I Underlying Security will share principal collections with the subordinate certificates of the related Underlying Series. As to the Underlying Securities of each
                                              Underlying Series, the "Related Senior Certificates" are the Class A
                                              Certificates of the related Underlying Series that have priority in right of principal distribution to such Underlying Securities. None of the Group II Underlying Securities are entitled to distributions in respect of principal until either the Related Senior Certificates
                                              (as defined herein) of the related Underlying Series have been paid in full or certain distribution tests have been met. If such distribution tests are met, the applicable Group II Underlying
                                              Security will share in principal collections with the Related Senior
                                              Certificates. The credit enhancement relating to the

                                              Underlying Securities of each Underlying Series is described in
                                              "DESCRIPTION OF THE UNDERLYING SECURITIES" in Appendix I. For
                                              additional information relating to the distributions on the
                                              Underlying Securities and the Related Senior Certificates, see
                                              "DESCRIPTION OF THE UNDERLYING SECURITIES-- Interest Distributions
                                              on the Underlying Securities" and "Principal Distributions on the
                                              Underlying Securities" herein and in Appendix I.

                                              The Underlying Securities are subject to early retirement under certain conditions described herein under "DESCRIPTION OF THE
                                              UNDERLYING SECURITIES -Early Retirement of the Underlying
                                              Securities."

Denominations...............................  The Offered Certificates will be offered for purchase in denominations of $1,000 and integral multiples thereof.

Registration of Offered
Certificates................................  Each Class of the Offered Certificates initially will be represented by one or more certificates registered in the name of Cede & Co. ("Cede") as the nominee of The Depository
                                              Trust Company ("DTC"), and will only be available in the form of book-entries on the records of DTC and participating
                                              members thereof.  Certificates representing the Offered
                                              Certificates will be issued in definitive form only under the limited circumstances described herein.  All references herein to
                                              "holders" or "Certificateholders" shall reflect the rights of
                                              Certificate Owners as they may indirectly exercise such rights through DTC and participating members thereof, except as
                                              otherwise specified herein.  See "DESCRIPTION OF THE

                                              OFFERED CERTIFICATES--Registration of the Offered
                                              Certificates" herein.

Depositor...................................  Lehman ABS Corporation, a Delaware corporation (the
                                              "Depositor").  The principal executive offices of the Depositor are located at Three World Financial Center, New York, New
                                              York 10285 (Telephone: (212) 526-7000).  The Depositor is an
                                              affiliate of the Underwriter.  See "THE DEPOSITOR" in the
                                              Prospectus.

Collections on the Underlying
Securities; Distributions
on the Offered Certificates.................  The Trustee will deposit collections in respect of each Group of
                                              Underlying Securities in accounts established by it under the
                                              Agreement (the "Group I Distribution Account" and the
                                              "Group II Distribution Account" and together, the
                                              "Distribution Accounts").  See "DESCRIPTION OF THE
                                              OFFERED CERTIFICATES--Payments on Underlying
                                              Securities; Deposits to Distribution Accounts."  With respect to

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
                                              each Group of Underlying Securities, amounts received on the related
                                              Underlying Securities and (i) allocable to interest ("Interest
                                              Collections") will be applied to make interest distributions on the related Offered Certificates and (ii) allocable to principal
                                              ("Principal Collections") will be applied to make principal distributions on the related Offered Certificates.

                                              The funds available in the Group I and Group II Distribution
                                              Accounts for distribution on a Distribution Date (the "Group I
                                              Available Distribution Amount" and the "Group II Available
                                              Distribution Amount," respectively) will be applied in the amounts and order set forth below.

                                              On each Distribution Date, collections in respect of interest on the
                                              Group I Underlying Securities and the Group II Underlying Securities
                                              will be distributed first to the Trustee in an amount up to the
                                              Trustee Fee. The "Trustee Fee" is equal to the sum of the Group I
                                              Trustee Fee (as defined herein) and the Group II Trustee Fee (as defined herein). See "The Trustee" herein.

Interest....................................  The "Class I-A1 Pass-Through Rate" equals 6.635%.  The
                                              "Class II-A1 Pass-Through Rate" equals 6.545%.  The "Class
                                              II-A2 Pass Through Rate" equals 7.033%.  The Class I-IO
                                              Certificates will accrue interest at the Class I-IO Strip Rate (as defined herein) and the Class II-IO Certificates will accrue interest at the Class II-IO Strip Rate (as defined herein).  The

                                              Class I-IO Strip Rate and the Class II-IO Strip Rate are each referred to herein as a "Strip Rate".  Each Class of Class A
                                              Certificates will accrue interest during the related Interest Period on their Class Principal Balance at the related Pass-Through
                                              Rate.  The Class I-IO and Class II-IO Certificates will accrue interest on the related Notional Amount at the related Strip
                                              Rate.

                                              Interest on the Offered Certificates will be distributed monthly on the fifteenth day of each month or, if such date is not a Business
                                              Day, then the first Business Day following such date (a
                                              "Distribution Date"), commencing on March 16, 1998. A "Business Day"
                                              is any day defined as such in the Underlying Agreements and any day other than a day on which banking institutions in the State of
                                              Minnesota are required or authorized by law to be closed.

                                              For each of the Series I Offered Certificates and the Series II
                                              Offered Certificates, interest on the related Offered Certificates in respect of any Distribution Date will accrue from the 15th day of the month preceding such Distribution Date through the 14th day of the month of such Distribution Date (each such period, an "Interest
                                              Period") computed on the basis of a 360-

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
                                              day year of twelve 30-day months.  The first Distribution Date will occur on March 16, 1998.

                                              On each Distribution Date and with respect to each Class of Offered
                                              Certificates, after payment of the related Trustee Fee, each such
                                              Class will be entitled to receive an amount (the "Class Interest
                                              Distribution Amount") equal to the sum of (i) interest accrued thereon during the related Interest Period at the related
                                              Pass-Through Rate or Strip Rate on the related Class Principal
                                              Balance or Notional Amount (as defined herein) of the related Class and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above with respect to such Class on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed ("Unpaid Interest Amounts") and interest thereon at the related Pass-Through Rate or Strip Rate to the extent legally permissible.

                                              The Series I Certificates: With respect to each Distribution Date,
                                              Group I Interest Collections (as defined herein) on deposit in the
                                              Group I Distribution Account will be distributed in the following order of priority:


                                                   (i) to the Trustee, the Group I Trustee Fee, plus the amount of any unpaid Group I Trustee Fee;

                                                   (ii) to interest on each Class of Group I Certificates, up to the Class Interest Distribution Amount for each such Class, pro rata based on their respective interest entitlements; and

                                                   (iii) the remainder to the Class R-2 Certificate.

                                              The Series II Certificates: With respect to each Distribution Date,
                                              Group II Interest Collections on deposit in the Group II
                                              Distribution Account will be distributed in the following order of priority:

                                                   (i) to the Trustee, the Group II Trustee Fee, plus the amount of any unpaid Group I Trustee Fee;

                                                   (ii) to interest on each Class of Group II Certificates, up to the Class Interest Distribution Amount for each such Class, pro rata based on their respective interest entitlements;

                                                   (iii) to the Trustee, accrued and unpaid Group II Trustee Fee on the aggregate Principal Write-Downs;

                                                   (iv) to accrued and unpaid interest on the aggregate Principal
                                                   Write-Downs on each Class of Group II Certificates, pro rata based on their respective entitlement thereto; and

                                                   (v) the remainder to the Class R-2 Certificates.

                                              See "DESCRIPTION OF THE OFFERED CERTIFICATES- Interest
                                              Distributions."

Principal...................................  With respect to each Series of Certificates on each Distribution
                                              Date, a distribution allocable to principal will be made on the related Offered Certificates up to the maximum amount that will have been distributed on the related Underlying Securities on the Underlying Securities Distribution Dates in the month of such Distribution Date.

                                              At such time as the Underlying Securities of an Underlying Series are entitled to principal distributions, the maximum amount of principal which such Underlying Securities are entitled to on any
                                              Underlying Securities Distribution Date is the Formula Principal
                                              Distribution Amount of each Underlying Series, which is generally equal to the sum of (i) all scheduled payments of principal on each outstanding Underlying Contract in the related Underlying Series during the period in which the Distribution Date occurs for the related Underlying Securities (after adjustments for previous
                                              Partial Principal Prepayments and after any adjustments to an
                                              Underlying Contract's amortization schedule as a result of a bankruptcy or a similar proceeding involving the related Obligor),
                                              (ii) the Scheduled Principal Balance (as defined in each related
                                              Underlying Prospectus) of each Underlying Contract in the related
                                              Underlying Series which was purchased by Green Tree pursuant to the related Agreement on account of certain breaches of its
                                              representations and warranties, (iii) all Partial Principal
                                              Prepayments applied and all Principal Prepayments in Full received during such period relating to each Underlying Contract in the related Underlying Series, (iv) the Scheduled Principal Balance (as
                                              defined below) of each Underlying Contract in the related Underlying
                                              Series that became a Liquidated Contract (as defined in the related
                                              Underlying Prospectus) for such period, plus the amount of any reduction in the outstanding principal balance of an Underlying
                                              Contract during such period ordered as the result of a bankruptcy or similar proceeding involving the related Obligor, and (v) with respect to all Underlying Series except for Series 1995-9, Series
                                              1996-2 and Series 1996-3, without duplication of the foregoing, all collections in respect of principal on the Underlying Contracts in the related Underlying Series received during the

                                              related period in which such Distribution Date occurs up to and including the third business day prior to such Distribution Date
                                              (but in no event later than the 10th day of the month prior to such
                                              Distribution Date), minus (vi) with respect to all Distribution
                                              Dates other than the first Distribution Date for each related
                                              Underlying Series, the amount included in the Formula Principal
                                              Distribution Amount for the preceding Distribution Date by virtue of clause (v) of the definition of the Formula Principal Distribution
                                              Amount. See "DESCRIPTION OF THE UNDERLYING SECURITIES -- Principal
                                              Distributions on the Underlying Securities."

                                              On each Distribution Date, collections in respect of principal on the Underlying Securities on the Underlying Securities Distribution
                                              Dates in the month of such Distribution Date will be distributed on the related Series of Offered Certificates in the order of priority set forth herein.

                                              Series I Certificates: Each Series I Class A Certificate will be entitled to receive on each Distribution Date as distributions of principal in the order set forth below and to the extent of Group I
                                              Principal Collections, an amount equal to:


                                                   (i) to the Class I-A1 Certificateholders, the lesser of (a) the
                                                   Group I Underlying Certificate Principal Distribution Amount
                                                   (as defined below) for such Distribution Date and (b) the Class
                                                   Principal Balance of the Class I-A1 Certificates;

                                                   (ii) to the Class R-2 Certificateholder, any remaining Group I
                                                   Underlying Certificate Principal Distribution Amount.

                                                   The "Group I Underlying Certificate Principal Distribution
                                                   Amount" for a Distribution Date is the amount of payments of principal received with respect to the Group I Underlying
                                                   Certificates on the related Underlying Distribution Date.

                                              Series II Certificates: Each Series II Class A Certificate will be entitled to receive on each Distribution Date as distributions of principal in the order set forth below and to the extent of Group II
                                              Principal Collections, an amount equal to:

                                                   (i) to the Class II-A1 Certificateholders, the lesser of (a)
                                                   the Group II Underlying Certificate Principal Distribution
                                                   Amount for such Distribution Date and (b) the Class Principal
                                                   Balance of the Class II-A1 Certificates;

                                                   (ii) to the Class II-A2 Certificateholders, after the Class II-
                                                   A1 Principal Balance has been reduced to zero, the lesser of
                                                   (a) the remaining Group II Underlying Certificate Principal
                                                   Distribution Amount for such Distribution Date and (b) the
                                                   Class Principal Balance of the Class II-A2 Certificates;

                                                   (iii) to the Class R-2 Certificateholder, any remaining Group
                                                   II Underlying Certificate Principal Distribution Amount.

                                                   The "Group II Underlying Certificate Principal Distribution
                                                   Amount" for a Distribution Date is the amount of payments of principal received with respect to the Group II Underlying
                                                   Certificates on the related Underlying Distribution Date.
                                                   Principal from the Group II Underlying Securities will be used to pay principal due on the Series II Class A Certificates, in the order of priority as described herein.

                                              See "DESCRIPTION OF THE OFFERED CERTIFICATES-- Distributions on the
                                              Offered Securities--Principal Distributions."

Principal Write-Downs on the
Series II Class A Certificates..............  With respect to any Group II Underlying Security, the Amount
                                              Available (as defined in the related Prospectus) in the related
                                              Certificate Account for the related Underlying Security

                                              Distribution Date may be insufficient to distribute the full
                                              Formula Principal Distribution Amount for such Underlying
                                              Security Distribution Date to the Trustee, as holder of such
                                              Underlying Security.  As a result, the aggregate outstanding
                                              Principal Balance of the Certificates relating to such Underlying
                                              Security Trust will be greater than the Pool Scheduled Principal
                                              Balance (as defined in the related Underlying Prospectus) for such Underlying Securities Distribution Date.  In such event, the amount of such deficiency will be absorbed by the Class C
                                              Certificates of the Underlying Series, then the Guarantee Fee (if any) of the Underlying Series otherwise payable to the
                                              Company, then the Monthly Servicing applicable to the
                                              Underlying Series (so long as Green Tree is Servicer), then the
                                              Class B-2 Certificates of the Underlying Series, then the Class
                                              B-1 Certificates of the Underlying Series, and then the Class M-
                                              1 Certificates of the Underlying Series.

                                              If the protection afforded by the Class C Certificates of the
                                              Underlying Series, the Guarantee Fee (if any) of the Underlying
                                              Series otherwise payable to the Company, the Monthly Servicing applicable to the Underlying Series (so long as Green Tree is
                                              Servicer), the Class B-2 Certificates of the Underlying Series and
                                              the Class B-1 Certificates of the Underlying Series

                                              is eliminated, the Group II Underlying Security may be subject to a liquidation loss. As a result, the Principal Balance of such
                                              Underlying Security will be reduced by such liquidation loss (any such reduction, a "Principal Write-Down"). When a Group II
                                              Underlying Security is subject to a Principal Write- Down, such
                                              Principal Write-Down must be applied as a reduction of the Class
                                              Principal Balance of the Series II Class A Certificates, pro rata, to the Class II-A1 and Class II-A2 Certificates.

                                              In the event that the Class Principal Balance of the Class II-A1
                                              Certificates and the Class II-A2 Certificates is subject to a
                                              Principal Write-Down, interest accruing on each such Class would be calculated on the reduced principal balance of such
                                              Class.  Interest will accrue on the Principal Write-Down at the applicable Security Pass-Through Rate.  The interest accruing on such Principal Write-Down will be distributed after
                                              distribution of the Class Interest Distribution Amount (as defined herein) for the Class II-A Certificates.

                                              Principal Write-Downs with respect to the Group II Underlying
                                              Securities and Series II Class A Certificates will not be applied to the Class I-A1 Certificates.


Special Prepayment and
Yield Considerations........................  The rate and timing of principal payments on the Offered
                                              Certificates will depend, among other things, on the rate and timing of principal payments on the Underlying Securities, which in turn will be affected by the rate and timing of
                                              principal payments (including prepayments, repurchases, defaults and liquidations) on the Underlying Contracts, and the amount and timing of defaults resulting in an Underlying Contract becoming a liquidated contract.

                                              See "YIELD AND PREPAYMENT CONSIDERATIONS"
                                              herein.

Legal Investment............................  The Offered Certificates offered hereby will constitute
                                              "mortgage related securities" under the Secondary Mortgage
                                              Market Enhancement Act of 1984 ("SMMEA") and will be
                                              "legal investments" for certain types of institutional investors to the extent provided in that Act.  See "LEGAL INVESTMENT
                                              CONSIDERATIONS" herein and "LEGAL INVESTMENT" in
                                              the Prospectus.

ERISA Considerations........................  The Offered Certificates may not be purchased by, or transferred to, any employee benefit plan subject to the Employee
                                              Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan (including individual retirement accounts)

                                              subject to Section 4975 of the Internal Revenue Code of 1986, as
                                              amended (the "Code"), except upon satisfaction of certain
                                              conditions. See "ERISA CONSIDERATIONS" herein and in the Prospectus.

Final Payment of
Principal; Termination......................  The Trust will terminate on the Distribution Date following the earliest of (i) the Distribution Date on which the Series I Class
                                              Principal Balance, the Series II Class Principal Balance, the
                                              Class I-IO Notional Balance and the Class II-IO Notional
                                              Balance have been reduced to zero, (ii) the final payment or other liquidation of the last Underlying Security in the Trust, and (iii) the Distribution Date in July, 2028.  See
                                              "DESCRIPTION OF THE OFFERED CERTIFICATES
                                             --Termination; Retirement of the Offered Certificates" herein and "THE AGREEMENTS--Termination" in the Prospectus.

Certain Federal Tax
Considerations..............................  For federal income tax purposes, the Trust created by the
                                              Pooling Agreement will be treated as two "real estate mortgage investment conduits" (the "Master REMIC" and the
                                              "Subsidiary REMIC" and each, a "REMIC").  The Offered
                                              Certificates (other than the Class I-IO and Class II-IO
                                              Certificates) and each component of the Class I-IO and Class II-
                                              IO Certificates will be "regular interests" in the Master REMIC and will be treated as debt instruments of the Master REMIC.
                                              The Class R-1 and the Class R-2 Certificates (the "Residual
                                              Certificates" or the "Class R Certificates") will constitute the sole class of "residual interests" in the Subsidiary REMIC and the Master REMIC, respectively.

                                              The holders of the Offered Certificates will be required to include in income interest on such Certificates in accordance with the accrual method of accounting.  The Class I-IO and
                                              Class II-IO Certificates will and the other Offered Certificates may, depending on their issue price, be treated as having been issued with original issue discount for federal income tax purposes.  For further information regarding the federal income tax consequences of investing in the Offered Certificates, see
                                              "CERTAIN FEDERAL INCOME TAX CONSIDERATIONS"
                                              herein and in the  Prospectus.

Rating......................................  It is a condition to the issuance of the Class I-A1 and Class I-IO
                                              Certificates that they be rated not lower than "Aaa" by Moody's and "AAA" by Fitch, respectively. It is a condition to the issuance of the Class II-A1, Class II-A2 and Class II-IO
                                              Certificates that they be rated not lower than "Aa3" by Moody's and "AA-" by Fitch, respectively. A security rating is not a recommendation to buy, sell or hold securities and may be

                                              subject to revision or withdrawal at any time by the rating agency.
                                              See "RATING" herein and "RISK FACTORS--Rating of the Offered
                                              Certificates" in the Prospectus.

                                 RISK FACTORS


         Prospective Certificateholders should consider, in addition to the factors described under "Risk Factors" in the Prospectus, the following factors in connection with the purchase of the Offered Certificates, as appropriate:

         General. An investment in the Offered Certificates may be affected by, among other things, a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile and historically have affected the delinquency, loan loss and repossession experience of pools of manufactured housing installment sale contracts. See "THE TRUST FUNDS--The Contracts" in the related Underlying Prospectus. Moreover, regardless of its location, manufactured housing generally depreciates in value. Consequently, the market value of certain Manufactured Homes could be or become lower than the outstanding principal balances of the Underlying Contracts that they secure. Sufficiently high delinquencies and liquidation losses on the Underlying Contracts will have the effect of reducing, and could eliminate the protection against loss afforded to the Underlying Class A and Class M-1 Certificates by the subordination of the related underlying Class B and Class C Certificates. If such protection is eliminated, the Class A Certificateholders and the Class M-1 Certificateholders will bear the risk of losses on the Underlying Contracts. See "Description of the Certificates--Subordination of Class M-1 Certificates, Class B Certificates, and Class C Certificates" in the Prospectus related to each Underlying Series.

         Prepayment Considerations. The prepayment experience on the related Underlying Contracts will affect the average life of each Class of Underlying Securities, which in turn will affect the average life of each Class of Offered Certificates. Prepayments on the Underlying Contracts (which include both voluntary prepayments and liquidations following default) may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality, market interest rates, changes in housing needs, job transfers and unemployment. In the event an Underlying Contract is prepaid in full, interest on such Underlying Contract will accrue only to the date of prepayment. If the Underlying Certificates of any Underlying Series are purchased at a discount and the purchaser calculates its anticipated yield to maturity based on an assumed rate of payment of principal on such Underlying Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser. See "YIELD AND PREPAYMENT CONSIDERATIONS" herein.

         Security Interests and Certain Other Aspects of the Underlying Contracts. Each Underlying Contract is secured by a security interest in a Manufactured Home (or, in the case of a Land-and-Home Contract, by a mortgage or deed of trust on the real estate to which the Manufactured Home is permanently affixed). Perfection of security interests in the Manufactured Homes and enforcement of rights to realize upon the value of the Manufactured

Homes as collateral for the Underlying Contracts are subject to a number of federal and state laws, including the Uniform Commercial Code (the "UCC") as adopted in each state and, in most states, certificate of title statutes, but generally not state real estate laws. The steps necessary to perfect the security interest in a Manufactured Home vary from state to state. Because of the expense and administrative inconvenience involved, Green Tree did not amend any certificate of title to name the Underlying Trustee as the lienholder and did not deliver any certificate of title to the Underlying Trustee or note thereon the Underlying Trustee's interest. Consequently, in some states in the absence of such an amendment to the certificate of title the assignment to the Underlying Trustee of the security interest in the Manufactured Home may not be effective or such security interest may not be perfected and in the absence of such notation or delivery to the Underlying Trustee the assignment of the security interest in the Manufactured Home to the Underlying Trustee may not be effective against creditors of Green Tree or a trustee in bankruptcy of Green Tree. Because of the expense and administrative inconvenience involved, Green Tree did not record the assignment to the Underlying Trustee of the mortgage or deed of trust securing each Land-and-Home Contract. Consequently, in some states in the absence of such recordation the assignment to the Underlying Trustee of the mortgage or deed of trust securing a Land-and-Home Contract may not be effective, and in the absence of such recordation the assignment of the mortgage or deed of trust to the Underlying Trustee may not be effective against creditors of or purchasers from Green Tree or a trustee in bankruptcy of Green Tree. In addition, numerous federal and state consumer protection laws impose requirements on lenders under installment sales contracts and installment loan agreements such as the Underlying Contracts, and the failure by the lender or seller of goods to comply with such requirements could give rise to liabilities of assignees for amounts due under such agreements and the right of set-off against claims by such assignees. These laws apply to the various Underlying Trust Funds as assignees of the Underlying Contracts. From time to time, Green Tree has been involved in litigation under consumer or debtor protection laws, some of which have been class actions. Pursuant to the Underlying Agreements, Green Tree represented and warranted that each Underlying Contract complied with all requirements of law and provided certain warranties relating to the validity, perfection and priority of the security interest in each Manufactured Home securing an Underlying Contract. A breach by Green Tree of any such warranty that materially adversely affects any Underlying Contract would require Green Tree to repurchase, or at its option substitute another manufactured housing contract for, such Underlying Contract unless such breach is cured within 90 days. If Green Tree does not honor its repurchase obligation in respect of an Underlying Contract and such Underlying Contact were to become defaulted, recovery of amounts due on such Underlying Contract would be dependent on repossession and resale of the Manufactured Home securing such Underlying Contract. Certain other factors may limit the ability of the Trust, as holder of the Underlying Securities, to realize upon the Manufactured Homes or may limit the amount realized to less than the amount due and consequently, the holders of the Offered Certificates may experience delays or losses or both. See "CERTAIN LEGAL ASPECTS OF THE CONTRACTS" in the Prospectus relating to each Underlying Series.

         Certain Matters Relating to Insolvency. The sale of the Underlying Securities from the Seller to the Depositor will be treated as a sale and according to each Prospectus relating to the Underlying Securities the transfer of the related Underlying Contracts from Green Tree to the Underlying Securities Trustee will be treated as a sale of the Underlying Contracts. However, in the event of an insolvency of Green Tree or the Seller, the receiver thereof may attempt to re-characterize the sale of the Underlying Contracts (in the case of Green Tree) and the Underlying Securities (in the case of the Seller) as a borrowing by Green Tree or the Seller, as the case may be, secured by a pledge of the applicable assets. If the receiver decided to challenge such transfers, delays in payments of the Offered Certificates and possible reductions in the amount thereof could occur. The Depositor will warrant in the Agreement that the transfer of the Underlying Securities by it to the Trust is either a valid transfer and assignment of the Underlying Securities to the Trust or the grant to the Trust of a security interest in the Underlying Securities.

         The case of Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993) contains language to the effect that accounts sold by an entity which subsequently became bankrupt remained property of the debtor's bankruptcy estate. Although the Underlying Contracts constitute chattel paper rather than accounts under the UCC, sales of chattel paper, like sales of accounts, are governed by Article 9 of the UCC. If Green Tree were to become a debtor under the federal bankruptcy code and a court were to follow the reasoning of the Tenth Circuit and apply such reasoning to chattel paper, the Trust, as holder of the Underlying Securities, could experience a delay or reduction in distributions and consequently, the holders of the Offered Certificates may experience delays or losses or both.

         Certificate Rating. The rating of the Offered Certificates will depend primarily on an assessment by the Rating Agencies of the Underlying Securities. The rating by the Rating Agencies of the Offered Certificates is not a recommendation to purchase, hold or sell the Offered Certificates, inasmuch as such rating does not comment as to the market price or suitability for a particular investor. There is no assurance that the ratings will remain in place for any given period of time or that the ratings will not be lowered or withdrawn by the Rating Agencies.


                       GREEN TREE FINANCIAL CORPORATION

General

         Green Tree is a Delaware corporation which purchases, pools, sells and services conditional sales contracts for manufactured housing throughout the nation. Green Tree is the largest servicer of manufactured housing government insured or guaranteed contracts and of conventional manufactured housing contracts in the United States. Green Tree acts as Servicer of the Underlying Contracts. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of Green Tree. Through its principal offices in Saint Paul, Minnesota and service centers throughout the United States, Green Tree serves all 50 states. Green Tree's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (612) 293-3400). Green Tree's Annual Report on Form 10-K for the year ended December 31, 1996, most recent Proxy Statement and, when available, subsequent quarterly and annual reports are available from Green Tree upon written request.

Delinquency, Loan Loss and Repossession Experience

         For the delinquency, loan loss and repossession experience of the portfolio of conventional manufactured housing contracts serviced by Green Tree, see Appendix II.

Recent Developments

         Green Tree recently announced that it has decided to take a supplemental reserve of $190 million against the valuation of its interest only securities in the quarter ended December 31, 1997, and that the carrying value of its interest only securities should be reduced by an additional $200 million in the audited financial statements for 1996, which are being restated accordingly.

         Green Tree has recently received 26 securities law complaints filed in U.S. District Court. The complaints allege that Green Tree and certain of its officers omitted or misrepresented material facts about the business and financial condition of Green Tree in violation of federal securities laws. The complaints seek class action status. The Prospectus for Green Tree's most recent issue of manufactured housing pass-through certificates states that Green Tree has reviewed the complaints and believes the allegations to be without merit, and that Green Tree plans a vigorous defense against the lawsuits.

                   DESCRIPTION OF THE UNDERLYING SECURITIES

         Each Underlying Security represents a portion of certain senior and subordinate interests in nine separate pools of Underlying Contracts originated and sold to the related Underlying Securities Trust by Green Tree. The Underlying Securities of each Underlying Series were issued pursuant to a separate pooling and servicing agreement (each, an "Underlying Agreement") between Green Tree, as Seller and Servicer and the applicable Underlying Securities Trustee. The description of the Underlying Securities, the Related Senior Certificates and the Underlying Agreements that follows is a summary of certain of the terms and provisions relating to each of the Underlying Series and does not purport to be complete. Such description is subject to and is qualified in its entirety by reference to Appendix I and to the actual terms and provisions of the Underlying Agreements, as well as the Prospectuses relating to the Underlying Securities.

         Set forth below is certain information relating to the Underlying Securities of each Underlying Series as of the date indicated.

====================================================================================================================



                                                                                                Underlying Security
                                                                      Underlying Security         Principal Amount
                                              Underlying Security    Balance as of Date of    Purchased by Depositor
                           Date of              Principal Amount        Issuance and of          as a Percentage of
Series and Class           Issuance         Purchased by Depositor       Reference Date         Underlying Security
----------------           --------         ----------------------       --------------         -------------------
--------------------------------------------------------------------------------------------------------------------
     1997-4             June 30, 1997
   Class A-7                                      $15,600,000             $105,000,000                  14.86%
--------------------------------------------------------------------------------------------------------------------
     1997-3             May 29, 1997
   Class A-6                                      $40,980,000             $105,000,000                  39.03%
   Class A-7                                       $7,000,000             $144,000,000                   4.86%
--------------------------------------------------------------------------------------------------------------------
     1997-2             March 31, 1997
   Class A-7                                       $8,000,000             $136,617,000                   5.86%
--------------------------------------------------------------------------------------------------------------------
     1996-9             Nov. 7, 1996
   Class A-6                                       $4,750,000             $122,750,000                   3.87%
--------------------------------------------------------------------------------------------------------------------
     1996-8             Sept. 30, 1996
   Class A-6                                      $10,000,000             $114,000,000                   8.77%
   Class M-1                                      $28,750,000              $48,000,000                  59.90%
--------------------------------------------------------------------------------------------------------------------
     1996-6             July 31, 1996
   Class M-1                                      $15,000,000              $38,000,000                  39.47%
--------------------------------------------------------------------------------------------------------------------
     1996-5             June 27, 1996
   Class A-6                                       $8,000,000              $67,000,000                  11.94%
   Class M-1                                       $9,405,000              $41,405,000                  22.71%
--------------------------------------------------------------------------------------------------------------------
     1996-3             April 22, 1996
   Class A-6                                       $5,000,000              $73,650,000                   6.79%
   Class M-1                                       $5,000,000              $33,470,000                  14.94%
--------------------------------------------------------------------------------------------------------------------

     1996-2             March 21, 1996
   Class A-5                                       $5,000,000              $81,860,000                   6.11%
--------------------------------------------------------------------------------------------------------------------
     1995-9             Nov. 16, 1995
   Class A-6                                      $10,500,000              $88,000,000                  11.93%
   Class M-1                                      $16,400,000              $35,900,000                  45.68%
====================================================================================================================

==================================================================================================================================
                                                                      Underlying Security
                                                                        Principal Amount
                                                                          Purchased by
                                                                         Depositor as a
                                                   Approximate            Percentage of
                     Approximate Underlying    Underlying Contract    Underlying Contract    Subordinated     Underlying Security
                    Contract Pool Balance as    Pool Balance as of         Pool as of       Amount(1) as of   Pass-Through Rate as
Series and Class       of Date of Issuance        Reference Date         Reference Date      Reference Date    of Reference Date
----------------       -------------------        --------------         --------------      --------------    -----------------
----------------------------------------------------------------------------------------------------------------------------------
     1997-4               $520,000,000             $493,767,466.79                             $78,000,000
   Class A-7                                                                  3.16%                                  7.36%(2)
----------------------------------------------------------------------------------------------------------------------------------
     1997-3               $800,000,000             $759,852,367.28
   Class A-6                                                                  5.39%           $120,000,000           7.32%
   Class A-7                                                                  0.92%           $120,000,000           7.64%(2)
----------------------------------------------------------------------------------------------------------------------------------
     1997-2               $550,000,000             $516,924,910.58
   Class A-7                                                                  1.55%            $82,500,000           7.62%(2)
----------------------------------------------------------------------------------------------------------------------------------
     1996-9               $450,000,000             $400,944,925.62
   Class A-6                                                                  1.18%            $69,750,000           7.69%(2)
----------------------------------------------------------------------------------------------------------------------------------
     1996-8               $600,051,865             $527,724,305.59
   Class A-6                                                                  1.89%            $93,051,865           7.60%(2)
   Class M-1                                                                  5.45%            $45,051,865           7.85%(2)
----------------------------------------------------------------------------------------------------------------------------------
     1996-6               $475,000,025             $411,292,598.54
   Class M-1                                                                  3.65%            $35,625,025           7.95%(2)
----------------------------------------------------------------------------------------------------------------------------------
     1996-5               $517,584,659             $446,763,599.99
   Class A-6                                                                  1.79%            $80,225,659           7.75%
   Class M-1                                                                  2.11%            $38,820,659           8.05%(2)
----------------------------------------------------------------------------------------------------------------------------------
     1996-3               $371,878,810             $316,913,685.10
   Class A-6                                                                  1.58%            $63,228,810           7.85%(2)
   Class M-1                                                                  1.58%            $29,758,810           7.70%(2)
----------------------------------------------------------------------------------------------------------------------------------
     1996-2               $465,268,332             $391,858,308.53
   Class A-5                                                                  1.28%            $79,068,332           7.65%(2)
----------------------------------------------------------------------------------------------------------------------------------
     1995-9               $398,796,644             $318,094,861.73
   Class A-6                                                                  3.30%            $67,796,644           7.30%(2)

   Class M-1                                                                  5.16%            $31,896,644           7.20%(2)
==================================================================================================================================

(1) With respect to each Group I Underlying Security, the Subordinated Amount is the principal balance of the Class M-1, Class B-1 and Class B-2 Certificates from the related Underlying Securities Trust. With respect to each Group II Underlying Security, the Subordinated Amount is the principal balance of the Class B-1 and Class B-2 Certificates from the related Underlying Securities Trust.

(2) The Underlying Series and the Underlying Pass-Through Rate for each Underlying Security is subject to a maximum rate equal to the weighted average of the Contract Rates on each Contract in the respective Contract Pool, computed on the basis of a 360-day year of twelve 30-day months, as described in "Summary of Terms Relating to the Underlying Series--Maximum Pass-Through Rates" in Appendix I.

         Certain information relating to the Underlying Securities filed by or on behalf of Green Tree Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates with the United States Securities Exchange Commission (the "Commission") can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following regional offices of the
Commission: New York Regional Office, Suite 1300, 7 World Trade Center, New York, New York 10048; Los Angeles Regional Office, 5670 Wilshire Boulevard, 11th Floor, Los Angeles, California 90036; and Chicago Regional Office, Suite 1400, 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington D.C. 20549, at prescribed rates. In addition, the Commission maintains a Website that contains certain information regarding the Underlying Securities. The address of the Commission's Website is http://www.sec.gov.

         See the Prospectuses relating to the Underlying Securities for a description of the method by which the Underlying Pass-Through Rate for the Related Senior Certificates is determined and the amount of principal and interest to which the Related Senior Certificates is entitled on any Underlying Securities Distribution Date. As to any Underlying Securities Distribution Date, the Underlying Securities of an Underlying Series are not entitled to any distributions of principal or interest until the Related Senior Certificates have received the maximum amount of principal and interest to which they are entitled on such Underlying Securities Distribution Date.

Distributions

         On each Underlying Securities Distribution Date, the related Underlying Securities will be entitled to receive, to the extent that the Amount Available (as defined in the Prospectus relating to each Underlying

Security) in the related Certificate Account is sufficient therefor, distributions allocable to interest and principal, as further described in the related Underlying Prospectus.

Interest Distributions on the Underlying Securities

         Interest on each Underlying Security will accrue from the most recent Underlying Securities Distribution Date on which interest has been paid to but excluding the following Underlying Securities Distribution Date.

         With respect to each Group I Underlying Security, interest will be distributable to each Class of the Related Class A Certificates concurrently. With respect to a Group I Underlying Security, the "Related Class A Certificates" are the Class A Certificates issued in addition to the related Group I Underlying Security. In the event that, on a particular Underlying Securities Distribution Date, the Amount Available with respect to an Underlying Securities Trust is not sufficient to make a full distribution of interest to the related Underlying Security and to the Related Class A Certificates, the amount of interest to be distributed in respect of such Certificates will be allocated among such Certificates pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such Certificateholders will be entitled to receive on the next Underlying Securities Distribution Date. Any amount carried forward will bear interest at the applicable Underlying Pass-Through Rate.

         With respect to each Group II Underlying Security, interest will be distributable to each Class of the Related Senior Certificates concurrently. Then, with respect to all Underlying Series except for Series 1995-9 and Series 1996-3, interest will be distributable to such Group II Underlying Security on the Adjusted Balance of such Class. With respect to Series 1995-9 and Series 1996-3, interest is distributable to each Group II Underlying Security on its Adjusted Balance after the distribution of principal to the Related Senior Certificates in an amount equal to the applicable Class Percentage (as defined in the related Underlying Prospectus) of the related Formula Principal Distribution Amount. The "Adjusted Balance" of a Group II Underlying Security is the initial balance thereof less amounts previously distributed on account of principal on such Group II Underlying Security less any liquidation losses allocated to such Group II Underlying Security. In the event that after payment of interest on the Related Senior Certificates the remaining Amount Available is not sufficient to make a full distribution of interest to the holders of such Group II Underlying Security, the amount of interest to be distributed in respect of such Class will be allocated among the outstanding Certificates of such Class pro rata in accordance with their respective entitlements to interest, and the amount of the shortfall will be carried forward and added to the amount such Certificateholders will be entitled to receive on the next Underlying Securities Distribution Date.


         Any amount carried forward will bear interest at the applicable underlying Pass-Through Rate. In the event of the reduction of the Class Principal Balance of a Group II Underlying Security due to a liquidation loss, interest will accrue on such liquidation loss at the applicable Underlying Pass-Through Rate. The interest accruing on such liquidation loss, plus interest at the applicable Underlying Pass- Through Rate due on a prior Remittance Date but not paid, would be payable to the Trustee, as holder of the Group II Underlying Security, from the Amount Available after distribution of principal on such Underlying Security but prior to any distribution of principal on a Class subordinate to such Underlying Security.

Principal Distributions on the Underlying Securities

         On (i) each Group I Underlying Securities Distribution Date following the Underlying Securities Distribution Date on which the Principal Balance of the Related Senior Certificates of the related Underlying Series has been reduced to zero, the Group I Underlying Securities of an Underlying Series, to the extent of the related Amount Available after distributions of interest on such Underlying Securities, and (ii) each Group II Underlying Securities Distribution Date on which either the Related Senior Certificates of the related Underlying Series have been paid in full or certain distribution tests have been met, the Group II Underlying Securities of the Underlying Series, to the extent of the related Amount Available after distributions of interest and principal (as applicable) on such Underlying Securities, will be entitled to receive:

                  (a) the lesser of (1) the product of (x) the applicable Underlying Class Percentage and (y) the Formula Principal Distribution Amount of each Underlying Series, which is generally equal to the sum of (i) all scheduled payments of principal on each outstanding Underlying Contract during the period in which the Distribution Date occurs for the related Underlying Securities (after adjustments for previous Partial Principal Prepayments and after any adjustments to an Underlying Contract's amortization schedule as a result of a bankruptcy or a similar proceeding involving the related Obligor), (ii) the Scheduled Principal Balance (as defined in each related Underlying Prospectus) of each Underlying Contract which was purchased by Green Tree pursuant to the related Agreement on account of certain breaches of its representations and warranties, (iii) all Partial Principal Prepayments applied and all Principal Prepayments in Full received during such period, (iv) the Scheduled Principal Balance (as defined below) of each Underlying Contract that became a Liquidated Contract (as defined in the related Underlying Prospectus) for such period, plus the amount of any reduction in the outstanding principal balance of an Underlying Contract during such period ordered as the result of a bankruptcy or similar proceeding involving the related Obligor; and (v) with respect to all Underlying Series except for Series 1995-9, Series 1996-2 and Series 1996-3, without duplication of the foregoing, all collections in respect of principal on the Underlying Contracts received during the related period in which such Distribution Date occurs up to and including the third business day prior to such Distribution Date (but in no event later than the 10th day of the month prior to such Distribution Date), minus (vi) with respect to the all Distribution Dates other than the first Distribution Date for each related Underlying Series, the amount included in the Formula Principal Distribution Amount for the preceding Distribution Date by virtue of clause (v) of the definition of the Formula Principal Distribution Amount; and (2) the Principal Balance of such Underlying Securities; provided, however, that on the Underlying Securities Distribution Date the principal balance of the Related Senior Certificates is reduced to zero, the amounts described in subclause (i) of this clause (a) shall be reduced by the portion of the amount for such Underlying Securities Distribution Date that is distributed on the Related Senior Certificates in respect of principal; and

                  (b) if distribution of the amount of principal calculated pursuant to clause (a) above was not made in full on a previous Underlying Securities Distribution Date, the difference between (i) the amount of principal which should have been distributed as principal on the previous Underlying Securities Distribution Date if there had been sufficient related Amounts Available and (ii) the amount of principal actually distributed on such previous Underlying Securities Distribution Date (the "Unpaid Principal Shortfall"), as applicable.

                  For any date, the "Principal Balance" of an Underlying Security is the principal balance reported as such in the most recent Monthly Report.

Early Retirement of the Underlying Securities

         At its option either the Servicer or Green Tree may repurchase from an Underlying Securities Trust all remaining related Underlying Contracts, and thereby effect early retirement of the related Underlying Security, on any Underlying Securities Distribution Date on which the Pool Scheduled Principal Balance (as defined in the related Underlying Prospectus) of such Underlying Series is less than 10% of the Cut-off Date Pool Principal Balance of such Underlying Series (as defined in the related Underlying Prospectus). Proceeds of such repurchase attributable to an Underlying Security will be payable to the Trustee, as holder of the Underlying Security, and the Offered Certificates then entitled to principal will receive such proceeds.


                      YIELD AND PREPAYMENT CONSIDERATIONS

         The rate of payment of principal of the Offered Certificates will be determined by the rate of payment of principal of the Underlying Securities. The rate of payment of principal of the Underlying Securities will be determined by the rate of payment of principal (including prepayments, repurchases, defaults and liquidations) of the Underlying Contracts. The weighted average life of a security refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in reduction of principal of such security (assuming no losses). The weighted average lives of the Offered Certificates will be affected by, among other things, the rate at which principal of the Underlying Contracts is paid, which may be in the form of scheduled amortization, prepayments or liquidations. See "-Prepayment Considerations with respect to the Underlying Contracts."

         Furthermore, as more fully described in each Underlying Prospectus, none of the Group I Underlying Securities are entitled to principal distributions until all Related Senior Certificates have been paid in full. In addition, in the event that certain distribution tests are met, a Group I Underlying Security and the Related Class A Certificates will share in principal collections with the subordinate certificates of the related Underlying Series. In addition, none of the Group II Underlying Securities are entitled to distributions in respect of principal until either the Related Senior Certificates of the related Underlying Series have been paid in full or certain distribution tests have been met. If such distribution tests are met, the applicable Group II Underlying Security will share in principal collections with the Related Senior Certificates.

         The yield to an investor who purchases the Offered Certificates in the secondary market at a price other than par will vary from the anticipated yield if the rate of prepayment on the Underlying Contracts is actually different than the rate anticipated by such investor at the time such Offered Certificates were purchased.

         The yield to maturity on the Class I-IO and Class II-IO Certificates will be particularly sensitive to the principal prepayment, repurchase and default experience of the Underlying Contracts. Investors should carefully consider the risk that a rapid rate of principal prepayments on the Contracts or repurchases of Contracts will have an adverse effect on the yield to investors in the Class I-IO and Class II-IO Certificates and, under certain scenarios, could result in the failure of such investors to recover their initial investments.

         No assurance can be given as to the level of prepayments that will be experienced by the Underlying Contracts. See "DESCRIPTION OF THE
SECURITIES--Weighted Average Life of the Securities" in the Prospectus.

         The rate of prepayment on the Underlying Contracts cannot be predicted. The prepayment experience with respect to the Underlying Contracts may be affected by a wide variety of factors, including general and regional economic conditions, prevailing interest rate levels, the availability of alternative financing and homeowner mobility. Natural disasters may also influence prepayments. In addition, repurchases of Underlying Contracts on account of certain breaches of representations and warranties, have the effect of prepaying such Underlying Contracts and therefore would affect the average lives of the Offered Certificates. The prepayment experience on manufactured housing contracts varies greatly.

Prepayment Considerations with respect to the Underlying Contracts

         The Underlying Contracts generally may be prepaid in full or in part without penalty. FHA Contracts and VA Contracts may be prepaid at any time without penalty. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates, may influence prepayments. In addition, repurchases of Underlying Contracts on account of certain breaches of representations and warranties have the effect of prepaying such Underlying Contracts and therefore would affect the average life of the related Underlying Securities. Most of the Underlying Contracts contain a "due-on-sale clause" that would permit the Servicer to accelerate the maturity of an Underlying Contract upon the sale of the related Manufactured Home. In the case of those Underlying Contracts that do contain due-on-sale clauses, the Servicer will permit assumptions of such Underlying Contracts if the purchaser of the related Manufactured Home satisfies Green Tree's then-current underwriting standards.

         There is no assurance, however, that prepayment of the Underlying Contracts will conform to any level of prepayment, and no representation is made that the Underlying Contracts will prepay at any particular prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which manufactured homeowners sell their manufactured homes or default on their contracts. Increased competition among manufactured housing lenders and recently declining interest rates have had the effect of increasing the prepayment rates of Green Tree's contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes. In the case of mortgage loans secured by site-built homes, in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease.

         Obligors who have entered bankruptcy proceedings and have had their monthly scheduled payment reduced as a result of an extension of the term of the related Underlying Contract may not be pursued by

Green Tree as delinquent, and accordingly Green Tree uses the reduced monthly payment in calculating the Formula Principal Distribution Amount for each Remittance Date thereafter. If, however, the principal amount of the Underlying Contract were reduced in such bankruptcy proceedings, such reduction would be recognized as a loss immediately and added to the Formula Principal Distribution Amount.


         Although partial prepayments of principal on Underlying Contracts are applied on scheduled payment dates for such Underlying Contracts, Obligors are not required to pay interest on Underlying Contracts after the date of a full prepayment of principal. As a result, full prepayments on Underlying Contracts in advance of the scheduled payment dates for such Underlying Contracts in any Due Period will reduce the amount of interest received from Obligors during such Due Period. Subject to the availability of the subordination provided by the Class M-1, Class B and Class C Certificates of an Underlying Series, such subordination would apply to the net shortfall of interest received on account of prepayments in full in any Due Period so that the amount of interest paid on a Class of Class A Certificates of such Series on the following Remittance Date would not be affected by such shortfall.


                    DESCRIPTION OF THE OFFERED CERTIFICATES

         The Offered Certificates will be issued pursuant to the Agreement. The form of the Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the Prospectus is a part. The following summaries describe certain provisions of the Agreement. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Agreement. Wherever particular sections or defined terms of the Agreement are referred to, such sections or defined terms are hereby incorporated herein by reference.

General

         The Offered Certificates will be issued in denominations of $1,000 and integral multiples thereof and will evidence specified undivided interests in the Trust. The property of the Trust will consist of, to the extent provided in the Agreement: (i) the Underlying Securities; (ii) collections on the Underlying Securities received after the Reference Date; and (iii) the Distribution Accounts (excluding net earnings thereon). Definitive Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the Trustee, which will initially act as Certificate Registrar. See "Registration of the Offered Certificates" below. No service charge will be made for any registration, exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

         The aggregate undivided interest in the Trust represented by the Series I Certificates as of the Closing Date (as defined herein) will equal $114,830,000 of principal, which represents 100% of the aggregate Reference Date Balance of the Group I Underlying Securities. The principal amount of the outstanding Group I Certificates (the "Group I Class Principal Balance") on any Distribution Date is equal to the original Group I Class Principal Balance thereof on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders of the Group I Offered Certificates. The aggregate undivided interest in the Trust represented by the Series II Certificates as of the Closing Date (as defined herein) will equal $74,555,000 of principal, which represents 100% of the aggregate Reference Date Balance of the related Group II Underlying Securities. The principal amount of the outstanding Group II Certificates (the "Group II Class Principal Balance") on any Distribution Date is equal to the original Group II Class Principal Balance thereof on the Closing Date minus the aggregate of amounts actually distributed as principal to the holders of the Group II Offered Certificates minus any Principal Write- Downs. See "-Distributions on the Offered Certificates" below. Each Offered Certificate represents the right to receive payments of interest at the related Security Pass-Through Rate as described below and payments of principal with respect to the Class A Certificates as described below.

         Each of the Class I-IO and Class II-IO Certificates will have no Class Principal Balance and will receive distributions of interest on the Class I-IO Notional Amount and the Class II-IO Notional Amount, respectively, with respect to any Distribution Date. The "Class I-IO Notional Amount" is the Group I Pool Balance (as defined above) as of the previous Distribution Date after giving effect to distributions on such Distribution Date. The "Class II-IO Notional Amount" is the Group II Pool Balance as of the previous Distribution Date.

         The holder of an Offered Certificate is referred to herein as a "Certificateholder."

Registration of the Offered Certificates

         The Offered Certificates will initially be registered in the name of Cede & Co., the nominee of DTC. DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants"). Certificate Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Offered Certificates may do so only through Participants (unless and until Definitive Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Offered Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, it is anticipated that the only "Certificateholder" of the Offered Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

         Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and DTC participants. While the Offered Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Offered Certificates and is required to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants with whom Certificate Owners have accounts with respect to Offered Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

         Upon issuance of Definitive Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

         DTC has advised the Depositor and the Trustee that, unless until Definitive Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC accounts the Offered Certificates are credited. DTC has advised the Depositor that DTC will take such action with respect to any Percentage Interests of the

Offered Certificates only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Offered Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Offered Certificates.

         Issuance of Offered Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Offered Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Offered Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect Participants or Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

         DTC, which is a New York-chartered limited purpose trust company, performs services for its participants, some of which (and/or their representatives) own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each DTC participant (a

"Participant") in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the rules, regulations and procedures governing DTC and DTC participants as in effect from time to time.

         DTC has advised the Depositor and the Trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Offered Certificates which conflict with actions taken with respect to other Certificates.

         Definitive Certificates will be issued in registered form to Certificateholders, or their nominees, rather than to DTC (such Certificates being referred herein as "Definitive Certificates"), only if (i) DTC or the Depositor advises the Trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Offered Certificates and the Depositor or the Trustee is unable to locate a qualified successor or (ii) the Depositor, at its sole option, advises the Trustee in writing that it elects to terminate the book-entry system through DTC.

         Upon the occurrence of any of the events described in the immediately preceding paragraph, the Trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificates representing the Book- Entry Certificates and instructions for re-registration, the Trustee will issue Definitive Certificates, and thereafter the Trustee will recognize the holders of such Definitive Certificates as Certificateholders under the Agreement.

         Although DTC has agreed to the foregoing procedures in order to facilitate transfers of Offered Certificates among participants of DTC it is under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Assignment of Underlying Securities

         The Depositor will acquire the Underlying Securities for deposit into the Trust from the Seller. At the time of issuance of the Offered
Certificates, the Depositor will cause the beneficial interest in such Underlying Securities, which will be held in book-entry form through the facilities of The Depository Trust Company, to be delivered to the Trustee's participant account at The Depository Trust Company.

         The Seller will make certain representations and warranties as to the accuracy in all material respects of certain information furnished to the

Trustee with respect to each Underlying Security (e.g., Reference Date Balance and the related Underlying Pass-Through Rate). In addition, the Seller will represent and warrant, on the Closing Date, that, among other things: (i) the Seller has transferred all of its right, title and interest in each Underlying Security, free of any lien; and (ii) each Underlying Security is entitled to the benefits of the related Underlying Agreement. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the Certificateholders in the related Underlying Security, the Seller will have a period of 60 days after discovery or notice of the breach to effect a cure. If the breach cannot be cured within the 60-day period, the Seller will be obligated to repurchase such Underlying Security from the Trust.

Payments on Underlying Securities; Deposits to Distribution Accounts

         The Trustee will establish and maintain two separate accounts (the "Group I Distribution Account" and the "Group II Distribution Account") into which will be deposited all amounts received on the Underlying Securities for distribution to related Certificateholders on any Distribution Date. Amounts received on the Group I Underlying Securities will be deposited into the Group I Distribution Account. Amounts received on the Group II Underlying Securities will be deposited into the Group II Distribution Account. Each Distribution Account will be an Eligible Account. Amounts on deposit therein will be invested in Permitted Investments (as defined in the Agreement) maturing on or before the Business Day prior to the related Distribution Date.

         An "Eligible Account" means any account which is (i) an account maintained with an Eligible Institution (as defined below); (ii) an account or accounts the deposits in which are fully insured by either the Bank Insurance Fund or the Savings Association Insurance Fund of the FDIC; (iii) "segregated trust account" maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution or trust company (or, if such depository institution or trust company is a subsidiary of a bank holding company system and such depository institution's or trust company's securities are not rated, the securities of the bank holding company) has a credit rating from each of Moody's, S&P (if rated by S&P) and Fitch (if rated by Fitch) in one of its generic credit rating categories which signifies investment grade; or (iv) an account that will not cause Moody's, S&P and Fitch to downgrade or withdraw its then-current rating assigned to the Certificates, as confirmed in writing by Moody's, S&P and Fitch. An "Eligible Institution" means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), whose short-term deposits have been rated "P-1" by Moody's, A-1+" by S&P and "F-1" by Fitch (if rated by Fitch), and in one of the two highest rating categories by Moody's, S&P and Fitch (if rated by Fitch) in the case of unsecured long-term debt, and which is subject to supervision and examination by federal or state authorities. The Trustee may invest the funds in the Distribution

Accounts in Permitted Investments that will mature not later than the business day preceding the applicable monthly Distribution Date. Eligible Investments include, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States; federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions; certain repurchase agreements with eligible institutions; corporate securities assigned at least an "Aa2" ratings by Moody's, the highest rating by S&P and in one of the two highest rating categories by Fitch (if rated by Fitch), not in excess of 10% of amounts in the Certificate Account at the time of such investment; commercial paper assigned at least an "P-1" rating by Moody's, "A-1" + by S&P and an "F-1+" rating by Fitch (if rated by Fitch) at the time of such investment; and shares of a registered investment company, whose shares are registered under the Securities Act of 1933 and which are rated by Moody's, by S&P and by Fitch (if rated by Fitch) in their respective highest rating category.

         Permitted Investments are specified in the Agreement and are limited to investments which meet the criteria of the Rating Agencies from time to time as being consistent with their then current ratings of the Offered Certificates.

Allocations and Collections

         With respect to each Group of Underlying Securities, amounts received on the related Underlying Securities Trust and (i) allocable to interest (the "Interest Collections") will be applied to make interest distributions on the related Offered Certificates and (ii) allocable to principal (the "Principal Collections") will be applied to make principal distributions on the related Offered Certificates. In the event that either Green Tree or the Servicer exercises its option to repurchase the Underlying Contracts of the related Securities Trust, proceeds of such repurchase attributable to an Underlying Security will be included as Principal Collections.

Distributions on the Offered Certificates

         Beginning with the first Distribution Date (which will occur on March 16, 1998), distributions on the Offered Certificates will be made by the Trustee or the Paying Agent on each Distribution Date to the persons in whose names such Offered Certificates are registered at the close of business on the day prior to each Distribution Date or, if the Offered Certificates are no longer Book-Entry Certificates, at the close of business on the last day of the month preceding such Distribution, Date (the "Record Date"). The term "Distribution Date" means the fifteenth day of each month or, if such date is not a Business Day, then the first Business Day following such date. Distributions will be made by check mailed (or upon the request of a Certificateholder owning Certificates having denominations aggregating at least $5,000,000, by wire transfer pursuant to written instructions delivered to the Trustee at least ten days prior to such Distribution Date) to the address appearing on the Certificate Register. However, the final distribution in respect of the Offered Certificates will be made only upon presentation and surrender thereof to the Paying Agent for cancellation. For purposes of the Agreement, a "Business Day" is any day defined as such in the Underlying Agreements and any day other than a day on which banking institutions in the State of Minnesota are required or authorized by law to be closed.

         The Paying Agent. The Paying Agent shall initially be the Trustee, (together with any successor thereto in such capacity, the "Paying Agent"). The Paying Agent shall have the revocable power to withdraw funds from the Distribution Account for the purpose of making distributions to the Certificateholders.

         Interest Distributions. On each Distribution Date, the Trustee or the Paying Agent will make distributions of interest on the Offered Certificates from Interest Collections on the Underlying Securities, after payment of the Trustee Fee, in respect of the Underlying Securities Distribution Date in the month of such Distribution Date (and with respect to the first Distribution Date, each Underlying Securities Distribution Date in the month preceding such Distribution Date). Interest Collections with respect to the Group I Underlying Securities are referred to herein as "Group I Interest Collections". Interest Collections with respect to the Group II Underlying Securities are referred to herein as "Group II Interest Collections".

         Each Group I Underlying Security is divided into two components (each, a "Component") consisting of an interest only strip (the "Group I Interest-Only Component") and a par rate coupon with principal and interest (the "Group I Principal Component"). Each Group I Interest-Only Component bears interest on the related Notional Amount at a rate (the "Class I-IO Strip Rate") equal to (a) the weighted average of the Underlying Pass-Through Rates of the Group I Underlying Securities (listed below) minus (b) the Group I Principal Component Pass-Through Rate minus (c) the Group I Trustee Fee. The "Group I Principal Component Pass-Through Rate" is equal to the Class I-A1 Pass-Through Rate.

         Each Group II Underlying Security is divided into two Components consisting of an interest only strip (the "Group II Interest-Only Component") and a par rate coupon with principal and interest (the "Group II Principal Component"). Each Group II Interest-Only Component bears interest on the related Notional Amount at a rate (the "Class II-IO Strip Rate") equal to (a) the weighted average of the Underlying Pass-Through Rates of the Group II Underlying Securities (listed below) minus (b) the Group II Principal Component Pass-Through Rate minus (c) the Group II Trustee Fee. The "Group II Principal Component Pass-Through Rate" is equal to the weighted average of the Class II-A1 Pass-Through Rate and Class II-A2 Pass-Through Rate.

The Group I Underlying Security Pass-Through Rates are as follows:
         Underlying Series 1997-4, Class A-7:  7.36%*
         Underlying Series 1997-3, Class A-6:  7.32%

         Underlying Series 1997-3, Class A-7:  7.64%*
         Underlying Series 1997-2, Class A-7:  7.62%*
         Underlying Series 1996-9, Class A-6:  7.69%*
         Underlying Series 1996-8, Class A-6:  7.60%*
         Underlying Series 1996-5, Class A-6:  7.75%
         Underlying Series 1996-3, Class A-6:  7.85%*
         Underlying Series 1996-2, Class A-5:  7.65%*
         Underlying Series 1995-9, Class A-6:  7.30%*

The Group II Underlying Security Pass-Through Rates are as follows:
         Underlying Series 1996-8, Class M-1:  7.85%*
         Underlying Series 1996-6, Class M-1:  7.95%*
         Underlying Series 1996-5, Class M-1:  8.05%*
         Underlying Series 1996-3, Class M-1:  7.70%*
         Underlying Series 1995-9, Class M-1:  7.20%*

-------------
* Subject to the weighted average of the rates on the Underlying Contracts in the applicable Contract Pool.

          All Group I Principal Components will be combined into a single par coupon tranche (the "Series I Principal Coupon Tranche"), resulting in the Series I Class A Certificates. All Group II Principal Components will be combined into a single par coupon tranche (the "Series II Principal Coupon Tranche") and the Series II Principal Coupon Tranche will be sequentially tranched by maturity, resulting in the Series II Class A Certificates.

         After payment of the applicable Trustee Fee, on each Distribution Date and with respect to each Class of Offered Certificates, each such Class will be entitled to receive an amount (the "Class Interest Distribution Amount") equal to the sum of (i) interest accrued thereon during the related Interest Period at the related Pass-Through Rate or Strip Rate on the related Class Principal Balance or Notional Amount of the related Class and (ii) the sum of the amounts, if any, by which the amount described in clause (i) above with respect to such Class on each prior Distribution Date exceeded the amount actually distributed as interest on such prior Distribution Dates and not subsequently distributed ("Unpaid Interest Amounts") and interest thereon at the related Pass-Through Rate or Strip Rate to the extent legally permissible. Distributions in respect of interest on any Class of Certificates will be applied first in respect of Unpaid Interest Amounts and second in respect of any interest accrued during the related Interest Period.

         The Series I Certificates: With respect to each Distribution Date, Group I Interest Collections on deposit in the Group I Distribution Account will be distributed in the following order of priority:

                  (i) to the Trustee, the Group I Trustee Fee, plus the amount of any unpaid Group I Trustee Fee;

                  (ii) to interest on each Class of Group I Certificates, up to the Class Interest Distribution Amount for each such Class, pro rata based on their respective interest entitlements; and

                  (iii) the remainder to the Class R-2 Certificate.

         The Series II Certificates: With respect to each Distribution Date, Group II Interest Collections on deposit in the Group II Distribution Account will be distributed in the following order of priority:

                  (i) to the Trustee, the Group II Trustee Fee, plus the amount of any unpaid Group I Trustee Fee;

                  (ii) to interest on each Class of Group II Certificates, up to the Class Interest Distribution Amount for each such Class, pro rata based on their respective interest entitlements;

                  (iii) to the Trustee, accrued and unpaid Group II Trustee Fee on the aggregate Principal Write-Downs;

                  (iv) to accrued and unpaid interest on the aggregate Principal Write-Downs on each Class of Group II
                  Certificates, pro rata based on their respective entitlement thereto; and

                  (v) the remainder to the Class R-2 Certificates.

         Principal Distributions. On each Distribution Date, a distribution allocable to principal will be made on the Series I Offered Certificates up to the maximum amount that will have been distributed on the related Underlying Securities on the related Underlying Securities Distribution Dates. On each Distribution Date, a distribution allocable to principal will be made on the Series II Offered Certificates up to the maximum amount that will have been distributed on the related Underlying Securities on the Underlying Securities Distribution Dates.

         Series I Certificates: Each Series I Class A Certificate will be entitled to receive on each Distribution Date as distributions of principal in the order set forth below and to the extent of Group I Principal Collections, an amount equal to:

          (i) to the Class I-A1 Certificateholders, the lesser of (a) the Group I Underlying Certificate Principal Distribution Amount (as defined below) for such Distribution Date and (b) the Class Principal Balance of the Class I-A1 Certificates; and

         (ii) to the Class R-2 Certificateholder, any remaining Group I Underlying Certificate Principal Distribution Amount.

         The "Group I Underlying Certificate Principal Distribution Amount" for a Distribution Date is the amount of payments of principal received with respect to the Group I Underlying Certificates on the related Underlying Distribution Date. Principal from the Group I Underlying Securities will be used to pay principal due on the Series I Class A Certificates, in the order of priority described herein.

         Series II Certificates: Each Series II Class A Certificate will be entitled to receive on each Distribution Date as distributions of principal in the order set forth below and to the extent of Group II Principal Collections, an amount equal to:

          (i) to the Class II-A1 Certificateholders, the lesser of (a) the Group II Underlying Certificate Principal Distribution Amount for such Distribution Date and (b) the Class Principal Balance of the Class II-A1 Certificates;

         (ii) to the Class II-A2 Certificateholders, after the Class II-A1 Certificate Balance has been reduced to zero, the lesser of (a) the remaining Group II Underlying Certificate Principal Distribution Amount for such Distribution Date and (b) the Class Principal Balance of the Class II-A2 Certificates; and

         (iii) to the Class R-2 Certificateholder, any remaining Group II Underlying Certificate Principal Distribution Amount.

         The "Group II Underlying Certificate Principal Distribution Amount" for a Distribution Date is the amount of payments of principal received with respect to the Group II Underlying Certificates on the related Underlying Distribution Date. Principal from the Group II Underlying Securities will be used to pay principal due on the Series II Class A Certificates, in the order of priority as described herein.

Principal Write-Downs of the Series II Class A Certificates

         With respect to any Group II Underlying Security, the Amount Available (as defined in the related Prospectus) in the related Certificate Account for the related Underlying Security Distribution Date may be insufficient to distribute the full Formula Principal Distribution Amount for such Underlying Security Distribution Date to the Trustee, as holder of such Underlying Security. As a result, the aggregate outstanding Principal Balance of the Certificates relating to such Underlying Security Trust will be greater than the Pool Scheduled Principal Balance (as defined in the related Underlying Prospectus) for such Underlying Securities Distribution Date. In such event, the amount of such deficiency will be absorbed by the Class C Certificates of the Underlying Series, then the Guarantee Fee (if any) of each Underlying Series otherwise payable to the Company, then the Monthly Servicing applicable to the Underlying Series (so long as Green Tree is Servicer), then the Class B-2 Certificates of the Underlying Series, then the Class B-1 Certificates of the Underlying Series, and then the Class M-1 Certificates of such Underlying Series.

         If the protection afforded by the Class C Certificates of the

Underlying Series, the Guarantee Fee (if any) of such Underlying Series otherwise payable to the Company, the Monthly Servicing applicable to the Underlying Series (so long as Green Tree is Servicer), the Class B-2 Certificates of the Underlying Series and the Class B-1 Certificates of the Underlying Series is eliminated, the Group II Underlying Security may be subject to a liquidation loss. As a result, the Principal Balance of such Underlying Security will be reduced by such liquidation loss (any such reduction, a "Principal Write-Down"). When a Group II Underlying Security is subject to a Principal Write-Down, such Principal Write-Down must be applied as a reduction of the Class Principal Balance of the Series II Class A Certificates, pro rata, to the Class II-A1 and Class II-A2 Certificates.

         In the event that the Class Principal Balance of the Class II-A1 Certificates and the Class II-A2 Certificates is subject to a Principal Write-Down, interest accruing on each such Class would be calculated on the reduced principal balance of such Class. Interest will accrue on the Principal Write-Down at the applicable Security Pass-Through Rate. The interest accruing on such Principal Write-Down will be distributed after distribution of the Class Interest Distribution Amount for the Class II-A Certificates.

         Principal Write-Downs with respect to the Group II Underlying Securities and the Series II Certificates will not be applied to the Class I-A1 Certificates.

Reports to Certificateholders

         Concurrently with each distribution to the Certificateholders, the Trustee will mail to such Certificateholder a statement setting forth the following information with respect to the Class I-A1, Class I-IO, Class II-A1, Class II-A2 and Class II-IO Certificates:

                  (i) the amount being distributed to Certificateholders of each Series and Class within the Series, separately stated;

                  (ii) the amount of interest included in such distribution to each Series and Class within the Series, separately stated, the related Pass-Through Rate or Strip Rate and the collections in respect of each Group of Underlying Securities;

                  (iii) the amount, if any, of overdue accrued interest included in such distribution (and the amount of interest thereon) to each Class, separately stated;

                  (iv) the amount, if any, of the remaining overdue accrued interest after giving effect to such distribution to each Class, separately stated;

                  (v) the amount, if any, of principal included in such distribution and the collections in respect of the Underlying Securities (by Group);


                  (vi) the individual aggregate principal balance of the Underlying Securities and the Subordinated Amount, separately stated, as of the close of business on the preceding Distribution Date as shown on the Monthly Report;

                  (vii) the related Class Principal Balance or Notional Amount, as applicable, and the pool factor of the Offered Certificates after giving effect to such distribution; and

                  (viii) the aggregate amount of any Principal Write-Down of the Group II Certificates and the amount of any interest accrued and unpaid on such Principal Write-Down.

         In the case of information furnished pursuant to clauses (i), (ii),
(v) and (vi) above, the amounts shall be expressed as a dollar amount per Offered Certificate with a $1,000 denomination.


Amendment

         The Agreement may be amended from time to time by the Seller, the Depositor and the Trustee, without the consent of the Certificateholders, to correct manifest error, to cure any ambiguity, to correct or supplement any provisions therein which may be inconsistent with any other provisions of the Agreement, to add to the duties of the Depositor, to comply with any requirements imposed by the Internal Revenue Code or any regulation thereunder, or to add or amend any provision of the Agreement as required by the Rating Agencies in order to maintain or improve any rating of the Offered Certificates (it being understood that, after obtaining the ratings in effect on the Closing Date, neither the Depositor nor the Trustee is obligated to obtain, maintain, or improve any such rating) or to add any other provisions with respect to matters or questions arising under the Agreement which shall not be inconsistent with the provisions of the Agreement, provided that such action will not, as evidenced by an opinion of counsel, materially and adversely affect the interests of any Certificateholder, provided, that any such amendment will not be deemed to materially and adversely affect the Certificateholders and no such opinion will be required to be delivered if the person requesting such amendment obtains a letter from the Rating Agencies stating that such amendment would not result in a downgrading of the Offered Certificates. The

Agreement may also be amended from time to time by the Seller, the Depositor and the Trustee, with the consent of Certificateholders evidencing an aggregate, undivided interest in the Trust of at least 51 % of the Voting Rights of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Agreement or of modifying in any manner the rights of the Certificateholders, provided that no such amendment will (i) reduce in any manner the amount of, or delay the timing of, collections of payments on the

Offered Certificates or distributions which are required to be made on any Offered Certificate without the consent of the holder of such Offered Certificate, (ii) reduce the aforesaid percentage required to consent to any such amendment, without the consent of the holders of all Offered Certificates then outstanding, (iii) adversely affect the interests of any Certificateholder or (iv) result in the disqualification of either the Master REMIC or Subsidiary REMIC as a REMIC under the Code.

Termination; Retirement of the Offered Certificates

         The Trust will terminate on the Distribution Date following the earliest of (i) the Distribution Date on which the Series I Class Principal Balance, the Series II Class Principal Balance, the Class I-IO Notional Balance and the Class II-IO Notional Balance have been reduced to zero, (ii) the final payment or other liquidation of the last Underlying Security in the Trust, and (iii) the Distribution Date in July, 2028. In no event however, will the Trust created by the Agreement continue after the death of certain individuals named in the Agreement. Written notice of termination of the Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender, and cancellation of the Offered Certificates to the Paying Agent. The termination of the Trust will be effected in a manner consistent with applicable federal income tax regulations and the status of either the Master REMIC or the Subsidiary REMIC as a REMIC.

Action In Respect of the Underlying Securities

         If at any time the Trustee, as the holder of the Underlying Securities is requested in such capacity to take any action or to give any consent, approval or waiver, including without limitation in connection with an amendment of an Underlying Agreement, or if any Event of Default (as defined in the Underlying Agreements) occurs under the Underlying Agreements, the Agreement provides that the Trustee, in its capacity as certificateholder of the Underlying Securities, may take action in connection with the enforcement of any rights and remedies available to it in such capacity with respect thereto, will promptly notify all of the holders of the Offered Certificates and will act only in accordance with the written directions of holders of the Offered Certificates evidencing at least 51% of the Voting Rights.

Voting Rights

         Voting rights of the Trust in general will be allocated 2% to each of the Class I-IO and Class II- IO Certificates with the balance allocated among the classes of Series I Class A Certificates and Series II Class A Certificates in proportion to their respective Percentage Interests of their respective Offered Certificates. The "Percentage Interest" represented by an Offered Certificate will be equal to the percentage derived by dividing the denomination of such Offered Certificate by the original Class Principal Balance of the Offered Certificates as of the Closing Date.

The Trustee

         The commercial bank or trust company serving as Trustee may have normal banking relationships with the Depositor and/or their affiliates.


         On each Distribution Date, collections in respect of interest on the Group I Underlying Securities and the Group II Underlying Securities will be distributed first to the Trustee in an amount up to the amount of the Trustee Fee. The "Trustee Fee" is equal to the sum of the Group I Trustee Fee and the

Group II Trustee Fee. On each Distribution Date, the "Group I Trustee Fee" will equal an amount not in excess of .01625% per annum of the Group I Pool Balance and the "Group II Trustee Fee" will equal an amount not in excess of
 .01625% per annum of the Group II Pool Balance. In the event of a Principal Write-Down of the Series II Class A Certificates, the trustee fee will accrue on the aggregate Principal Write-Down and be paid in the order of priority set forth above.

         The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor Trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Upon becoming aware of such circumstances, the Depositor will be obligated to appoint a successor Trustee. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

         No holder of an Offered Certificate will have any right under the Agreement to institute any proceeding with respect to the Agreement unless such holder previously has given to the Trustee written notice of default and unless Certificateholders holding at least 51% of the Voting Rights have made written requests upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Agreement or to make any investigation of matters arising thereunder or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred therein or thereby.

Certain Activities

         The Trust will not: (i) borrow money; (ii) make loans; (iii) invest in securities for the purpose of exercising control; (iv) underwrite securities; (v) except as provided in the Agreement, engage in the purchase and sale (or turnover) of investments; (vi) offer securities in exchange for property (except Certificates for the Underlying Securities); or (vii) repurchase or otherwise reacquire its securities.


                                USE OF PROCEEDS


         The net proceeds to be received from the sale of the Offered Certificates will be applied by the Depositor towards the purchase of the Underlying Securities. The Underlying Securities will have been acquired by the Depositor from the Seller in privately negotiated transactions.


                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

         An election will be made to treat the Trust as two "real estate mortgage investment conduits" (the "Master REMIC" and the "Subsidiary REMIC" and each, a "REMIC") for federal income tax purposes under the Internal Revenue Code of 1986, as amended (the "Code"). Upon the issuance of the Offered Certificates, Brown & Wood LLP, counsel to the Depositor and Underwriter, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Agreement and assuming the Underlying Certificates are properly treated as regular interests in a REMIC, for federal income tax purposes, the Master REMIC and the Subsidiary REMIC will each qualify as a REMIC under Sections 860A through 860G of the Code.

         For federal income tax purposes, the Class R-1 Certificates and the Class R-2 Certificates will be designated as the sole class of "residual interests" in the Subsidiary REMIC and the Master REMIC, respectively. The Offered Certificates (other than the Class I-IO and Class II-IO Certificates) and each component of the Class I-IO and Class II-IO will be "regular interests" in the Master REMIC and will be treated as debt instruments of the Master REMIC.

         The Class I-IO and Class II-IO Certificates will, and the other Offered Certificates may, be treated as having been issued with original issue discount for federal income tax purposes.

         The Offered Certificates will be treated as regular interests in the Master REMIC under section 860G of the Internal Revenue Code of 1986, as amended (the "Code"). Accordingly, the Offered Certificates will be treated as
(i) assets described in section 7701(a)(19)(C) of the Code, and (ii) "real estate assets" within the meaning of section 856(c)(4)(A) of the Code, in each case to the extent described in the Prospectus. Interest on the Offered Certificates will be treated as interest on obligations secured by mortgages on real property within the meaning of section 856(c)(3)(B) of the Code to the same extent that the Offered Certificates are treated as real estate assets.

         Effect of Losses and Delinquencies. Because certain of the Underlying Securities may be subordinated to the Related Senior Certificates, in the event there are losses or delinquencies on the Underlying Contracts, amounts that would otherwise be distributed to holders of the Offered Certificates may instead be distributed to holders of the Related Senior Certificates. Holders of Offered Certificates nevertheless will be required to report income with respect to such Offered Certificates under an accrual method without giving effect to delays and reductions in distributions on such Offered Certificates attributable to losses and delinquencies on the Underlying Contracts except to the extent it can be established for tax purposes that such amounts are uncollectible. As a result, the amount of income reported by a Certificateholder of an Offered Certificate in any period could significantly exceed the amount of cash distributed to such Certificateholder in that period. The holder of an Offered Certificate will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Offered Certificates is reduced as a result of losses and delinquencies on the Underlying Contracts. However, the timing and character of such losses or reductions in income are uncertain, and holders of Offered Certificates are urged to consult their own tax advisors with respect to this issue.

         For further information regarding the federal income tax consequences of investing in the Offered Certificates, see "Certain Federal Income Tax Considerations" in the Prospectus.

Backup Withholding

         Certain Certificate Owners may be subject to backup withholding at the rate of 31 % with respect to interest paid on the Offered Certificates if the Certificate Owners, upon issuance, fail to supply the Trustee or their broker with their taxpayer identification number, furnish an incorrect taxpayer identification number, fail to report interest, dividends, or other "reportable payments" (as defined in the Code) properly, or, under certain circumstances, fail to provide the Trustee or their broker with a certified statement, under penalty of perjury, that they are not subject to backup withholding.

         The Trustee will be required to report annually to the IRS, and to each Certificateholder of record, the amount of interest paid (and OID accrued, if any) on the Offered Certificates (and the amount of interest withheld for federal income taxes, if any) for each calendar year, except as to exempt holders (generally, holders that are corporations, certain tax-exempt organizations or nonresident aliens who provide certification as to their status as nonresidents). As long as the only "Certificateholder" of record is Cede, as nominee for DTC, Certificate Owners and the IRS will receive tax and other information including the amount of interest paid on such Certificates owned from Participants and indirect Participants rather than from the Trustee. (The Trustee, however, will respond to requests for necessary information to enable Participants, indirect Participants and certain other persons to complete their reports.) Each non-exempt Certificate Owner will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct Federal taxpayer identification number and a statement that he or she is not subject to backup withholding. Should a nonexempt Certificate Owner fail to provide the required certification, the Participants or indirect Participants (or the Paying Agent) will be required to withhold 31% of the interest (and principal) otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.


                           STATE TAX CONSIDERATIONS

         The Depositor makes no representations regarding the status of the Trust or the tax consequences of purchase, ownership or disposition of the Offered Certificates under the tax laws of any state. Investors considering an investment in the Offered Certificates should consult their own tax advisors regarding such tax consequences.

         All investors should consult their own tax advisors regarding the federal, state, local or foreign income tax consequences of the purchase, ownership and disposition of the Offered Certificates.


                        LEGAL INVESTMENT CONSIDERATIONS

         The Offered Certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, certain states have created legislation specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," in which case the Offered Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment of purchase, hold or invest in Offered Certificates, or require the sale or other disposition of Offered Certificates, so long as such contractual commitment was made or such Offered Certificates were acquired prior to the enactment of such legislation.

         SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Offered Certificates without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in Offered Certificates; and national banks may purchase Offered Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss.24 (Seventh), subject in each case of such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Offered Certificates or to purchase Offered Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors. See "LEGAL INVESTMENT" in the Prospectus.

                             ERISA CONSIDERATIONS

         No Offered Certificate may be purchased by, or transferred to, any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan (including individual retirement accounts) subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (collectively, a "Plan"), unless the transferor delivers to the Trustee (i) a certificate satisfactory to the Trustee to the effect that such transferee neither is nor is acting on behalf of a Plan subject to ERISA or Code Section 4975, or (ii) an opinion of counsel satisfactory to the Trustee to the effect that such transfer will not result in the assets of the Trust Fund being "plan assets." See "ERISA CONSIDERATIONS" in the Prospectus. Prospective institutional purchasers of the Offered Certificates should consult with their counsel regarding ERISA considerations associated with such a purchase. In particular, purchasers that are insurance companies should consult with their counsel with respect to the United States Supreme Court case, John Hancock Mutual Life Insurance Co. v. Harris Bank and Trust, 510 U.S. 86 (1993). In John Hancock, the Supreme Court ruled that the assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances. Purchasers should analyze whether the decision may have an impact with respect to purchases of the Offered Certificates.


                                 UNDERWRITING

         Subject to the terms and conditions set forth in the underwriting agreement, dated February 24, 1998 (the "Underwriting Agreement"), between the Depositor and Lehman Brothers Inc. (the "Underwriter"), the Depositor has agreed to sell to the Underwriters and the Underwriter has severally agreed to purchase from the Depositor all of the Offered Certificates.

         Distribution of the Offered Certificates will be made by the Underwriter from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of the Offered Certificates will be $198,337,373, before deducting expenses payable by the Depositor expected to be $350,000. In connection with the purchase and sale of the Offered Certificates, the Underwriter may be deemed to have received compensation from the Depositor in the form of underwriting discounts.


         The Depositor has been advised by the Underwriter that it presently intends to make a market in the Offered Certificates offered hereby; however, it is not obligated to do so, any market-making may be discontinued at any time, and there can be no assurance that an active public market for the Offered Certificates will develop.

         The Depositor is an affiliate of the Underwriter.

         The Underwriting Agreement provides that the Depositor will indemnify the Underwriter against certain civil liabilities, including liabilities under the Act.


                                 LEGAL MATTERS

         Certain legal matters with respect to the Certificates will be passed upon for the Depositor and for the Underwriter by Brown & Wood LLP, New York, New York.

                                    RATING

         It is a condition to the issuance of the Class I-A1 and Class I-IO Certificates that they be rated not lower than "Aaa" by Moody's and "AAA" by Fitch, respectively. It is a condition to the issuance of the Class II-A1, Class II-A2 and Class II-IO Certificates that they be rated not lower than "Aa3" by Moody's and "AA-" by Fitch, respectively.

         A securities rating addresses the likelihood of the receipt by holders of the Offered Certificates of distributions on the Underlying Securities. The rating takes into consideration the characteristics of the Underlying Securities and the structural, legal and tax aspects associated with the Offered Certificates. The ratings on the Offered Certificates do not, however, constitute statements regarding the likelihood or frequency of prepayments on the Underlying Contracts or the possibility that Certificateholders might realize a lower than anticipated yield.

         A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each securities rating should be evaluated independently of similar ratings on different securities.

                            INDEX OF DEFINED TERMS

                                                                                                               Page
                                                                                                               ----
Adjusted Balance...............................................................................................S-24
Agreement.......................................................................................................S-3
Book-Entry Certificates.........................................................................................S-4
Business Day.............................................................................................S-11, S-32
Cede...........................................................................................................S-10
Certificateholder .............................................................................................S-29
Certificates....................................................................................................S-1
Class A Certificates............................................................................................S-4
Class I-A1......................................................................................................S-1
Class I-A1 Pass-Through Rate...................................................................................S-11
Class I-IO......................................................................................................S-1
Class I-IO Notional Amount................................................................................S-5, S-29
Class I-IO Strip Rate..........................................................................................S-32
Class II-A1.....................................................................................................S-1
Class II-A1 Pass-Through Rate..................................................................................S-11
Class II-A2.....................................................................................................S-1
Class II-A2 Pass Through Rate..................................................................................S-11
Class II-IO.....................................................................................................S-1
Class II-IO Notional Amount...............................................................................S-5, S-29
Class II-IO Strip Rate.........................................................................................S-33
Class Interest Distribution Amount.......................................................................S-12, S-33
Class Principal Balance.........................................................................................S-5
Class R Certificates...........................................................................................S-17
Code.........................................................................................S-17, S-38, S-39, S-41
Commission.....................................................................................................S-24
Component......................................................................................................S-32
Definitive Certificates........................................................................................S-30
Depositor.................................................................................................S-3, S-10
Distribution Accounts..........................................................................................S-10
Distribution Date .............................................................................S-1, S-4, S-11, S-32
DTC.......................................................................................................S-2, S-10
Due-on-sale....................................................................................................S-27
Eligible Account...............................................................................................S-31
Eligible Institution...........................................................................................S-31
ERISA....................................................................................................S-16, S-41
Fitch...........................................................................................................S-9
Green Tree...........................................................................................S-1, S-3, S-22
Group...........................................................................................................S-1
Group I Available Distribution Amount..........................................................................S-11
Group I Class Principal Balance................................................................................S-28
Group I Distribution Account.............................................................................S-10, S-31
Group I Interest Collections...................................................................................S-32
Group I Interest-Only Component................................................................................S-32
Group I Pool Balance............................................................................................S-3

Group I Principal Component....................................................................................S-32
Group I Principal Component Pass-Through Rate..................................................................S-33
Group I Trustee Fee............................................................................................S-37
Group I Underlying Certificate Principal Distribution Amount.............................................S-14, S-34
Group I Underlying Securities..............................................................................S-1, S-5

Group II Available Distribution Amount.........................................................................S-11
Group II Class Principal Balance...............................................................................S-28
Group II Distribution Account............................................................................S-10, S-31
Group II Interest Collections..................................................................................S-32
Group II Interest-Only Component...............................................................................S-33
Group II Pool Balance...........................................................................................S-3
Group II Principal Component...................................................................................S-33
Group II Trustee Fee...........................................................................................S-37
Group II Underlying Certificate Principal Distribution Amount............................................S-15, S-35
Group II Underlying Securities.............................................................................S-1, S-5
Interest Collections.....................................................................................S-11, S-32
Interest Period................................................................................................S-11
Issuance Cut-Off Date...........................................................................................S-6
Master REMIC........................................................................................S-3, S-17, S-38
Monthly Report..................................................................................................S-3
Moody's.........................................................................................................S-9
Offered Certificates.......................................................................................S-1, S-4
Offered Security Pass-Through Rate..............................................................................S-4
Participant....................................................................................................S-30
Participants...................................................................................................S-29
Pass Through Rate..............................................................................................S-11
Pass Through Rates.............................................................................................S-11
Paying Agent...................................................................................................S-32
Percentage Interest............................................................................................S-37
Plan...........................................................................................................S-41
Plan assets....................................................................................................S-41
Pool Balance....................................................................................................S-3
Principal Balance.........................................................................................S-3, S-26
Principal Collections....................................................................................S-11, S-32
Principal Write-Down.....................................................................................S-16, S-35
Rating Agencies.................................................................................................S-9
Rating Agency...................................................................................................S-9
Record Date....................................................................................................S-32
Reference Date.............................................................................................S-1, S-3
Reference Date Balance..........................................................................................S-3
Regular interests...............................................................................................S-3
Related Class A Certificate....................................................................................S-24
Related Senior Certificates.....................................................................................S-9
REMIC...............................................................................................S-3, S-17, S-38
Residual Certificates..........................................................................................S-17
Residual interest...............................................................................................S-3
Risk Factors...................................................................................................S-19

Rules..........................................................................................................S-29
S&P.............................................................................................................S-9
Segregated trust account.......................................................................................S-31
Seller....................................................................................................S-3, S-20
Series I Class A Certificates...................................................................................S-4
Series I Class Principal Balance................................................................................S-5
Series I Principal Coupon Tranche..............................................................................S-33
Series II Class A Certificates..................................................................................S-4
Series II Class Principal Balance...............................................................................S-5
Series II Principal Coupon Tranche.............................................................................S-33
SMMEA....................................................................................................S-16, S-40

Strip Rate................................................................................................S-4, S-11
Subsidiary REMIC....................................................................................S-3, S-17, S-38
Trust......................................................................................................S-1, S-3
Trustee....................................................................................................S-3, S-4
Trustee Fee..............................................................................................S-11, S-37
UCC............................................................................................................S-19
Underlying Agreement......................................................................................S-6, S-22
Underlying Contract Pool........................................................................................S-9
Underlying Contracts.......................................................................................S-1, S-3
Underlying Pass-Through Rate....................................................................................S-6
Underlying Prospectus...........................................................................................S-9
Underlying Securities.................................................................................S-1, S-3, S-5
Underlying Securities Distribution Date.........................................................................S-9
Underlying Securities Trust.....................................................................................S-9
Underlying Securities Trustee...................................................................................S-3
Underlying Series .........................................................................................S-1, S-5
Underwriter       ........................................................................................S-2, S-41
Underwriting Agreement.........................................................................................S-41
Unpaid Interest Amounts..................................................................................S-12, S-33
Unpaid Principal Shortfall.....................................................................................S-26

                                  APPENDIX I

                               Table of Contents

Appendix                                                                 Page
--------                                                                 ----

Summary of Terms Relating to the Underlying Series..................      A-2

Description of the Underlying Securities ...........................      A-9

              Summary of Terms Relating to the Underlying Series

                                 -------------

         Capitalized terms used in the Appendix have the meanings defined either within the text of the Appendix or the Glossary at the end of the Appendix, and such terms are not applicable to any other section of this Prospectus, unless such terms are defined as such in the Prospectus Supplement. Complete copies of the related Underlying Prospectuses may be obtained upon request from the Depositor. In addition, terms used in this Appendix but not defined shall have the meaning set forth in the related Underlying Prospectus. The information contained herein is only a summary of information contained in the related Underlying Prospectuses. Prospective investors should examine the related Underlying Prospectuses for more detailed information.

Issuer:                             For each Underlying Series, Green Tree Financial Corporation.

Servicer:                           For each Underlying Series, Green Tree Financial Corporation.

Underlying Securities Trustee:      Underlying Series 1997-4: Firstar Trust Company
                                    Underlying Series 1997-3: Firstar Trust Company
                                    Underlying Series 1997-2: Firstar Trust Company
                                    Underlying Series 1996-9: Firstar Trust Company
                                    Underlying Series 1996-8: Firstar Trust Company
                                    Underlying Series 1996-6: Firstar Trust Company
                                    Underlying Series 1996-5: Firstar Trust Company
                                    Underlying Series 1996-3: Firstar Trust Company
                                    Underlying Series 1996-2: Norwest Bank Minnesota,
                                            National Association
                                    Underlying Series 1995-9: Firstar Trust Company

Related Prospectus:                 (a) Underlying Series 1997-4: The Prospectus Supplement, dated
                                    June 19, 1997, (to the Prospectus dated June 19, 1997) relating to the offering of the Green Tree Manufactured Housing Contract
                                    Senior/Subordinate Pass- Through Certificates, Series 1997-4.

                                    (b) Underlying Series 1997-3: The Prospectus Supplement, dated
                                    May 8, 1997, (to the Prospectus dated March 13, 1997) relating to the offering of the Green Tree Manufactured Housing Contract
                                    Senior/Subordinate Pass-Through Certificates, Series 1997-3.


                                    (c) Underlying Series 1997-2: The Prospectus Supplement, dated
                                    March 13, 1997, (to the Prospectus dated March 13, 1997)
                                    relating to the offering of the Green Tree Manufactured Housing
                                    Contract Senior/Subordinate Pass-Through Certificates, Series
                                    1997-2.

                                    (d) Underlying Series 1996-9: The Prospectus Supplement, dated
                                    October 24, 1996 (to the Prospectus dated October 24, 1996), relating to the offering of the Green Tree Manufactured Housing
                                    Contract Senior/Subordinate Pass-Through Certificates, Series
                                    1996-9.

                                    (e) Underlying Series 1996-8: The Prospectus Supplement, dated
                                    September 18, 1996, (to the Prospectus dated September 18, 1996)
                                    relating to the offering of the Green Tree Manufactured Housing
                                    Contract Senior/Subordinate Pass-Through Certificates, Series
                                    1996-8.

                                    (f) Underlying Series 1996-6: The Prospectus Supplement, dated
                                    July 24, 1996, (to the Prospectus dated July 24, 1996) relating to the offering of the Green Tree Manufactured Housing Contract
                                    Senior/Subordinate Pass- Through Certificates, Series 1996-6.

                                    (g) Underlying Series 1996-5: The Prospectus Supplement, dated
                                    June 20, 1996, (to the Prospectus dated June 20, 1996) relating to the offering of

                                    the Green Tree Manufactured Housing Contract Senior/Subordinate
                                    Pass- Through Certificates, Series 1996-5.

                                    (h) Underlying Series 1996-3: The Prospectus Supplement, dated
                                    April 15, 1996, (to the Prospectus dated April 15, 1996)
                                    relating to the offering of the Green Tree Manufactured Housing
                                    Contract Senior/Subordinate Pass-Through Certificates, Series
                                    1996-3.

                                    (i) Underlying Series 1996-2: The Prospectus Supplement, dated
                                    March 14, 1996 (to the Prospectus dated March 14, 1996),
                                    relating to the offering of the Green Tree Manufactured Housing
                                    Contract Senior/Subordinate Pass-Through Certificates, Series
                                    1996-2.

                                    (j) Underlying Series 1995-9: The Prospectus Supplement, dated
                                    November 9, 1995, (to the Prospectus dated November 9, 1995)
                                    relating to the offering of the Green Tree Manufactured Housing
                                    Contract Senior/Subordinate Pass-Through Certificates, Series
                                    1995-9.


Underlying Securities
Remittance Date:                    For each Underlying Series, the 15th day of each month, or if such day is not a Business Day, then the next succeeding
                                    Business Day.

Underlying Agreement:               For each Underlying Series, The Pooling and Servicing Agreement, dated as of the related Cut-off Date, by and between Green Tree
                                    Financial Corporation and the related Trustee.

Cut-Off Date:                       (a) Underlying Series 1997-4: June 1, 1997 with respect to all
                                    Contracts that have a scheduled payment date in June 1997, or
                                    July 1, 1997 with respect to all Contracts that have a first scheduled payment date in July 1997 or thereafter

                                    (b) Underlying Series 1997-3: May 1, 1997 with respect to all
                                    Contracts that have a scheduled payment date in May 1997, or
                                    June 1, 1997 with

                                    respect to all Contracts that have a first scheduled payment date in June 1997
                                    (c) Underlying Series 1997-2: April 1, 1997 with respect to 278 of the Initial Contracts and with respect to each other
                                    Contract, March 1, 1997 (or the date of origination, if later)
                                    (d) Underlying Series 1996-9: October 1, 1996 (or the date of origination, if later)
                                    (e) Underlying Series 1996-8: September 1, 1996 (or the date of origination, if later)
                                    (f) Underlying Series 1996-6: July 1, 1996 (or the date of origination, if later)
                                    (g) Underlying Series 1996-5: June 1, 1996 (or the date of origination, if later)
                                    (h) Underlying Series 1996-3: April 1, 1996 (or the date of origination, if later)
                                    (i) Underlying Series 1996-2: March 1, 1996 (or the date of origination, if later)
                                    (j) Underlying Series 1995-9: November 1, 1995 (or the date of origination, if later)

Date of Issuance:                   (a) Underlying Series 1997-4: June 30, 1997
                                    (b) Underlying Series 1997-3: May 29, 1997
                                    (c) Underlying Series 1997-2: March 31, 1997
                                    (d) Underlying Series 1996-9:  November 7, 1996
                                    (e) Underlying Series 1996-8: September 30, 1996
                                    (f) Underlying Series 1996-6: July 31, 1996
                                    (g) Underlying Series 1996-5: June 27, 1996
                                    (h) Underlying Series 1996-3: April 22, 1996

                                    (i) Underlying Series 1996-2:  March 21, 1996
                                    (j) Underlying Series 1995-9: November 16, 1995

Group I Pass-Through Rates:         (a) Underlying Series 1997-4, Class A-7: 7.36%*

                                    (b) Underlying Series 1997-3, Class A-6: 7.32%
                                    (c) Underlying Series 1997-3, Class A-7: 7.64%*
                                    (d) Underlying Series 1997-2, Class A-7: 7.62%*
                                    (e) Underlying Series 1996-9, Class A-6: 7.69%*
                                    (f) Underlying Series 1996-8, Class A-6: 7.60%*
                                    (g) Underlying Series 1996-5, Class A-6: 7.75%
                                    (h) Underlying Series 1996-3, Class A-6: 7.85%*
                                    (i) Underlying Series 1996-2, Class A-5: 7.65%*
                                    (j) Underlying Series 1995-9, Class A-6: 7.30%*

Group II Pass-Through Rates:        (a) Underlying Series 1996-8, Class M-1: 7.85%*
                                    (b) Underlying Series 1996-6, Class M-1: 7.95%*
                                    (c) Underlying Series 1996-5, Class M-1: 8.05%*
                                    (d) Underlying Series 1996-3, Class M-1: 7.70%*
                                    (e) Underlying Series 1995-9, Class M-1: 7.20%*
*  Subject to a Maximum Pass Through Rate (as defined below)

Maximum Pass-Through Rate:          (a) Underlying Series 1997-4, Class A-7: The weighted average of the Contract Rates on each Contract in the respective Contract
                                    Pool, computed on the basis of a 360-day year of twelve 30-day months
                                    (b) Underlying Series 1997-3, Class A-7: The weighted average of the Contract Rates on each Contract in the respective Contract
                                    Pool, computed on the basis of a 360-day year of twelve 30-day months
                                    (c) Underlying Series 1997-2, Class A-7: The weighted average of the Contract Rates on each Contract in the respective Contract
                                    Pool, computed on the basis of a 360-day year of twelve 30-day months
                                    (d) Underlying Series 1996-9, Class A-6: The weighted average of the Contract Rates on each Contract in the respective Contract
                                    Pool, computed on the basis of a 360-day year of twelve 30-day months
                                    (e) (i) Underlying Series 1996-8, Class A-6: The weighted
                                    average of the Contract Rates on each Contract in the respective
                                    Contract Pool, computed on the basis of a 360-day year of twelve
                                    30-day months


                                        (ii) Underlying Series 1996-8, Class M-1: The weighted
                                    average of the Contract Rates on each Contract in the respective
                                    Contract Pool, computed on the basis of a 360-day year of twelve
                                    30-day months (f) Underlying Series 1996-6, Class M-1: The weighted average of the Contract Rates on each Contract in the respective Contract Pool, computed on the basis of a 360-day year of twelve 30-day months (g) Underlying Series 1996-5, Class
                                    M-1: The weighted average of the Contract Rates on each Contract in the respective Contract Pool, computed on the basis of a
                                    360-day year of twelve 30-day months (h) (i) Underlying Series
                                    1996-3, Class A-6: The weighted average of the Contract Rates on each Contract in the respective Contract Pool, computed on the basis of a 360-day year of twelve 30-day months
                                        (ii) Underlying Series 1996-3, Class M-1: The weighted
                                    average of the Contract Rates on each Contract in the respective
                                    Contract Pool, computed on the basis of a 360-day year of twelve
                                    30-day months (i) Underlying Series 1996-2, Class A-5: The weighted average of the Contract Rates on each Contract in the respective Contract Pool, computed on the basis of a 360-day year of twelve 30-day months (j) (i) Underlying Series 1995-9,
                                    Class A-6: The weighted average of the Contract Rates on each
                                    Contract in the respective Contract Pool, computed on the basis of a 360-day year of twelve 30-day months
                                        (ii) Underlying Series 1995-9, Class M-1: The weighted
                                    average of the Contract Rates on each Contract in the respective
                                    Contract Pool, computed on the basis of a 360-day year of twelve
                                    30-day months

Monthly Servicing Fee:              For each Series, for each Due Period (paid on the next
                                    Remittance Date), an amount equal to 1/12th of the product of
                                    .50% and the Pool Scheduled Principal Balance for the
                                    immediately preceding Remittance Date.

Ratings:
                                             Fitch:       Moody's:      S&P:
Group I:
(a) Underlying Series 1997-4, Class A-7      AAA          Aaa           AAA
(b) Underlying Series 1997-3, Class A-6      AAA          Aaa           *
(c) Underlying Series 1997-3, Class A-7      AAA          Aaa           *
(d) Underlying Series 1997-2, Class A-7      AAA          Aaa           *
(e) Underlying Series 1996-9, Class A-6      AAA          Aaa           AAA
(f) Underlying Series 1996-8, Class A-6      AAA          Aaa           AAA
(g) Underlying Series 1996-5, Class A-6      AAA          Aaa           AAA
(h) Underlying Series 1996-3, Class A-6      AAA          Aaa           AAA

(i) Underlying Series 1996-2, Class A-5      AAA          Aaa           AAA
(j) Underlying Series 1995-9, Class A-6      AAA          Aaa           AAA

Group II:
(a) Underlying Series 1996-8, Class M-1      AA-          Aa3           AA-
(b) Underlying Series 1996-6, Class M-1      AA-          Aa3           AA-
(c) Underlying Series 1996-5, Class M-1      AA-          Aa3           AA-
(d) Underlying Series 1996-3, Class M-1      AA-          Aa3           AA-
(e) Underlying Series 1995-9, Class M-1      AA-          Aa3           AA-


         * S&P was not requested to provide a rating with respect to such Class of Certificates.

                   Description of the Underlying Securities

                                  GTFC 1997-4


Description of Securities:          Current Balance          Pass-Through Rate
--------------------------          ---------------          -----------------

Class A-1; Senior                   $          0.00                5.7438%
Class A-2: Senior                     69,567,466.78                6.22%
Class A-3; Senior                     62,000,000.00                6.45%
Class A-4; Senior                     82,000,000.00                6.65%
Class A-5; Senior                     43,000,000.00                6.88%
Class A-6; Senior                     54,200,000.00                7.03%
Class A-7; Senior                    105,000,000.00                7.36%
Class M-1; Mezzanine                  39,000,000.00                7.22%
Class B-1; Subordinate                20,800,000.00                7.23%
Class B-2; Subordinate                18,200,000.00                7.73%


Credit Enhancement: The Class A Certificates are supported by the subordination of the Class M-1 Certificates, the Class B Certificates and the Class C Certificates, and the Class M-1 Certificates are supported by the subordination of the Class B Certificates and the Class C Certificates. The Class B-1 Certificates are supported by the subordination of the Class B- 2 Certificates and Class C Certificates, and the Class B-2 Certificates are supported by the subordination of the Class C Certificates. The Class B-2 Certificates are entitled to receive on each Remittance Date an amount equal to the Guarantee Payment, if any, under the Limited Guarantee of Green Tree.

                                  GTFC 1997-3


Description of Securities:          Current Balance          Pass-Through Rate
--------------------------          ---------------          -----------------

Class A-1; Senior                   $          0.00                5.88875%
Class A-2: Senior                    113,856,367.28                6.49%
Class A-3; Senior                     95,000,000.00                6.73%
Class A-4; Senior                    125,000,000.00                6.93%
Class A-5; Senior                     57,000,000.00                7.14%
Class A-6; Senior                    105,000,000.00                7.32%
Class A-7; Senior                    144,000,000.00                7.64%
Class M-1; Mezzanine                  60,000,000.00                7.53%
Class B-1; Subordinate                32,000,000.00                7.51%
Class B-2; Subordinate                28,000,000.00                8.03%


Credit Enhancement: The Class A Certificates are supported by the subordination of the Class M-1 Certificates, the Class B Certificates and the Class C Certificates, and the Class M-1 Certificates are supported by the subordination of the Class B Certificates and the Class C Certificates. The Class B-1 Certificates are supported by the subordination of the Class B- 2 Certificates and Class C Certificates, and the Class B-2 Certificates are supported by the subordination of the Class C Certificates. The Class B-2 Certificateholders are entitled to receive on each Remittance Date an amount equal to the Guarantee Payment, if any, under the Limited Guarantee of Green Tree.

                                  GTFC 1997-2


Description of Securities:          Current Balance          Pass-Through Rate
--------------------------          ---------------          -----------------

Class A-1; Senior                   $          0.00                5.61755%
Class A-2: Senior                              0.00                6.00%
Class A-3; Senior                     73,652,910.58                6.42%
Class A-4; Senior                     65,972,000.00                6.66%
Class A-5; Senior                     90,960,000.00                6.91%
Class A-6; Senior                     67,223,000.00                7.24%
Class A-7; Senior                    136,617,000.00                7.62%
Class M-1; Mezzanine                  41,250,000.00                7.54%
Class B-1; Subordinate                22,000,000.00                7.56%
Class B-2; Subordinate                19,250,000.00                8.05%



Credit Enhancement: The Class A Certificates are supported by the subordination of the Class M-1 Certificates, the Class B Certificates and the Class C Certificates, and the Class M-1 Certificates are supported by the subordination of the Class B Certificates and the Class C Certificates. The Class B-1 Certificates are supported by the subordination of the Class B- 2 Certificates and Class C Certificates, and the Class B-2 Certificates are supported by the subordination of the Class C Certificates. The Class B-2 Certificateholders are entitled to receive on each Remittance Date an amount equal to the Guarantee Payment, if any, under the Limited Guarantee of Green Tree.

                                  GTFC 1996-9


Description of Securities:          Current Balance          Pass-Through Rate
--------------------------          ---------------          -----------------

Class A-1; Senior                   $  5,944,925.82                5.96%
Class A-2: Senior                     30,000,000.00                6.25%
Class A-3; Senior                     41,000,000.00                6.41%
Class A-4; Senior                     83,000,000.00                6.76%
Class A-5; Senior                     48,500,000.00                7.20%
Class A-6; Senior                    122,750,000.00                7.69%
Class M-1; Mezzanine                  36,000,000.00                7.63%
Class B-1; Subordinate                18,000,000.00                7.65%
Class B-2; Subordinate                15,750,000.00                8.11%


Credit Enhancement: The Class A Certificates are supported by the subordination of the Class M-1 Certificates, the Class B Certificates and the Class C Certificates, and the Class M-1 Certificates are supported by the subordination of the Class B Certificates and the Class C Certificates. The Class B-1 Certificates are supported by the subordination of the Class B- 2 Certificates and Class C Certificates, and the Class B-2 Certificates are supported by the subordination of the Class C Certificates. The Class B-2 Certificateholders are entitled to receive on each Remittance Date an amount equal to the Guarantee Payment, if any, under the Limited Guarantee of Green Tree.

                                  GTFC 1996-8



Description of Securities:          Current Balance          Pass-Through Rate
--------------------------          ---------------          -----------------

Class A-1; Senior                   $          0.00                6.25%
Class A-2: Senior                     38,922,440.59                6.55%
Class A-3; Senior                     62,500,000.00                6.70%
Class A-4; Senior                     96,900,000.00                7.00%
Class A-5; Senior                     21,200,000.00                7.30%
Class A-6; Senior                    114,000,000.00                7.60%
Class A-7; Senior                    101,150,000.00                8.05%
Class M-1; Mezzanine                  48,000,000.00                7.85%
Class B-1; Subordinate                24,000,000.00                7.95%
Class B-2; Subordinate                21,051,865.00                8.30%


Credit Enhancement: The Class A Certificates are supported by the subordination of the Class M-1 Certificates, the Class B Certificates and the Class C Certificates, and the Class M-1 Certificates are supported by the subordination of the Class B Certificates and the Class C Certificates. The Class B-1 Certificates are supported by the subordination of the Class B- 2 Certificates and Class C Certificates, and the Class B-2 Certificates are supported by the subordination of the Class C Certificates. The Class B-2 Certificateholders are entitled to receive on each Remittance Date an amount equal to the Guarantee Payment, if any, under the Limited Guarantee of Green Tree.

                                  GTFC 1996-6


Description of Securities:          Current Balance          Pass-Through Rate
--------------------------          ---------------          -----------------

Class A-1; Senior                   $          0.00                6.15%
Class A-2; Senior                     16,292,573.54                6.55%
Class A-3; Senior                     56,000,000.00                6.75%
Class A-4; Senior                     67,000,000.00                7.05%
Class A-5; Senior                     30,000,000.00                7.35%
Class A-6; Senior                    168,375,000.00                7.95%
Class M-1; Mezzanine                  38,000,000.00                7.95%
Class B-1; Subordinate                19,000,000.00                8.00%
Class B-2; Subordinate                16,625,025.00                8.35%


Credit Enhancement: The Class A Certificates are supported by the subordination of the Class M-1 Certificates, the Class B Certificates and the Class C Certificates, and the Class M-1 Certificates are supported by the subordination of the Class B Certificates and the Class C Certificates. The Class B-1 Certificates are supported by the subordination of the Class B- 2

Certificates and Class C Certificates, and the Class B-2 Certificates are supported by the subordination of the Class C Certificates. The Class B-2 Certificateholders are entitled to receive on each Remittance Date an amount equal to the Guarantee Payment, if any, under the Limited Guarantee of Green Tree.

                                  GTFC 1996-5


Description of Securities:          Current Balance          Pass-Through Rate
--------------------------          ---------------          -----------------

Class A-1; Senior                   $          0.00                6.05%
Class A-2: Senior                     31,178,940.99                6.65%
Class A-3; Senior                     44,000,000.00                6.85%
Class A-4; Senior                     80,000,000.00                7.15%
Class A-5; Senior                     43,000,000.00                7.45%
Class A-6; Senior                     67,000,000.00                7.75%
Class A-7; Senior                    101,359,000.00                8.25%
Class M-1; Mezzanine                  41,405,000.00                8.05%
Class B-1; Subordinate                20,705,000.00                8.10%
Class B-2; Subordinate                18,115,659.00                8.45%


Credit Enhancement: The Class A Certificates are supported by the subordination of the Class M-1 Certificates, the Class B Certificates and the Class C Certificates, and the Class M-1 Certificates are supported by the subordination of the Class B Certificates and the Class C Certificates. The Class B-1 Certificates are supported by the subordination of the Class B- 2 Certificates and Class C Certificates, and the Class B-2 Certificates are supported by the subordination of the Class C Certificates. The Class B-2 Certificateholders are entitled to receive on each Remittance Date an amount equal to the Guarantee Payment, if any, under the Limited Guarantee of Green Tree.

                                  GTFC 1996-3


Description of Securities:          Current Balance          Pass-Through Rate
--------------------------          ---------------          -----------------

Class A-1; Senior                   $          0.00                6.05%

Class A-2: Senior                     53,034,875.10                6.45%
Class A-3; Senior                     45,000,000.00                6.70%
Class A-4; Senior                     35,000,000.00                7.10%
Class A-5; Senior                     47,000,000.00                7.35%
Class A-6; Senior                     73,650,000.00                7.85%
Class M-1; Mezzanine                  33,470,000.00                7.70%
Class B-1; Subordinate                14,875,000.00                7.70%
Class B-2; Subordinate                14,883,810.00                8.05%


Credit Enhancement: The Class A Certificates are supported by the subordination of the Class M-1 Certificates, the Class B Certificates and the Class C Certificates, and the Class M-1 Certificates are supported by the subordination of the Class B Certificates and the Class C Certificates. The Class B-1 Certificates are supported by the subordination of the Class B- 2 Certificates and Class C Certificates, and the Class B-2 Certificates are supported by the subordination of the Class C Certificates. The Class B-2 Certificateholders are entitled to receive on each Remittance Date an amount equal to the Guarantee Payment, if any, under the Limited Guarantee of Green Tree.

                                  GTFC 1996-2


Description of Securities:          Current Balance          Pass-Through Rate
--------------------------          ---------------          -----------------

Class A-1; Senior                   $ 70,589,976.53                6.10%
Class A-2: Senior                     58,500,000.00                6.45%
Class A-3; Senior                     31,600,000.00                6.90%
Class A-4; Senior                     70,240,000.00                7.20%
Class A-5; Senior                     81,860,000.00                7.65%
Class M-1; Mezzanine                  41,850,000.00                7.60%
Class B-1; Subordinate                18,600,000.00                7.55%
Class B-2; Subordinate                18,618,332.00                7.90%


Credit Enhancement: The Class A Certificates are supported by the subordination of the Class M-1 Certificates, the Class B Certificates and the Class C Certificates, and the Class M-1 Certificates are supported by the subordination of the Class B Certificates and the Class C Certificates. The Class B-1 Certificates are supported by the subordination of the Class B- 2 Certificates and Class C Certificates, and the Class B-2 Certificates are supported by the subordination of the Class C Certificates. The Class B-2 Certificateholders are entitled to receive on each Remittance Date an amount equal to the Guarantee Payment, if any, under the Limited Guarantee of Green Tree.

                                  GTFC 1995-9


Description of Securities:          Current Balance          Pass-Through Rate
--------------------------          ---------------          -----------------

Class A-1; Senior                   $          0.00                5.90%
Class A-2: Senior                     29,298,217.73                6.00%
Class A-3; Senior                     40,000,000.00                6.20%
Class A-4; Senior                     34,000,000.00                6.45%
Class A-5; Senior                     59,000,000.00                6.80%
Class A-6; Senior                     88,000,000.00                7.30%
Class M-1; Mezzanine                  35,900,000.00                7.20%
Class B-1; Subordinate                15,948,322.00                7.25%
Class B-2; Subordinate                15,948,322.00                7.55%


Credit Enhancement: The Class A Certificates are supported by the subordination of the Class M-1 Certificates, the Class B Certificates and the Class C Certificates, and the Class M-1 Certificates are supported by the subordination of the Class B Certificates and the Class C Certificates. The Class B-1 Certificates are supported by the subordination of the Class B- 2 Certificates and Class C Certificates, and the Class B-2 Certificates are supported by the subordination of the Class C Certificates. The Class B-2 Certificateholders are entitled to receive on each Remittance Date an amount equal to the Guarantee Payment, if any, under the Limited Guarantee of Green Tree.

                                 APPENDIX II

         The data presented in the following tables are for illustrative purposes only and there is no assurance that the delinquency, loan loss or repossession experience of the Underlying Contracts will be similar to that set forth above. The delinquency, loan loss and repossession experience of manufactured housing contracts historically has been sharply affected by a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic conditions in any particular area. These downturns have tended to increase the severity of loss on repossession because of the increased supply of used units, which in turn may affect the supply in other regions. References in the following tables to the "Company" mean Green Tree Financial Corporation.


Delinquency, Loan Loss and Repossession Experience

         The following table sets forth the delinquency experience for the periods indicated of the portfolio of conventional manufactured housing contracts serviced by the Company (other than contracts already in repossession). The Company has from time to time subserviced manufactured housing contracts originated by other lenders. These subserviced contracts are not reflected in the following table.


                            Delinquency Experience

                                                                                     At December 31,
                                                       -------------------------------------------------------------------------
                                                         1992         1993         1994         1995         1996         1997
                                                       --------     --------     --------     --------     --------     --------
Number of Contracts Outstanding (1) ...............     175,730      237,566      322,495      416,436      503,076      584,814
Number of Contracts Delinquent (2):
        30-59 Days ................................       1,849        2,030        2,8O9        4,404        6,475        6,567
        60-89 Days ................................         603          657          903        1,571        2,121        2,382
        90 Days or More ...........................       1,110        1,167        1,440        2,426        3,668        4,016
Total Contracts Delinquent ........................       3,562        3,854        5,152        8,401       12,264       12,965
Delinquencies as a Percent of Contracts
    Outstanding (3) ...............................        2.03%        1.62%        1.60%        2.02%        2.44%        2.22%

(1)     Excludes contracts already in repossession.

(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month. The information for December 31, 1996 and December 31, 1997 does not include as delinquent those manufactured housing contracts whose obligors have entered bankruptcy prcceedings and had their scheduled payment changed under a bankruptcy payment plan, provided that such obligors are current under their bankruptcy payment plan.

(3)     By number of contracts.

         The following table sets forth the loan loss and repossession experience for the periods indicated of the portfolio of conventional manufactured housing contracts serviced by the Company. The Company has from time to time subserviced manufactured housing contracts originated by other lenders. These subserviced contracts are not reflected in the following table.


                      Loan Loss/Repossession Experience
                            (Dollars in thousands)

                                                                         At December 31,
                                   ---------------------------------------------------------------------------------------------
                                      1992            1993            1994            1995             1996             1997
                                   ----------      ----------      ----------      -----------      -----------      -----------
Number of Contracts
  Serviced (1) ...............        176,925         238,951         324,141          419,090          507,539          590,327
Principal Balance of
  Contracts Serviced (1) .....     $2,996,582      $4,630,659      $7,033,882      $10,182,676      $13,553,080      $17,038,136
Contract Liquidations (2) ....           2.75%           1.77%           1.44%            1.45%            2.01%            2.72%
Net Losses:
    Dollars (3) ..............     $   47,817      $   42,547      $   42,402      $    55,162      $    98,632      $   180,699
    Percentage (4) ...........           1.60%            .92%            .60%           .54%.              .73%            1.06%

(1)     As of period end. Includes contracts already in repossession.

(2) As a percentage of the total number of contracts being serviced as of period end.

(3) The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation.

(4) As a percentage of the principal balance of contracts being serviced as of period end.

PROSPECTUS
                             LEHMAN ABS CORPORATION
                           ASSET-BACKED CERTIFICATES
                               ASSET-BACKED NOTES
                              (ISSUABLE IN SERIES)

    Lehman ABS Corporation (the 'Depositor') may offer from time to time under this Prospectus and related Prospectus Supplements the Asset-Backed Notes (the 'Notes') and the Asset-Backed Certificates (the 'Certificates' and, together with the Notes, the 'Securities') which may be sold from time to time in one or more series (each, a 'Series').

    As specified in the related Prospectus Supplement, the Certificates of a Series will evidence undivided interests in certain assets deposited into a trust (each, a 'Trust Fund') by the Depositor pursuant to a Pooling and Servicing Agreement or a Trust Agreement, as described herein. As specified in the related Prospectus Supplement, the Notes of a Series will be issued and secured pursuant to an Indenture and will represent indebtedness of the related Trust Fund. The Trust Fund for a Series of Securities will include assets purchased from the seller or sellers specified in the related Prospectus Supplement (the 'Seller') composed of (a) Primary Assets, which may include one or more pools of (i) home improvement installment sales contracts and installment loan agreements (the 'Home Improvement Contracts') which are either unsecured or secured by mortgages primarily on one-to-four family residential properties, unless otherwise specified in the related Prospectus Supplement, or by purchase money security interests in the home improvements financed thereby (the 'Home Improvements') and (ii) manufactured housing installment sales contracts and installment loan agreements (the 'Manufactured Housing Contracts' and together with the Home Improvement Contracts, the 'Contracts') secured by either security interests in the Manufactured Homes (as defined herein) or by mortgages on real estate on which the related Manufactured Homes are located and/or (iii) Private Securities (as defined herein), (b) all monies due thereunder net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the servicer of the Contracts, which servicer may also be the Seller, specified in the related Prospectus Supplement (the 'Servicer'), and (c) certain funds, Enhancement (as defined herein) and other assets as described herein and in the related Prospectus Supplement.

    Purchases of Private Securities for a Series by the Seller or the Depositor will be made in secondary market transactions, not from the issuer of such Private Securities or any affiliate thereof. See 'The Trust Funds--Private Securities' herein.

    Each Series of Securities will be issued in one or more classes (each, a 'Class'). Interest on and principal of the Securities of a Series will be payable on each Distribution Date specified in the related Prospectus Supplement, at the times, at the rates, in the amounts and in the order of priority set forth in the related Prospectus Supplement.

    If a Series includes multiple Classes, such Classes may vary with respect to the amount, percentage and timing of distributions of principal, interest or both and one or more Classes may be subordinated to other Classes with respect to distributions of principal, interest or both as described herein and in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Primary Assets and other assets comprising the Trust Fund may be divided into one or more Asset Groups and each Class of the related Series will evidence beneficial ownership of the corresponding Asset Group, as applicable.

    The rate of reduction of the aggregate principal balance of each Class of a Series may depend principally upon the rate of payment (including prepayments) with respect to the Contracts or Underlying Contracts relating to the Private Securities, as applicable. A rate of prepayment lower or higher than anticipated will affect the yield on the Securities of a Series in the manner described herein and in the related Prospectus Supplement. Under certain limited circumstances described herein and in the related Prospectus Supplement, a Series of Securities may be subject to termination or redemption under the circumstances described herein and in the related Prospectus Supplement.

    If specified in the related Prospectus Supplement, an election may be made to treat certain assets comprising the Trust Fund for a Series as a 'real estate mortgage investment conduit' (a 'REMIC') for federal income tax purposes. See 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS' herein.

       FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN
                         THE CERTIFICATES, SEE PAGE 11.

NOTES OF A GIVEN SERIES REPRESENT OBLIGATIONS OF, AND CERTIFICATES OF A SERIES EVIDENCE BENEFICIAL INTERESTS IN THE RELATED TRUST FUND ONLY AND ARE NOT
   GUARANTEED BY ANY GOVERNMENTAL AGENCY OR BY THE DEPOSITOR, THE SELLER,
     THE TRUSTEE, THE SERVICER OR BY ANY OF THEIR RESPECTIVE AFFILIATES
       OR, UNLESS OTHERWISE SPECIFIED IN THE RELATED PROSPECTUS
        SUPPLEMENT, BY ANY OTHER PERSON OR ENTITY. THE DEPOSITOR'S
          ONLY OBLIGATIONS WITH RESPECT TO ANY SERIES OF SECURITIES
            WILL BE PURSUANT TO CERTAIN REPRESENTATIONS AND
              WARRANTIES SET FORTH IN THE RELATED AGREEMENT AS
                DESCRIBED HEREIN OR IN THE RELATED PROSPECTUS
                  SUPPLEMENT. SEE 'RISK FACTORS' FOR
                     CERTAIN FACTORS TO BE CONSIDERED IN
                          PURCHASING THE SECURITIES.

                            ------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
   EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
     PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR THE
       PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

    The Securities offered by this Prospectus and by the related Prospectus Supplement are offered by Lehman Brothers and the other underwriters set forth in the related Prospectus Supplement, if any, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by Lehman Brothers and the other underwriters, if any, and certain further conditions. Retain this Prospectus for future reference. This Prospectus may not be used to consummate sales of the Securities offered hereby unless accompanied by a Prospectus Supplement.

                            ------------------------

                                LEHMAN BROTHERS

February 24, 1998

                             PROSPECTUS SUPPLEMENT

     The Prospectus Supplement relating to a Series of Securities to be offered hereunder will, among other things, set forth with respect to such Series of
Securities: (i) the aggregate principal amount, interest rate, and authorized denominations of each Class of such Securities; (ii) certain information concerning the Primary Assets, the Seller and any Servicer; (iii) the terms of any Enhancement with respect to such Series; (iv) the terms of any insurance related to the Primary Assets; (v) information concerning any other assets in the related Trust Fund, including any Reserve Fund; (vi) the Final Scheduled Distribution Date of each Class of such Securities; (vii) the method to be used to calculate the amount of principal required to be applied to the Securities of each Class of such Series on each Distribution Date, the timing of the application of principal and the order of priority of the application of such principal to the respective Classes and the allocation of principal to be so applied; (viii) the Distribution Dates and any Assumed Reinvestment Rate (as defined herein); (ix) additional information with respect to the plan of distribution of such Securities; and (x) whether a REMIC election will be made with respect to some or all of the Trust Fund for such Series. To the extent that the terms of this Prospectus conflict or are otherwise inconsistent with the terms of any Prospectus Supplement, the terms of such Prospectus Supplement shall govern.

                             AVAILABLE INFORMATION

     The Depositor is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the 'Commission'). Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at its Regional Offices located as follows: Midwest Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661; and Northeast Regional Office, 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Securities And Exchange Commission (the 'Commission') maintains a Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, including the Depositor, that file electonically with the Commission.

                               REPORTS TO HOLDERS

     Periodic and annual reports concerning the related Trust Fund for a Series of Securities are required under the related Agreement to be forwarded to Holders. Unless otherwise specified in the related Prospectus Supplement, such reports will not be examined and reported on by an independent public accountant. See 'THE AGREEMENTS--Reports to Holders' herein.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     All documents filed with respect to each Trust pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended,

subsequent to the date of any Prospectus Supplement and prior to the termination of any offering of Securities shall be deemed to be incorporated by reference into such Prospectus Supplement and this Prospectus. Any statement contained in a document incorporated or deemed to be incorporated or deemed to be incorporated by reference in any Prospectus Supplement or in this Prospectus shall be deemed to be modified or superseded for purposes of such Prospectus Supplement and this Prospectus to the extent that a statement contained in any Prospectus Supplement or in this Prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of any Prospectus Supplement.

                                SUMMARY OF TERMS

     The following summary is qualified in its entirety by reference to the detailed information appearing elsewhere in this Prospectus and by reference to the information with respect to each Series of Securities contained in the Prospectus Supplement to be prepared and delivered in connection with the offering of Securities of such Series. Capitalized terms used and not otherwise defined herein or in the related Prospectus Supplement shall have the meanings set forth in the 'GLOSSARY OF TERMS' herein.

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SECURITIES OFFERED................. Asset-Backed Certificates (the 'Certificates') and Asset-Backed Notes
                                      (the 'Notes'). Certificates are issuable from time to time in Series pursuant to a Pooling and Servicing Agreement or Trust Agreement.
                                      Each Certificate of a Series will evidence an interest in the Trust
                                      Fund for such Series, or in an Asset Group specified in the related
                                      Prospectus Supplement. Notes are issuable from time to time in
                                      Series pursuant to an Indenture. Each Series of Securities will consist of one or more Classes, one or more of which may be Classes of Compound Interest Securities, Planned Amortization Class ('PAC')
                                      Securities, Variable Interest Securities, Zero Coupon Securities,
                                      Principal Only Securities, Interest Only Securities, Participating
                                      Securities, Senior Securities or Subordinate Securities. Each Class
                                      may differ in, among other things, the amounts allocated to and the priority of principal and interest payments, Final Scheduled
                                      Distribution Dates, Distribution Dates and interest rates. The
                                      Securities of each Class will be issued in fully registered form in the denominations specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, the Securities or certain Classes of such Securities offered thereby may be available in book-entry form only.

DEPOSITOR.......................... Lehman ABS Corporation (the 'Depositor') was incorporated in the State of Delaware on January 29, 1988, and is a wholly-owned, special purpose subsidiary of Lehman Commercial Paper Inc. ('LCPI'), which itself is a wholly-owned subsidiary of Lehman Brothers Inc. ('Lehman
                                      Brothers'), which is a wholly-owned subsidiary of Lehman Brothers
                                      Holdings Inc. ('Holdings'). None of Lehman Brothers, LCPI, Holdings
                                      nor any other affiliate of the Depositor, the Servicer, the Trustee or the Seller has guaranteed or is otherwise obligated with respect to the Securities of any Series. See 'THE DEPOSITOR.'

INTEREST PAYMENTS.................. Interest payments on the Securities of a Series entitled by their terms to receive interest will be made on each Distribution Date, to the extent set forth in, and at the applicable rate specified in (or determined in the manner set forth in), the related Prospectus
                                      Supplement. The interest rate on Securities of a Series may be variable or change with changes in the rates of interest on the related Contracts or Underlying Contracts relating to the Private
                                      Securities, as applicable and/or as prepayments occur with respect to such Contracts or Underlying Contracts, as applicable. Interest
                                      Only Securities may be assigned a 'Notional Amount' set forth in the related Prospectus Supplement which is used solely for convenience in expressing the calculation of interest and for certain other purposes and does not represent the right to receive any
                                      distributions allocable to principal. Principal Only Securities may not be entitled to receive any interest payments or may be entitled to receive only nominal interest payments. Interest payable on the
                                      Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related
                                      Prospectus Supplement. See 'DESCRIPTION OF THE SECURITIES-- Payments
                                      of Interest.'

PRINCIPAL PAYMENTS................. All payments of principal of a Series of Securities will be made in an aggregate amount determined as set forth in the related Prospectus
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                                       3
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                                      Supplement and will be paid at the times and will be allocated among the Classes of such Series in the order and amounts, and will be applied either on a pro rata or a random lot basis among all
                                      Securities of any such Class, all as specified in the related
                                      Prospectus Supplement.
FINAL SCHEDULED
  DISTRIBUTION DATE
  OF THE SECURITIES................ The Final Scheduled Distribution Date with respect to each Class of
                                      Notes is the date no later than which principal thereof will be fully paid and with respect to each Class of Certificates is the date after which no Certificates of such Class are expected to remain outstanding, in each case calculated on the basis of the assumptions applicable to such Series described in the related
                                      Prospectus Supplement. The Final Scheduled Distribution Date of a
                                      Class may equal the maturity date of the Primary Asset in the related Trust Fund which has the latest stated maturity or will be determined as described herein and in the related Prospectus
                                      Supplement.

                                    The actual final Distribution Date of the Securities of a Series will depend primarily upon the rate of payment (including prepayments, liquidations due to default, the receipt of proceeds from casualty insurance policies and repurchases) of the Contracts or Underlying
                                      Contracts relating to the Private Securities, as applicable, in the related Trust Fund. Unless otherwise specified in the related
                                      Prospectus Supplement, the actual final Distribution Date of any
                                      Security is likely to occur earlier and may occur substantially earlier or may occur later than its Final Scheduled Distribution
                                      Date as a result of the application of prepayments to the reduction of the principal balances of the Securities and as a result of defaults on the Primary Assets. The rate of payments on the
                                      Contracts or Underlying Contracts relating to the Private
                                      Securities, as applicable, in the Trust Fund for a Series will depend on a variety of factors, including certain characteristics of such Contracts or Underlying Contracts, as applicable, and the prevailing level of interest rates from time to time, as well as on a variety of economic, demographic, tax, legal, social and other factors. No assurance can be given as to the actual prepayment experience with respect to a Series. See 'RISK FACTORS--Prepayment and Yield Considerations' and 'DESCRIPTION OF THE SECURITIES--
                                      Weighted Average Life of the Securities' herein.

OPTIONAL TERMINATION............... One or more Classes of Securities of any Series may be redeemed or repurchased in whole or in part, at the Depositor's or the
                                      Servicer's option, at such time and under the circumstances specified in the related Prospectus Supplement, at the price set forth therein. If so specified in the related Prospectus Supplement for a Series of Securities, the Depositor, the Servicer, or such other entity that is specified in the related Prospectus Supplement, may, at its option, cause an early termination of the related Trust
                                      Fund by repurchasing all of the Primary Assets remaining in the
                                      Trust Fund on or after a specified date, or on or after such time as the aggregate principal balance of the Securities of the Series or the Primary Assets relating to such Series, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related Prospectus Supplement. See 'DESCRIPTION OF
                                      THE SECURITIES--Optional Redemption, Purchase or Termination.'

                                    In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments
                                      or
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                                       4
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                                      distributions were solely based on the activity of the related
                                      Primary Assets.

THE TRUST FUND..................... The Trust Fund for a Series of Securities will consist of one or more of the assets described below, as described in the related Prospectus
                                      Supplement.

     A. PRIMARY ASSETS............. The Primary Assets for a Series may consist of any combination of the following assets, to the extent and as specified in the related
                                      Prospectus Supplement. The Primary Assets will be purchased from the
                                      Seller or may be purchased by the Depositor in secondary market transactions, not from the issuer of such Private Securities or an affiliate thereof, or, in the case of the Loans, in privately negotiated transactions, including transactions with entities affiliated with the Depositor.

          (1) CONTRACTS............ Primary Assets for a Series will consist, in whole or in part, of
                                    Contracts. Some Contracts may be delinquent or non-performing as specified in the related Prospectus Supplement. Contracts may be originated by or acquired from an affiliate of the Depositor and an affiliate of the Depositor may be an obligor with respect to any such Contracts. The Contracts will be conventional contracts or contracts incurred by the Federal Housing Administration ('FHA') or partially guaranteed by the Veterans Administration ('VA'). To the extent provided in the related Prospectus Supplement, additional
                                      Contracts may be periodically added to the Trust Fund, or may be removed from time to time if certain asset value tests are met, as described in the related Prospectus Supplement.

                                    The 'Contracts' for a Series will consist of (i) home improvement installment sales contracts and installment loan agreements (the
                                      'Home Improvement Contracts') and (ii) manufactured housing installment sales contracts and installment loan agreements (the
                                      'Manufactured Housing Contracts' and together with the Home
                                      Improvement Contracts, the 'Contracts'). Contracts may, as specified in the related Prospectus Supplement, have various payment characteristics, including balloon or other irregular payment features, and may accrue interest at a fixed rate or an adjustable rate.

                                    As specified in the related Prospectus Supplement, the Contracts may be secured by mortgages or deeds of trust or other similar security instruments creating a lien on a residential property (each, a
                                      'Mortgaged Property'), which may be subordinated to one or more senior liens on the Mortgaged Property, as described in the related
                                      Prospectus Supplement. As specified in the related Prospectus
                                      Supplement, Contracts may be unsecured or secured by purchase money security interests in the Home Improvements financed thereby and the
                                      Manufactured Housing Contracts may be secured by security interests in Manufactured Homes. The Mortgaged Properties, the Home
                                      Improvements and the Manufactured Homes are collectively referred to herein as the 'Properties.'

                                    The related Prospectus Supplement will describe certain
                                      characteristics of the Contracts for a Series, including, without limitation, and to the extent relevant: (a) the aggregate unpaid principal balance of the Contracts (or the aggregate unpaid principal balance included in the Trust Fund for the related Series)
                                      and the average outstanding principal balance of the Contracts; (b)
                                      the weighted average Loan Rate on the Contracts as of the Cut-off
                                      Date; (c) the Combined Loan-to-Value Ratios or Loan-to-Value Ratios,
                                      as applicable, of the Contracts, computed in the manner described in the related Prospectus Supplement; (d) the percentage (by principal balance as of the Cut-off
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                                       5
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                                      Date) of Contracts that accrue interest at adjustable or fixed interest rates; (e) any enhancement relating to the Contracts; (f)
                                      the percentage (by principal balance as of the Cut-off Date) of
                                      Contracts that are secured by Mortgaged Properties, Home
                                      Improvements, Manufactured Homes, the real estate on which the

                                      Manufactured Homes are located or are unsecured; (g) the geographic distribution of the Properties securing the Contracts; (h) the use and type of each Property securing the Contracts; (i) the lien priority of the Contracts and (j) the delinquency status and year of origination of the Contracts.

          (2) PRIVATE SECURITIES... Primary Assets for a Series may consist, in whole or in part, of
                                    Private Securities which include (a) pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Contracts (the 'Underlying Contracts')
                                      or (b) collateralized obligations secured by Underlying Contracts.
                                      Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying
                                      Contracts may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and the Private
                                      Securities themselves will not be so insured or guaranteed. See 'THE
                                      TRUST FUNDS--Private Securities.' Unless otherwise specified in the
                                      Prospectus Supplement relating to a Series of Securities, payments on the Private Securities will be distributed directly to the
                                      Trustee as registered owner of such Private Securities.

                                    The related Prospectus Supplement for a Series will specify (such disclosure may be on an approximate basis, as described above and will be as of the date specified in the related Prospectus
                                      Supplement) to the extent relevant and to the extent such
                                      information is reasonably available to the Depositor and the
                                      Depositor reasonably believes such information to be reliable: (i)
                                      the aggregate approximate principal amount and type of any Private
                                      Securities to be included in the Trust Fund for such Series; (ii)
                                      certain characteristics of the Underlying Contracts including (A)
                                      the payment features of such Underlying Contracts (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments, negative amortization or other payment features), (B) the approximate aggregate principal amount of such
                                      Underlying Contracts which are insured or guaranteed by a
                                      governmental entity, (C) the servicing fee or range of servicing fees with respect to such Underlying Contracts, (D) the minimum and maximum stated maturities of such Underlying Contracts at
                                      origination, (E) the lien priority and the credit utilization rates, if any, of such Underlying Contracts, and (F) the delinquency status and year of origination of such Underlying Contracts; (iii) the maximum original term-to-stated maturity of the Private Securities;
                                      (iv) the weighted average term-to-stated maturity of the Private
                                      Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the sponsor or depositor of the Private Securities (the 'PS Sponsor'), the servicer of the
                                      Private Securities (the 'PS Servicer') and the trustee of the

                                      Private Securities (the 'PS Trustee'); (vii) certain characteristics of enhancement, if any, such as reserve funds, insurance policies, letters of credit or guarantees, relating to the Contracts underlying the Private Securities, or to such
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                                      Private Securities themselves; (viii) the terms on which the
                                      Underlying Contracts may, or are required to, be repurchased prior to stated maturity; and (ix) the terms on which substitute
                                      Underlying Contracts may be delivered to replace those initially deposited with the PS Trustee. See 'THE TRUST FUNDS--Additional
                                      Information' herein.

     B. COLLECTION AND
          DISTRIBUTION
          ACCOUNTS................. Unless otherwise provided in the related Prospectus Supplement, all payments on or with respect to the Primary Assets for a Series will be remitted directly to an account (the 'Collection Account') to be established for such Series with the Trustee or the Servicer, in the name of the Trustee. Unless otherwise provided in the related
                                      Prospectus Supplement, the Trustee shall be required to apply a portion of the amount in the Collection Account, together with reinvestment earnings from eligible investments specified in the related Prospectus Supplement, to the payment of certain amounts payable to the Servicer under the related Agreement and any other person specified in the Prospectus Supplement, and to deposit a portion of the amount in the Collection Account into a separate account (the 'Distribution Account') to be established for such
                                      Series, each in the manner and at the times established in the related Prospectus Supplement. All amounts deposited in such
                                      Distribution Account will be available, unless otherwise specified in the related Prospectus Supplement, for (i) application to the payment of principal of and interest on such Series of Securities on the next Distribution Date, (ii) the making of adequate provision for future payments on certain Classes of Securities and (iii) any other purpose specified in the related Prospectus Supplement. After applying the funds in the Collection Account as described above, any funds remaining in the Collection Account may be paid over to the
                                      Servicer, the Depositor, any provider of Enhancement with respect to such Series (an 'Enhancer') or any other person entitled thereto in the manner and at the times established in the related Prospectus
                                      Supplement.

ENHANCEMENT........................ If stated in the Prospectus Supplement relating to a Series, the
                                      Depositor will obtain an irrevocable letter of credit, surety bond, certificate insurance policy, insurance policy or other form of credit support (collectively, 'Enhancement') in favor of the Trustee on behalf of the Holders of such Series and any other person specified in such Prospectus Supplement from an institution acceptable to the rating agency or agencies identified in the related Prospectus Supplement as rating such Series of Securities
                                      (collectively, the 'Rating Agency') for the purposes specified in such Prospectus Supplement. The Enhancement will support the payments on the Securities and may be used for other purposes, to the extent and under the conditions specified in such Prospectus
                                      Supplement. See 'ENHANCEMENT.'

                                    Enhancement for a Series may include one or more of the following types of Enhancement, or such other type of Enhancement specified in the related Prospectus Supplement.

     A. SUBORDINATE
          SECURITIES............... If stated in the related Prospectus Supplement, Enhancement for a
                                    Series may consist of one or more Classes of Subordinate Securities.
                                      The rights of Holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of holders of Senior Securities of the
                                      Series, but only to the extent described in the related Prospectus
                                      Supplement.
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     B. INSURANCE.................. If stated in the related Prospectus Supplement, Enhancement for a
                                      Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance supporting payments on the
                                      Securities.

     C. RESERVE FUNDS.............. If stated in the Prospectus Supplement, the Depositor may deposit cash, a letter or letters of credit, short-term investments, or other instruments acceptable to the Rating Agency in one or more reserve funds to be established in the name of the Trustee (each, a 'Reserve
                                      Fund'), which will be used, as specified in such Prospectus
                                      Supplement, by the Trustee to make required payments of principal of or interest on the Securities of such Series, to make adequate provision for future payments on such Securities or for any other purpose specified in the Agreement, with respect to such Series, to the extent that funds are not otherwise available. In the
                                      alternative or in addition to such deposit, a Reserve Fund for a
                                      Series may be funded through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement.

     D. MINIMUM PRINCIPAL
          PAYMENT AGREEMENT........ If stated in the Prospectus Supplement relating to a Series of
                                      Securities, the Depositor will enter into a minimum principal payment agreement (the 'Minimum Principal Payment Agreement') with an entity meeting the criteria of the Rating Agency, pursuant to which such entity will provide funds in the event that aggregate principal payments on the Primary Assets for such Series are not sufficient to make certain payments, as provided in the related Prospectus
                                      Supplement. See 'ENHANCEMENT--Minimum Principal Payment Agreement.'


     E. DEPOSIT
          AGREEMENT................ If stated in the Prospectus Supplement, the Depositor and the Trustee
                                      will enter into a guaranteed investment contract or an investment agreement (the 'Deposit Agreement') pursuant to which all or a portion of amounts held in the Collection Account, the Distribution
                                      Account or in any Reserve Fund will be invested with the entity specified in such Prospectus Supplement. The Trustee will be entitled to withdraw amounts so invested, plus interest at a rate equal to the Assumed Reinvestment Rate, in the manner specified in the Prospectus Supplement. See 'ENHANCEMENT--Deposit Agreement.'

SERVICING.......................... The Servicer will be responsible for servicing, managing and making collections on the Contracts for a Series. In addition, the
                                      Servicer, if so specified in the related Prospectus Supplement, will act as custodian and will be responsible for maintaining custody of the Contracts and related documentation on behalf of the Trustee.
                                      Advances with respect to delinquent payments of principal or interest on a Contract will be made by the Servicer only to the extent described in the related Prospectus Supplement. Such advances will be intended to provide liquidity only and, unless otherwise specified in the related Prospectus Supplement, reimbursable to the
                                      Servicer from scheduled payments of principal and interest, late collections, or from the proceeds of liquidation of the related
                                      Contracts or from other recoveries relating to such Contracts
                                      (including any insurance proceeds or payments from other credit support). In performing these functions, the Servicer will exercise the same degree of skill and care that it customarily exercises with respect to similar receivables or Contracts owned or serviced by it.
                                      Under certain limited circumstances, the Servicer may resign or be removed, in which event either the Trustee or a third-party servicer will be appointed as successor servicer. The Servicer will receive a periodic fee as servicing compensation (the 'Servicing Fee') and may, as specified herein and in the related Prospectus Supplement, receive certain additional compensation. See 'SERVICING OF
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                                      CONTRACTS--Servicing Compensation and Payment of Expenses' herein.
FEDERAL INCOME
  TAX CONSIDERATIONS
     A. DEBT SECURITIES AND
          REMIC RESIDUAL
          SECURITIES............... If (i) an election is made to treat all or a portion of a Trust Fund for a Series as a 'real estate mortgage investment conduit' (a
                                      'REMIC') or (ii) so provided in the related Prospectus Supplement, a
                                      Series of Securities will include one or more Classes of taxable debt obligations under the Internal Revenue Code of 1986, as amended
                                      (the 'Code'). Stated interest with respect to such Classes of
                                      Securities will be reported by a Holder in accordance with the
                                      Holder's method of accounting except that, in the case of Securities constituting 'regular interests' in a REMIC ('Regular Interests'), such interest will be required to be reported on the accrual method regardless of a Holder's usual method of accounting. Securities that are Compound Interest Securities, Zero Coupon Securities or Interest
                                      Only Securities will, and certain other Classes of Securities may, be issued with original issue discount that is not de minimis. In such cases, the Holder will be required to include original issue discount in gross income as it accrues, which may be prior to the receipt of cash attributable to such income. If a Security is issued at a premium, the holder may be entitled to make an election to amortize such premium on a constant yield method.

                                    In the case of a REMIC election, a Class of Securities may be treated as REMIC 'residual interests' ('Residual Interests'). A holder of a
                                      Residual Interest will be required to include in its income its pro rata share of the taxable income of the REMIC. In certain
                                      circumstances, the holder of a Residual Interest may have REMIC taxable income or tax liability attributable to REMIC taxable income for a particular period in excess of cash distributions for such period or have an after-tax return that is less than the after-tax return on comparable debt instruments. In addition, a portion (or, in some cases, all) of the income from a Residual Interest (i)
                                      except in certain circumstances with respect to a Holder classified as a thrift institution under the Code, may not be subject to offset by losses from other activities, (ii) for a Holder that is subject to tax under the Code on unrelated business taxable income, may be treated as unrelated business taxable income and (iii) for a foreign holder, may not qualify for exemption from or reduction of withholding. In addition, (i) Residual Interests are subject to transfer restrictions and (ii) certain transfers of Residual
                                      Interests will not be recognized for federal income tax purposes.
                                      Further, individual holders are subject to limitations on the deductibility of expenses of the REMIC. See 'CERTAIN FEDERAL INCOME
                                      TAX CONSIDERATIONS.'

     B. NON-REMIC
          PASS-THROUGH
          SECURITIES............... If so specified in the related Prospectus Supplement, the Trust Fund for a Series will be treated as a grantor trust and will not be classified as an association taxable as a corporation for federal income tax purposes and Holders of Securities of such Series
                                      ('Pass-Through Securities') will be treated as owning directly rights to receive certain payments of interest or principal, or both, on the Primary Assets held in the Trust Fund for such Series.
                                      All income with respect to a Stripped Security (as defined herein)
                                      will be accounted for as original issue discount and, unless otherwise specified in the related Prospectus Supplement, will
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                                      be reported by the Trustee on an accrual basis, which may be prior to the receipt of cash associated with such income.

                                    The holder of a Pass-Through Security must include in income its share of all income of the Trust Fund to the extent such income is allocable to it and may, subject to certain limitations for individual Holders, deduct its share of all expenses of the Trust
                                      Fund. See 'CERTAIN FEDERAL INCOME TAX CONSIDERATIONS.'

     C. OWNER TRUST
          SECURITIES............... If so specified in the Prospectus Supplement, the Trust Fund will be treated as a partnership for purposes of federal and state income tax. Each Noteholder, by the acceptance of a Note of a given series, will agree to treat such Note as indebtedness, and each
                                      Certificateholder, by the acceptance of a Certificate of a given series, will agree to treat the related Trust as a partnership in which such Certificateholder is a partner for federal income and state tax purposes. Alternative characterizations of such Trust and such Certificates are possible, but would not result in materially adverse tax consequences to Certificateholders. See 'CERTAIN FEDERAL
                                      INCOME TAX CONSIDERATIONS.'

ERISA CONSIDERATIONS............... A fiduciary of any employee benefit plan subject to the Employee
                                      Retirement Income Security Act of 1974, as amended ('ERISA'), or the
                                      Code should carefully review with its own legal advisors whether the purchase or holding of Securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Code. See
                                      'ERISA CONSIDERATIONS.'

LEGAL INVESTMENT................... Unless otherwise specified in the related Prospectus Supplement,
                                      Securities of each Series offered by this Prospectus and the related
                                      Prospectus Supplement will not constitute 'mortgage related securities' under the Secondary Mortgage Market Enhancement Act of
                                      1984 ('SMMEA'). Investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them. See 'LEGAL INVESTMENT.'

USE OF PROCEEDS.................... The Depositor will use the net proceeds from the sale of each Series for one or more of the following purposes: (i) to purchase the related
                                      Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and
                                      (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the
                                      Primary Assets for a Series may be effected by an exchange of
                                      Securities with the Seller of such Primary Assets. See 'USE OF
                                      PROCEEDS.'

RATINGS............................ It will be a requirement for issuance of any Series that the
                                      Securities offered by this Prospectus and the related Prospectus
                                      Supplement be rated by at least one Rating Agency in one of its four highest applicable rating categories. The rating or ratings applicable to Securities of each Series offered hereby and by the related Prospectus Supplement will be as set forth in the related
                                      Prospectus Supplement. A securities rating should be evaluated independently of similar ratings on different types of securities. A securities rating does not address the effect that the rate of prepayments on Contracts or Underlying Contracts relating to Private
                                      Securities, as applicable, for a Series may have on the yield to investors in the Securities of such Series. See 'RISK
                                      FACTORS--Rating of Securities.'

                                  RISK FACTORS

     Investors should consider, among other things, the following factors in connection with the purchase of the Securities.

     Limited Liquidity. There will be no market for the Securities of any Series prior to the issuance thereof, and there can be no assurance that a secondary market will develop or, if it does develop, that it will provide Holders with liquidity of investment or will continue for the life of the Securities of such Series. Lehman Brothers, through one or more of its affiliates, and the other underwriters, if any, specified in the related Prospectus Supplement, presently expect to make a secondary market in the Securities, but have no obligation to do so.

     Limited Assets. The Depositor does not have, nor is it expected to have, any significant assets. The Securities of a Series will be payable solely from the assets of the Trust Fund for such Securities. There will be no recourse to the Depositor or any other person for any default on the Notes or any failure to receive distributions on the Certificates. Further, unless otherwise stated in the related Prospectus Supplement, at the times set forth in the related Prospectus Supplement, certain Primary Assets and/or any balance remaining in the Collection Account or Distribution Account immediately after making all payments due on the Securities of such Series and other payments specified in the related Prospectus Supplement, may be promptly released or remitted to the Depositor, the Servicer, the Enhancer or any other person entitled thereto and will no longer be available for making payments to Holders. Consequently, holders of Securities of each Series must rely solely upon payments with respect to the Primary Assets and the other assets constituting the Trust Fund for a Series of Securities, including, if applicable, any amounts available pursuant to any Enhancement for such Series, for the payment of principal of and interest on the Securities of such Series.

     Holders of Notes will be required under the Indenture to proceed only against the Primary Assets and other assets constituting the related Trust Fund in the case of a default with respect to such Notes and may not proceed against any assets of the Depositor. If payments with respect to the Primary Assets and such other assets securing a Series of Notes, including any Enhancement, were to become insufficient to make payments on such Notes, no other assets would be available for payment of the deficiency.

     The only obligations, if any, of the Depositor with respect to the Securities of any Series will be pursuant to certain representations and warranties. See 'THE AGREEMENTS--Assignment of Primary Assets' herein. The Depositor does not have, and is not expected in the future to have, any significant assets with which to meet any obligation to repurchase Primary Assets with respect to which there has been a breach of any representation or warranty. If, for example, the Depositor were required to repurchase a Primary Asset, its only sources of funds to make such repurchase would be from funds obtained from the enforcement of a corresponding obligation, if any, on the part of the originator of the Primary Assets, the Servicer or the Seller, as the case may be, or from a Reserve Fund established to provide funds for such repurchases.


     Enhancement. Although such Enhancement is intended to reduce the risk of delinquent payments or losses to holders of Securities entitled to the benefit thereof, the amount of such Enhancement will be limited, as set forth in the related Prospectus Supplement, and will decline and could be depleted under certain circumstances prior to the payment in full of the related Series of Securities, and as a result Holders may suffer losses. See 'ENHANCEMENT.'

     Prepayment and Yield Considerations. The yield to maturity experienced by a holder of Securities may be affected by the rate of payment of principal of the Contracts or Underlying Contracts relating to the Private Securities, as applicable. The timing of principal payments of the Securities of a Series will be affected by a number of factors, including the following: (i) the extent of prepayments of the Contracts or Underlying Contracts relating to the Private Securities, as applicable, which prepayments may be influenced by a variety of factors, (ii) the manner of allocating principal payments among the Classes of Securities of a Series as specified in the related Prospectus Supplement and
(iii) the exercise by the party entitled thereto of any right of optional termination. See 'DESCRIPTION OF THE SECURITIES--Weighted Average Life of Securities.' Prepayments may also result from repurchases of Contracts or Underlying Contracts, as applicable, due to material breaches of the Seller's or the Depositor's warranties.

     Interest payable on the Securities of a Series on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month prior to a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Security were to accrue through the day immediately preceding each Distribution Date, and the effective yield (at par) to Holders will be less than the indicated coupon rate. See 'DESCRIPTION OF THE SECURITIES--Payments of Interest.'

     Nature of Mortgages; Properties. Since the Mortgages are primarily junior liens subordinate to the rights of the mortgagee under the related senior mortgage or mortgages, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such junior mortgage only to the extent that the claims of such senior mortgagees have been satisfied in full, including any related foreclosure costs. In addition, a junior mortgagee may not foreclose on the Mortgaged Property securing a junior mortgage unless it forecloses subject to the senior mortgages, in which case it must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages in the event the mortgagor is in default thereunder. The Trust Fund will not have any source of funds to satisfy the senior mortgages or make payments due to the senior mortgagees.

     There are several factors that could adversely affect the value of Properties such that the outstanding balance of the related Contract, together with any senior financing on the related Mortgaged Property, if applicable, would equal or exceed the value of the Properties. Among the factors that could adversely affect the value of the Properties are an overall decline in the residential real estate market in the areas in which the Properties are located or a decline in the general condition of the Properties as a result of failure of borrowers to maintain adequately the Properties or of natural disasters that are not necessarily covered by insurance, such as earthquakes and floods. Any such decline could extinguish the value of a junior interest in Property before having any effect on the related senior interest therein. If such a decline occurs, the actual rates of delinquencies, foreclosure and losses on the junior Contracts could be higher than those currently experienced in the mortgage lending industry in general.

     Environmental Risks. Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a property may give rise to a lien on the property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ('CERCLA'), a lender may be liable, as an 'owner' or 'operator,' for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of a Mortgaged Property.

     Certain Other Legal Considerations Regarding the Contracts. Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the Contracts. Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the Servicer to collect all or part of the principal of or interest on the Contracts, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the Contract to damages and administrative enforcement.

     The Contracts are also subject to Federal laws, including:

          (i) the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Contracts;

          (ii) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

          (iii) the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

     Violations of certain provisions of these Federal laws may limit the ability of the Servicer to collect all or part of the principal of or interest on the Loans and in addition could subject the Trust to damages and administrative enforcement. The Loans may be subject to the Home Ownership and Equity Protection Act of 1994 (the 'Act') which amended the Truth in Lending Act as it applies to mortgages subject to the Act. The Act requires certain additional disclosures, specifies the timing of such disclosures and limits or prohibits inclusion of certain provisions in mortgages subject to the Act. The Act also provides that any purchaser or assignee of a mortgage covered by the Act is subject to all of the claims and defenses which the borrower could assert against the original lender. The maximum damages that may be recovered under the Act from an assignee is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the Loan. If the Trust Fund includes Loans subject to the Act, it will be subject to all of the claims and defenses which the borrower could assert against the Seller. Any violation of the Act which would result in such liability would be a breach of the Seller's representations and warranties, and the Seller would be obligated to cure, repurchase or, if permitted by the Agreement, substitute for the Loan in question. See 'CERTAIN LEGAL ASPECTS OF THE MORTGAGE LOANS' herein.

     The Contracts are also subject to the Preservation of Consumers' Claims and Defenses regulations of the Federal Trade Commission and other similar federal and state statutes and regulations (collectively, the 'Holder in Due Course Rules'), which protect the homeowner from defective craftsmanship or incomplete work by a contractor. These laws permit the obligor to withhold payment if the work does not meet the quality and durability standards agreed to by the homeowner and the contractor. The Holder in Due Course Rules have the effect of subjecting any assignee of the seller in a consumer credit transaction to all claims and defenses which the obligor in the credit sale transaction could assert against the seller of the goods.

     Rating of the Securities. It will be a condition to the issuance of a Series of Securities that they be rated in one of the four highest rating categories by the Rating Agency identified in the related Prospectus Supplement. Any such rating would be based on, among other things, the adequacy of the value of the Primary Assets and any Enhancement with respect to such Series. Such rating should not be deemed a recommendation to purchase, hold or sell Securities, inasmuch as it does not address market price or suitability for a particular investor. There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the Rating Agency if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn due to any erosion in the adequacy of the value of the Primary Assets, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of an Enhancer or a change in the rating of such Enhancer's long term debt.

     Other Considerations. There is no assurance that the market value of the Primary Assets or any other assets for a Series will at any time be equal to or greater than the aggregate principal amount of the Securities of such Series then outstanding, plus accrued interest thereon. Moreover, upon an event of default under the Indenture for a Series of Notes and a sale of the assets in the Trust Fund or upon a sale of the assets of a Trust Fund for a Series of Certificates, the Trustee, the Servicer, if any, the Enhancer and any other service provider specified in the related Prospectus Supplement generally will be entitled to receive the proceeds of any such sale to the extent of unpaid fees and other amounts owing to such persons under the related Agreement prior to distributions to holders of Securities. Upon any such sale, the proceeds thereof may be insufficient to pay in full the principal of and interest on the Securities of such Series.

     Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer took the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be smaller as a percentage of the outstanding principal balance of the smaller loan than would be the case with a larger loan. Because the average outstanding principal balances of the Loans are small relative to the size of the loans in a typical pool of first mortgages, realizations net of liquidation expenses on defaulted Loans may also be smaller as a percentage of the principal amount of the Loans than would such net realizations in the case of a typical pool of first mortgage loans.

                         DESCRIPTION OF THE SECURITIES

GENERAL

     Each Series of Notes will be issued pursuant to an indenture (the 'Indenture') between the related Trust Fund and the entity named in the related Prospectus Supplement as trustee (the 'Trustee') with respect to such Series. A form of Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Certificates will also be issued in Series pursuant to separate agreements (each, a 'Pooling and Servicing Agreement' or a 'Trust Agreement') among the Depositor, the Servicer, if the Series relates to Loans, and the Trustee. A form of Pooling and Servicing Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. A Series may consist of both Notes and Certificates.

     The Seller may agree to reimburse the Depositor for certain fees and expenses of the Depositor incurred in connection with the offering of the Securities.

     The following summaries describe certain provisions in the Agreements common to each Series of Securities. The summaries do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreements and the Prospectus Supplement relating to each Series of Securities. Where particular provisions or terms used in the Agreements are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference as part of such summaries.

     Each Series of Securities will consist of one or more Classes of Securities, one or more of which may be Compound Interest Securities, Variable Interest Securities, PAC Securities, Zero Coupon Securities, Principal Only Securities, Interest Only Securities or Participating Securities. A Series may also include one or more Classes of Subordinate Securities. The Securities of each Series will be issued only in fully registered form, without coupons, in the authorized denominations for each Class specified in the related Prospectus Supplement. Upon satisfaction of the conditions, if any, applicable to a Class of a Series, as described in the related Prospectus Supplement, the transfer of the Securities may be registered and the Securities may be exchanged at the office of the Trustee specified in the Prospectus Supplement without the payment of any service charge other than any tax or governmental charge payable in connection with such registration of transfer or exchange. If specified in the related Prospectus Supplement, one or more Classes of a Series may be available in book-entry form only.

     Unless otherwise provided in the related Prospectus Supplement, payments of principal of and interest on a Series of Securities will be made on the Distribution Dates specified in the Prospectus Supplement relating to such Series by check mailed to Holders of such Series, registered as such at the close of business on the record date specified in the related Prospectus Supplement applicable to such Distribution Dates at their addresses appearing on the security register, except that (a) payments may be made by wire transfer (at the expense of the Holder requesting payment by wire transfer) in certain circumstances described in the related Prospectus Supplement and (b) final payments of principal in retirement of each Security will be made only upon presentation and surrender of such Security at the office of the Trustee specified in the Prospectus Supplement. Notice of the final payment on a Security will be mailed to the holder of such Security before the Distribution Date on which the final principal payment on any Security is expected to be made to the holder of such Security.

     Payments of principal of and interest on the Securities will be made by the Trustee, or a paying agent on behalf of the Trustee, as specified in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, all payments with respect to the Primary Assets for a Series, together with reinvestment income thereon, amounts withdrawn from any Reserve Fund, and amounts available pursuant to any other Enhancement will be deposited directly into the Collection Account and, net, if and as provided in the related Prospectus Supplement, of certain amounts payable to the related Servicer and any other person specified in the Prospectus Supplement, will thereafter be deposited into the Distribution Account and will be available to make payments on Securities of such Series on the next Distribution Date, as the case may be. See 'THE TRUST FUNDS--Collection and Distribution Accounts.'

VALUATION OF THE PRIMARY ASSETS

     If specified in the related Prospectus Supplement for a Series of Notes, each Primary Asset included in the related Trust Fund for a Series will be assigned an initial 'Asset Value.' Unless otherwise specified in the related Prospectus Supplement, at any time the Asset Value of the Primary Assets will be equal to the product of the Asset Value Percentage as set forth in the Indenture and the lesser of (a) the stream of remaining regularly scheduled payments on the Primary Assets, net, unless otherwise provided in the related Prospectus Supplement, of certain amounts payable as expenses, together with income earned on each such scheduled payment received through the day preceding the next Distribution Date at the Assumed Reinvestment Rate, if any, discounted to present value at the highest interest rate on the Notes of such Series over periods equal to the interval between payments on the Notes, and (b) the then principal balance of the Primary Assets. Unless otherwise specified in the related Prospectus Supplement, the initial Asset Value of the Primary Assets will be at least equal to the principal amount of the Notes of the related Series at the date of issuance thereof.

     The 'Assumed Reinvestment Rate', if any, for a Series will be the highest rate permitted by the Rating Agency or a rate insured by means of a surety bond, guaranteed investment contract, Deposit Agreement or other arrangement satisfactory to the Rating Agency. If the Assumed Reinvestment Rate is so insured, the related Prospectus Supplement will set forth the terms of such arrangement.

PAYMENTS OF INTEREST

     The Securities of each Class by their terms entitled to receive interest will bear interest (calculated, unless otherwise specified in the related Prospectus Supplement, on the basis of a 360-day year of twelve 30-day months) from the date and at the rate per annum specified, or calculated in the method described, in the related Prospectus Supplement. Interest on such Securities of a Series will be payable on the Distribution Date specified in the related Prospectus Supplement. The rate of interest on Securities of a Series may be variable or may change with changes in the annual percentage rates of the Contracts or Underlying Contracts relating to the Private Securities, as applicable included in the related Trust Fund and/or as prepayments occur with respect to such Contracts or Underlying Contracts, as applicable. Principal Only Securities may not be entitled to receive any interest distributions or may be entitled to receive only nominal interest distributions. Any interest on Zero Coupon Securities that is not paid on the related Distribution Date will accrue and be added to the principal thereof on such Distribution Date.

     Interest payable on the Securities on a Distribution Date will include all interest accrued during the period specified in the related Prospectus Supplement. In the event interest accrues during the calendar month preceding a Distribution Date, the effective yield to Holders will be reduced from the yield that would otherwise be obtainable if interest payable on the Securities were to accrue through the day immediately preceding such Distribution Date.

PAYMENTS OF PRINCIPAL

     On each Distribution Date for a Series, principal payments will be made to the holders of the Securities of such Series on which principal is then payable, to the extent set forth in the related Prospectus Supplement. Such payments will be made in an aggregate amount determined as specified in the related Prospectus Supplement and will be allocated among the respective Classes of a Series in the manner, at the times and in the priority (which may, in certain cases, include allocation by random lot) set forth in the related Prospectus Supplement.

FINAL SCHEDULED DISTRIBUTION DATE

     The Final Scheduled Distribution Date with respect to each Class of Notes is the date no later than which principal thereof will be fully paid and with respect to each Class of a Series of Certificates will be the date on which the entire aggregate principal balance of such Class is expected to be reduced to zero, in each case calculated on the basis of the assumptions applicable to such Series described in the related Prospectus Supplement. The Final Scheduled Distribution Date for each Class of a Series will be specified in the related Prospectus Supplement. Since payments on the Primary Assets will be used to make distributions in reduction of the outstanding principal amount of the Securities, it is likely that the actual final Distribution Date of any such Class will occur earlier, and may occur substantially earlier, than its Final Scheduled Distribution Date.

Furthermore, with respect to a Series of Certificates, unless otherwise specified in the related Prospectus Supplement, as a result of delinquencies, defaults and liquidations of the Primary Assets in the Trust Fund, the actual final Distribution Date of any Certificate may occur later than its Final Scheduled Distribution Date. No assurance can be given as to the actual prepayment experience with respect to a Series. See 'Weighted Average Life of the Securities' below.

SPECIAL REDEMPTION

     If so specified in the Prospectus Supplement relating to a Series of Securities having other than monthly Distribution Dates, one or more Classes of Securities of such Series may be subject to special redemption, in whole or in part, on the day specified in the related Prospectus Supplement (a 'Special Redemption Date') if, as a consequence of prepayments on the Contracts or Underlying Contracts, as applicable, relating to such Securities or low yields then available for reinvestment, the entity specified in the related Prospectus Supplement determines, based on assumptions specified in the applicable Agreement, that the amount available for the payment of interest that will have accrued on such Securities (the 'Available Interest Amount') through the designated interest accrual date specified in the related Prospectus Supplement is less than the amount of interest that will have accrued on such Securities to such date. In such event and as further described in the related Prospectus Supplement, the Trustee will redeem a principal amount of outstanding Securities of such Series as will cause the Available Interest Amount to equal the amount of interest that will have accrued through such designated interest accrual date for such Series of Securities outstanding immediately after such redemption.

OPTIONAL REDEMPTION, PURCHASE OR TERMINATION

     The Depositor or the Servicer may, at its option, redeem, in whole or in part, one or more Classes of Notes or purchase one or more Classes of Certificates of any Series, on any Distribution Date under the circumstances, if any, specified in the Prospectus Supplement relating to such Series. Alternatively, if so specified in the related Prospectus Supplement for a Series of Certificates, the Depositor, the Servicer, or another entity designated in the related Prospectus Supplement may, at its option, cause an early termination of a Trust Fund by repurchasing all of the Primary Assets from such Trust Fund on or after a date specified in the related Prospectus Supplement, or on or after such time as the aggregate outstanding principal amount of the Certificates or Primary Assets, as specified in the related Prospectus Supplement, is less than the amount or percentage specified in the related

Prospectus Supplement. Notice of such redemption, purchase or termination must be given by the Depositor or the Trustee prior to the related date. The redemption, purchase or repurchase price will be set forth in the related Prospectus Supplement. If specified in the related Prospectus Supplement, in the event that a REMIC election has been made, the Trustee shall receive a satisfactory opinion of counsel that the optional redemption, purchase or termination will be conducted so as to constitute a 'qualified liquidation' under Section 860F of the Code.

     In addition, the Prospectus Supplement may provide other circumstances under which Holders of Securities of a Series could be fully paid significantly earlier than would otherwise be the case if payments or distributions were solely based on the activity of the related Primary Assets.

WEIGHTED AVERAGE LIFE OF THE SECURITIES

     Weighted average life refers to the average amount of time that will elapse from the date of issue of a security until each dollar of principal of such security will be repaid to the investor. Unless otherwise specified in the related Prospectus Supplement, the weighted average life of the Securities of a Class will be influenced by the rate at which the amount financed under the Contracts or Underlying Contracts relating to the Private Securities, as applicable, included in the Trust Fund for a Series is paid, which may be in the form of scheduled amortization or prepayments.

     Prepayments on loans and other receivables can be measured relative to a prepayment standard or model. The Prospectus Supplement for a Series of Securities will describe the prepayment standard or model, if any, used and may contain tables setting forth the projected weighted average life of each Class of Securities of such Series and the percentage of the original principal amount of each Class of Securities of such Series that would be outstanding on specified Distribution Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Contracts or Underlying Contracts relating to the

Private Securities, as applicable, included in the related Trust Fund are made at rates corresponding to various percentages of the prepayment standard or model specified in such Prospectus Supplement.

     There is, however, no assurance that prepayment of the Contracts or Underlying Contracts relating to the Private Securities, as applicable, included in the related Trust Fund will conform to any level of any prepayment standard or model specified in the related Prospectus Supplement. The rate of principal prepayments on pools of loans is influenced by a variety of economic, demographic, geographic, legal, tax, social and other factors.

     The rate of prepayments of conventional housing loans and other receivables has fluctuated significantly in recent years. In general, however, if prevailing interest rates fall significantly below the interest rates on the Contracts or Underlying Contracts relating to the Private Securities, as applicable, for a Series, such contracts are likely to prepay at rates higher than if prevailing interest rates remain at or above the interest rates borne by such loans. In this regard, it should be noted that the Contracts or Underlying Contracts, as applicable, for a Series may have different interest rates. In addition, the weighted average life of the Securities may be affected by the varying maturities of the Contracts or Underlying Contracts relating to the Private Securities, as applicable. If any Contracts or Underlying Contracts relating to the Private Securities, as applicable, for a Series have actual terms-to-stated maturity of less than those assumed in calculating the Final Scheduled Distribution Date of the related Securities, one or more Classes of the Series may be fully paid prior to their respective Final Scheduled Distribution Dates, even in the absence of prepayments and a reinvestment return higher than the Assumed Reinvestment Rate.

                                THE TRUST FUNDS

GENERAL

     The Notes of each Series will be secured by the pledge of the assets of the related Trust Fund, and the Certificates of each Series will represent interests in the assets of the related Trust Fund. The Trust Fund of each Series will include assets purchased from the Seller composed of (i) the Primary Assets,
(ii) amounts available from the reinvestment of payments on such Primary Assets at the Assumed Reinvestment Rate, if any, specified in the related Prospectus Supplement, (iii) any Enhancement, (iv) any Property that secured a Contract but which is acquired by foreclosure or deed in lieu of foreclosure or repossession and (v) the amount, if any, initially deposited in the Collection Account or Distribution Account for a Series as specified in the related Prospectus Supplement.

     The Securities will be non-recourse obligations of the related Trust Fund. The assets of the Trust Fund specified in the related Prospectus Supplement for a Series of Securities, unless otherwise specified in the related Prospectus Supplement will serve as collateral only for that Series of Securities. Holders of a Series of Notes may only proceed against such collateral securing such Series of Notes in the case of a default with respect to such Series of Notes and may not proceed against any assets of the Depositor or the related Trust Fund not pledged to secure such Notes.

     The Primary Assets for a Series will be sold by the Seller to the Depositor or purchased by the Depositor in secondary market transactions, not from the issuer of such Private Securities or an affiliate thereof, or, in the case of the Loans, in privately negotiated transactions, which may include transactions with affiliates and will be transferred by the Depositor to the Trust Fund. Contracts relating to a Series will be serviced by the Servicer, which may be the Seller, specified in the related Prospectus Supplement, pursuant to a Pooling and Servicing Agreement, with respect to a Series of Certificates or a servicing agreement (each, a 'Servicing Agreement') between the Trust Fund and Servicer, with respect to a Series of Notes.

     As used herein, 'Agreement' means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     If so specified in the related Prospectus Supplement, a Trust Fund relating to a Series of Securities may be a business trust formed under the laws of the state specified in the related Prospectus Supplement pursuant to a trust agreement (each, a 'Trust Agreement') between the Depositor and the trustee of such Trust Fund specified in the related Prospectus Supplement.

     With respect to each Trust Fund, prior to the initial offering of the related Series of Securities, the Trust Fund will have no assets or liabilities. No Trust Fund is expected to engage in any activities other than acquiring, managing and holding the related Primary Assets and other assets contemplated herein and in the related Prospectus Supplement and the proceeds thereof, issuing Securities and making payments and distributions thereon and certain related activities. No Trust Fund is expected to have any source of capital other than its assets and any related Enhancement.

     Primary Assets included in the Trust Fund for a Series may consist of any combination of Contracts and Private Securities, to the extent and as specified in the related Prospectus Supplement.

THE CONTRACTS

     Contracts. The Primary Assets for a Series may consist, in whole or part, of (i) conventional manufactured housing installment sales contracts and installment loan agreements (the 'Manufactured Housing Contracts'), originated by a manufactured housing dealer in the ordinary course of business and (ii) home improvement installment sales contracts and installment loan agreements (the 'Home Improvement Contracts' and together with Manufactured Housing Contracts, the 'Contracts') originated by a home improvement contractor in the ordinary course of business. As specified in the related Prospectus Supplement, the Manufactured Housing Contracts will be secured by either Manufactured Homes (as defined below), located in any of the fifty states or the District of Columbia or by Mortgages on the real estate on which the Manufactured Homes are located. As specified in the related Prospectus Supplement, the Home Improvement Contracts will either be unsecured or secured by Mortgages primarily on Single Family Properties which are generally subordinate to other mortgages on the same Mortgaged Property or by purchase money security interest in the Home Improvements financed thereby. The Contracts will be conventional contracts or contracts insured by the Federal Housing Administration ('FHA') or partially guaranteed by the Veterans Administration ('VA'). Unless otherwise specified in the applicable Prospectus Supplement, the Contracts will be fully amortizing and may have fixed interest rates or adjustable interest rates and may provide for other payment characteristics as described below and in the related Prospectus Supplement.

     Unless otherwise specified in the related Prospectus Supplement, the home improvements (the 'Home Improvements') securing the Home Improvement Contracts include, but are not limited to, replacement windows, house siding, new roofs, swimming pools, satellite dishes, kitchen and bathroom remodeling goods and solar heating panels.

     Unless otherwise specified in the related Prospectus Supplement, the manufactured homes (the 'Manufactured Homes') securing the Manufactured Housing Contracts will consist of manufactured homes within the meaning of 42 United

States Code, Section 5402(6), which defines a 'manufactured home' as 'a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter.'

     Manufactured Homes, unlike Mortgaged Properties, and Home Improvements, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high Loan-to-Value Ratios at origination, that the market value of a Manufactured Home or Home Improvement may be lower than the principal amount outstanding under the related Contract.

     The Mortgaged Properties will include primarily Single Family Property (i.e., one- to four-family residential housing, including Condominium Units and Cooperative Dwellings). The Mortgaged Properties may consist of detached individual dwellings, individual condominiums, townhouses, duplexes, row houses, individual units in planned unit developments and other attached dwelling units. Each Single Family Property will be located on land owned in fee simple by the borrower or on land leased by the borrower for a term at least ten years (unless otherwise provided in the related Prospectus Supplement) greater than the term of the related Contract. Attached dwellings may include owner-occupied structures where each borrower owns the land upon which the unit is built, with the remaining adjacent land owned in common or dwelling units subject to a proprietary lease or occupancy agreement in a cooperatively owned apartment building.

     Unless otherwise specified in the related Prospectus Supplement, Mortgages on Cooperative Dwellings consist of a lien on the shares issued by such Cooperative Dwelling and the proprietary lease or occupancy agreement relating to such Cooperative Dwelling.

     The aggregate principal balance of Contracts secured by Properties that are owner-occupied will be disclosed in the related Prospectus Supplement. Unless otherwise specified in the Prospectus Supplement, the sole basis for a representation that a given percentage of the Contracts are secured by Single Family Property that is owner-occupied will be either (i) the making of a representation by the Mortgagor at origination of the Contract either that the underlying Mortgaged Property will be used by the Mortgagor for a period of at least six months every year or that the Mortgagor intends to use the Mortgaged Property as a primary residence, or (ii) a finding that the address of the underlying Mortgaged Property is the Mortgagor's mailing address as reflected in the Servicer's records. To the extent specified in the related Prospectus Supplement, the Mortgaged Properties may include non-owner occupied investment properties and vacation and second homes.


     Unless otherwise specified in the related Prospectus Supplement, the initial Loan-to-Value Ratio of a Home Improvement Contract is computed in the manner described in the related Prospectus Supplement.

     Additional Information. The selection criteria which shall apply with respect to the Contracts, including, but not limited to, the Combined Loan-to-Value Ratios or Loan-to-Value Ratios, as applicable, original terms to maturity and delinquency information, will be specified in the related Prospectus Supplement.

     The Contracts for a Series may include Contracts that do not amortize their entire principal balance by their stated maturity in accordance with their terms and require a balloon payment of the remaining principal balance at maturity, as specified in the related Prospectus Supplement. As further described in the related Prospectus Supplement, the Contracts for a Series may include Contracts that do not have a specified stated maturity.

     The related Prospectus Supplement for each Series will provide information with respect to the Contracts that are Primary Assets as of the Cut-off Date, including, among other things, and to the extent relevant (a) the aggregate unpaid principal balance of the Contracts (or the aggregate unpaid principal balance included in the Trust Fund for the related Series); (b) the range and weighted average Loan Rate on the Contracts, and, in the case of adjustable rate Contracts, the range and weighted average of the current Loan Rates and the Lifetime Rate Caps, if any; (c) the range and average outstanding principal balance of the Contracts; (d) the weighted average original and remaining term-to-stated maturity of the Contracts and the range of original and remaining terms-to-stated maturity, if applicable; (e) the range and weighted average of Combined Loan-to-Value Ratios or Loan-to-Value Ratios for the Contracts, as applicable; (f) the percentage (by outstanding principal balance as of the Cut-off Date) of Contracts that accrue interest at adjustable or fixed interest rates; (g) any special hazard insurance policy or bankruptcy bond or other enhancement relating to the Contracts; (h) the percentage (by principal balance as of the Cut-off Date) of Contracts that are secured by Mortgaged Properties, Home Improvements, Manufactured Homes, the real estate on which the Manufactured Homes are located or are unsecured; (i) the geographic distribution of any Mortgaged Properties securing the Contracts; (j) the percentage of Contracts (by principal balance as of the Cut-off Date) that are secured by Single Family Properties, shares relating to Cooperative Dwellings, Condominium Units, investment property and vacation or second homes; (k) the lien priority of the Contracts; and (l) the delinquency status and year of origination of the Contracts. The related Prospectus Supplement will also specify any other limitations on the types or characteristics of Contracts for a Series.

     If information of the nature described above respecting the Contracts is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and additional information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days after the initial issuance of such Securities.

PRIVATE SECURITIES

     General. Primary Assets for a Series may consist, in whole or in part, of Private Securities which include pass-through certificates representing beneficial interests in loans of the type that would otherwise be eligible to be Contracts (the 'Underlying Contracts') or (b) collateralized obligations secured by Underlying Contracts. Such pass-through certificates or collateralized obligations will have previously been (a) offered and distributed to the public pursuant to an effective registration statement or (b) purchased in a transaction not involving any public offering from a person who is not an affiliate of the issuer of such securities at the time of sale (nor an affiliate thereof at any time during the three preceding months); provided a period of three years has elapsed since the later of the date the securities were acquired from the issuer or an affiliate thereof. Although individual Underlying Contracts may be insured or guaranteed by the United States or an agency or instrumentality thereof, they need not be, and Private Securities themselves will not be so insured or guaranteed.

     All purchases of Private Securities for a Series by the Seller or the Depositor will be made in secondary market transactions, not from the issuer of such Private Securities or any affiliate thereof. As a result, no such purchases of Private Securities offered and distributed to the public pursuant to an effective registration statement will be made by the Seller or Depositor for at least ninety days after the initial issuance of such Private Securities.

     Private Securities will have been issued pursuant to a pooling and servicing agreement, a trust agreement or similar agreement (a 'PS Agreement'). The seller/servicer of the Underlying Contracts will have entered into the PS Agreement with the trustee under such PS Agreement (the 'PS Trustee'). The PS Trustee or its agent, or a custodian, will possess the Underlying Contracts. Underlying Contracts will be serviced by a servicer (the 'PS Servicer') directly or by one or more sub-servicers who may be subject to the supervision of the PS Servicer.

     The sponsor of the Private Securities (the 'PS Sponsor') will be a financial institution or other entity engaged generally in the business of lending; a public agency or instrumentality of a state, local or federal government; or a limited purpose corporation organized for the purpose of, among other things, establishing trusts and acquiring and selling loans to such trusts, and selling beneficial interests in such trusts. If so specified in the Prospectus Supplement, the PS Sponsor may be an affiliate of the Depositor. The obligations of the PS Sponsor will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust. Unless otherwise specified in the related Prospectus Supplement, the PS Sponsor will not have guaranteed any of the assets conveyed to the related trust or any of the Private Securities issued under the PS Agreement.

     Distributions of principal and interest will be made on the Private Securities on the dates specified in the related Prospectus Supplement. The Private Securities may be entitled to receive nominal or no principal distributions or nominal or no interest distributions. Principal and interest distributions will be made on the Private Securities by the PS Trustee or the PS Servicer. The PS Sponsor or the PS Servicer may have the right to repurchase the

Underlying Contracts after a certain date or under other circumstances specified in the related Prospectus Supplement.

     The Underlying Contracts may be fixed rate, level payment, fully amortizing loans or adjustable rate loans or loans having balloon or other irregular payment features. As further described in the related Prospectus Supplement, such Underlying Contracts will generally be secured by Mortgages on Mortgaged Properties, purchase money security interests in Home Improvements, security interests in Manufactured Homes, Mortgages on the real estate on which the Manufactured Homes are located or unsecured.

     Credit Support Relating to Private Securities. Credit support in the form of Reserve Funds, subordination of other private securities issued under the PS Agreement, guarantees, letters of credit, cash collateral accounts, insurance policies or other types of credit support may be provided with respect to the Underlying Contracts or with respect to the Private Securities themselves. The type, characteristics and amount of credit support will be a function of certain characteristics of the Underlying Contracts and other factors and will have been established for the Private Securities on the basis of requirements of the nationally recognized statistical rating organization that rated the Private Securities.

     Additional Information. The Prospectus Supplement for a Series for which the Primary Assets includes Private Securities will specify (such disclosure may be on an approximate basis and will be as of the date specified in the related Prospectus Supplement), to the extent relevant and to the extent such information is reasonably available to the Depositor and the Depositor reasonably believes such information to be reliable, (i) the aggregate approximate principal amount and type of the Private Securities to be included in the Trust Fund for such Series;
(ii) certain characteristics of the Underlying Contracts including (A) the payment features of such Underlying Contracts (i.e., whether they are fixed rate or adjustable rate and whether they provide for fixed level payments or other payment features), (B) the approximate aggregate principal balance, if known, of such Underlying Contracts insured or guaranteed by a governmental entity, (C) the servicing fee or range of servicing fees with respect to the Underlying Contracts and (D) the minimum and maximum stated maturities of such Underlying Contracts at origination; (iii) the maximum original term-to-stated maturity of the Private Securities; (iv) the weighted average term-to-stated maturity of the Private Securities; (v) the pass-through or certificate rate or ranges thereof for the Private Securities; (vi) the PS Sponsor, the PS Servicer (if other than the PS Sponsor) and the PS Trustee for such Private Securities; (vii) certain characteristics of credit support, if any, such as Reserve Funds, insurance policies, letters of credit or guarantees relating to such Contracts underlying the Private Securities or to such Private Securities themselves; (viii) the terms on which Underlying Contracts may, or are required to, be purchased prior to their stated maturity or the stated maturity of the Private Securities and
(ix) the terms on which Underlying Contracts may be substituted for those originally underlying the Private Securities.

     If information of the nature described above representing the Private

Securities is not known to the Depositor at the time the Securities are initially offered, approximate or more general information of the nature described above will be provided in the Prospectus Supplement and the additional information, if available, will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance of the related Series and to be filed with the Commission within 15 days the initial issuance of such Securities.

COLLECTION AND DISTRIBUTION ACCOUNTS

     A separate Collection Account will be established by the Trustee or the Servicer, in the name of the Trustee, for each Series of Securities for receipt of the amount of cash, if any, specified in the related Prospectus Supplement to be initially deposited therein by the Depositor, all amounts received on or with respect to the Primary Assets and, unless otherwise specified in the related Prospectus Supplement, income earned thereon. Certain amounts on deposit in such Collection Account and certain amounts available pursuant to any Enhancement, as provided in the related Prospectus Supplement, will be deposited in a related Distribution Account, which will also be established by the Trustee for each such Series of Securities, for distribution to the related Holders. Unless otherwise specified in the related Prospectus Supplement, the Trustee will invest the funds in the Collection and Distribution Accounts in Eligible Investments maturing, with certain exceptions, not later, in the case of funds in the Collection Account, than the day preceding the date such funds are due to be deposited in the Distribution Account or otherwise distributed and, in the case of funds in the Distribution Account, than the day preceding the next Distribution Date for the related Series of Securities. Eligible Investments include, among other investments, obligations of the United States and certain agencies thereof, federal funds, certificates of deposit, commercial paper, demand and time deposits and banker's acceptances, certain repurchase agreements of United States government securities and certain guaranteed investment contracts, in each case, acceptable to the Rating Agency.

     Notwithstanding any of the foregoing, amounts may be deposited and withdrawn pursuant to any Deposit Agreement or Minimum Principal Payment Agreement as specified in the related Prospectus Supplement.

                                  ENHANCEMENT

     If stated in the Prospectus Supplement relating to a Series of Securities, simultaneously with the Depositor's assignment of the Primary Assets to the Trustee, the Depositor will obtain an irrevocable letter of credit, surety bond or insurance policy, issue Subordinate Securities or obtain any other form of enhancement or combination thereof (collectively, 'Enhancement') in favor of the Trustee on behalf of the holders of the related Series or designated Classes of such Series from an institution or by other means acceptable to the Rating Agency. The Enhancement will support the payment of principal and interest on the Securities, and may be applied for certain other purposes to the extent and under the conditions set forth in such Prospectus Supplement. Enhancement for a Series may include one or more of the following forms, or such other form as may be specified in the related Prospectus Supplement. If so specified in the related Prospectus Supplement, any of such Enhancement may be structured so as to protect against losses relating to more than one Trust Fund, in the manner described therein.

SUBORDINATE SECURITIES

     If specified in the related Prospectus Supplement, Enhancement for a Series may consist of one or more Classes of Subordinate Securities. The rights of holders of such Subordinate Securities to receive distributions on any Distribution Date will be subordinate in right and priority to the rights of holders of Senior Securities of the Series, but only to the extent described in the related Prospectus Supplement.

INSURANCE

     If stated in the related Prospectus Supplement, Enhancement for a Series may consist of special hazard insurance policies, bankruptcy bonds and other types of insurance relating to the Primary Assets, as described below and in the related Prospectus Supplement.

     Pool Insurance Policy. If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will obtain a pool insurance policy for the Contracts in the related Trust Fund. The pool insurance policy will cover any loss (subject to the limitations described in a related Prospectus Supplement) by reason of default, but will not cover the portion of the principal balance of any Contract that is required to be covered by any primary mortgage insurance policy. The amount and terms of any such coverage will be set forth in the related Prospectus Supplement.

     Special Hazard Insurance Policy. Although the terms of such policies vary to some degree, a special hazard insurance policy typically provides that, where there has been damage to Property securing a defaulted or foreclosed Contract (title to which has been acquired by the insured) and to the extent such damage is not covered by the standard hazard insurance policy or any flood insurance policy, if applicable, required to be maintained with respect to such Property, or in connection with partial loss resulting from the application of the coinsurance clause in a standard hazard insurance policy, the special hazard insurer will pay the lesser of (i) the cost of repair or replacement of such Property or (ii) upon transfer of such Property to the special hazard insurer, the unpaid principal balance of such Contract at the time of acquisition of such Property by foreclosure or deed in lieu of foreclosure, plus accrued interest to the date of claim settlement and certain expenses incurred by the Servicer with respect to such Property. If the unpaid principal balance plus accrued interest and certain expenses is paid by the special hazard insurer, the amount of further coverage under the special hazard insurance policy will be reduced by such amount less any net proceeds from the sale of such Property. Any amount paid as the cost of repair of such Property will reduce coverage by such amount. Special hazard insurance policies typically do not cover losses occasioned by war, civil insurrection, certain governmental actions, errors in design, faulty workmanship or materials (except under certain circumstances), nuclear reaction, flood (if the mortgaged property is in a federally designated flood area), chemical contamination and certain other risks.

     Restoration of the Property with the proceeds described under (i) above is expected to satisfy the condition under any pool insurance policy that such Property be restored before a claim under such pool insurance policy may be validly presented with respect to the defaulted Contract secured by such Property. The payment described under (ii) above will render unnecessary presentation of a claim in respect of such Contract under any pool insurance policy. Therefore, so long as such pool insurance policy remains in effect, the payment by the special hazard insurer of the cost of repair or of the unpaid principal balance of the related Contract plus accrued interest and certain expenses will not affect the total insurance proceeds paid to holders of the Securities, but will affect the relative amounts of coverage remaining under the special hazard insurance policy and pool insurance policy.

     Bankruptcy Bond. In the event of a bankruptcy of a borrower, the bankruptcy court may establish the value of the Property securing the related Contract at an amount less than the then outstanding principal balance of such Contract. The amount of the secured debt could be reduced to such value, and the holder of such Contract thus would become an unsecured creditor to the extent the outstanding principal balance of such Contract exceeds the value so assigned to the Property by the bankruptcy court. In addition, certain other modifications of the terms of a Contract can result from a bankruptcy proceeding. See 'CERTAIN LEGAL ASPECTS OF THE CONTRACTS.' If so provided in the related Prospectus Supplement, the Depositor or other entity specified in the related Prospectus Supplement will obtain a bankruptcy bond or similar insurance contract (the 'bankruptcy bond') covering losses resulting from proceedings with respect to borrowers under the Bankruptcy Code. The bankruptcy bond will cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal of and interest on a Contract or a reduction by such court of the principal amount of a Contract and will cover certain unpaid interest on the amount of such a principal reduction from the date of the filing of a bankruptcy petition.

     The bankruptcy bond will provide coverage in the aggregate amount specified in the related Prospectus Supplement for all Contracts in the Trust Fund for such Series. Such amount will be reduced by payments made under such bankruptcy bond in respect of such Contracts, unless otherwise specified in the related Prospectus Supplement, and will not be restored.


RESERVE FUNDS

     If so specified in the Prospectus Supplement relating to a Series of Securities, the Depositor will deposit into one or more funds to be established with the Trustee as part of the Trust Fund for such Series or for the benefit of any Enhancer with respect to such Series (the 'Reserve Funds') cash, a letter or letters of credit, cash collateral accounts, Eligible Investments, or other instruments meeting the criteria of the Rating Agency rating any Series of the Securities in the amount specified in such Prospectus Supplement. In the alternative or in addition to such deposit, a Reserve Fund for a Series may be funded over time through application of all or a portion of the excess cash flow from the Primary Assets for such Series, to the extent described in the related Prospectus Supplement. If applicable, the initial amount of the Reserve Fund and the Reserve Fund maintenance requirements for a Series of Securities will be described in the related Prospectus Supplement.

     Amounts withdrawn from any Reserve Fund will be applied by the Trustee to make payments on the Securities of a Series, to pay expenses, to reimburse any Enhancer or for any other purpose, in the manner and to the extent specified in the related Prospectus Supplement.

     Amounts deposited in a Reserve Fund will be invested by the Trustee, in Eligible Investments maturing no later than the day specified in the related Prospectus Supplement.

MINIMUM PRINCIPAL PAYMENT AGREEMENT

     If stated in the Prospectus Supplement relating to a Series of Securities, the Depositor will enter into a Minimum Principal Payment Agreement with an entity meeting the criteria of the Rating Agency pursuant to which such entity will provide certain payments on the Securities of such Series in the event that aggregate scheduled principal payments and/or prepayments on the Primary Assets for such Series are not sufficient to make certain payments on the Securities of such Series, as provided in the Prospectus Supplement.

DEPOSIT AGREEMENT

     If specified in a Prospectus Supplement, the Depositor and the Trustee for such Series of Securities will enter into a Deposit Agreement with the entity specified in such Prospectus Supplement on or before the sale of such Series of Securities. The purpose of a Deposit Agreement would be to accumulate available cash for investment so that such cash, together with income thereon, can be applied to future distributions on one or more Classes of Securities. The Prospectus Supplement for a Series of Securities pursuant to which a Deposit Agreement is used will contain a description of the terms of such Deposit Agreement.

                             SERVICING OF CONTRACTS

GENERAL


     Customary servicing functions with respect to Contracts comprising the Primary Assets in the Trust Fund will be provided by the Servicer directly pursuant to the related Servicing Agreement or Pooling and Servicing Agreement, as the case may be, with respect to a Series of Securities.

COLLECTION PROCEDURES; ESCROW ACCOUNTS

     The Servicer will make reasonable efforts to collect all payments required to be made under the Contracts and will, consistent with the terms of the related Agreement for a Series and any applicable Enhancement, follow such collection procedures as it follows with respect to comparable loans held in its own portfolio. Consistent with the above, the Servicer may, in its discretion,
(i) waive any assumption fee, late payment charge, or other charge in connection with a Contract and (ii) to the extent provided in the related Agreement, arrange with an obligor a schedule for the liquidation of delinquencies by extending the Due Dates for Scheduled Payments on such Contract.

     If specified in the related Prospectus Supplement, the Servicer, to the extent permitted by law, will establish and maintain escrow or impound accounts ('Escrow Accounts') with respect to Contracts in which payments by obligors to pay taxes, assessments, mortgage and hazard insurance premiums, and other comparable items will be deposited. Contracts may not require such payments under the loan related documents, in which case the Servicer would not be required to establish any Escrow Account with respect to such Contracts. Withdrawals from the Escrow Accounts are to be made to effect timely payment of taxes, assessments and mortgage and hazard insurance, to refund to obligors amounts determined to be overages, to pay interest to obligors on balances in the Escrow Account to the extent required by law, to repair or otherwise protect the property securing the related Contract and to clear and terminate such Escrow Account. The Servicer will be responsible for the administration of the Escrow Accounts and generally will make advances to such account when a deficiency exists therein.

DEPOSITS TO AND WITHDRAWALS FROM THE COLLECTION ACCOUNT

     Unless otherwise specified in the related Prospectus Supplement, the Trustee or the Servicer will establish a separate account (the 'Collection Account') in the name of the Trustee. Unless otherwise indicated in the related Prospectus Supplement, the Collection Account will be an account maintained (i) at a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated by each Rating Agency rating the Securities of such Series at levels satisfactory to each Rating Agency or (ii) in an account or accounts the deposits in which are insured to the maximum extent available by the FDIC or which are secured in a manner meeting requirements established by each Rating Agency.

     Unless otherwise specified in the related Prospectus Supplement, the funds held in the Collection Account may be invested, pending remittance to the Trustee, in Eligible Investments. If so specified in the related Prospectus Supplement, the Servicer will be entitled to receive as additional compensation any interest or other income earned on funds in the Collection Account.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer, the Depositor, the Trustee or the Seller, as appropriate, will deposit into the Collection Account for each Series on the Business Day following the Closing Date any amounts representing Scheduled Payments due after the related Cut-off Date but received by the Servicer on or before the Closing Date, and thereafter, within two business days after the date of receipt thereof, the following payments and collections received or made by it (other than, unless otherwise provided in the related Prospectus Supplement, in respect of principal of and interest on the related Primary Assets due on or before such Cut-off
Date):

          (i) All payments on account of principal, including prepayments, on such Primary Assets;

          (ii) All payments on account of interest on such Primary Assets after deducting therefrom, at the discretion of the Servicer but only to the extent of the amount permitted to be withdrawn or withheld from the Collection Account in accordance with the related Agreement, the Servicing Fee in respect of such Primary Assets;

          (iii) All amounts received by the Servicer in connection with the liquidation of Primary Assets or property acquired in respect thereof, whether through foreclosure sale, repossession or otherwise, including payments in connection with such Primary Assets received from the obligor, other than amounts required to be paid or refunded to the obligor pursuant to the terms of the applicable loan documents or otherwise pursuant to law ('Liquidation Proceeds'), exclusive of, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account in accordance with the related Agreement, the Servicing Fee, if any, in respect of the related Primary Asset;

          (iv) All proceeds under any title insurance, hazard insurance or other insurance policy covering any such Primary Asset, other than proceeds to be applied to the restoration or repair of the related Property or released to the obligor in accordance with the related Agreement;

          (v) All amounts required to be deposited therein from any applicable Reserve Fund for such Series pursuant to the related Agreement;

          (vi) All Advances made by the Servicer required pursuant to the related Agreement; and

          (vii) All repurchase prices of any such Primary Assets repurchased by the Depositor, the Servicer or the Seller pursuant to the related Agreement.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer is permitted, from time to time, to make withdrawals from the Collection Account for each Series for the following purposes:

          (i) to reimburse itself for Advances for such Series made by it pursuant to the related Agreement; the Servicer's right to reimburse itself is limited to amounts received on or in respect of particular Contracts (including, for this purpose, Liquidation Proceeds and amounts representing proceeds of insurance policies covering the related Property) which represent late recoveries of Scheduled Payments respecting which any such Advance was made;

          (ii) to the extent provided in the related Agreement, to reimburse itself for any Advances for such Series that the Servicer determines in good faith it will be unable to recover from amounts representing late recoveries of Scheduled Payments respecting which such Advance was made or from Liquidation Proceeds or the proceeds of insurance policies;

          (iii) to reimburse itself from Liquidation Proceeds for liquidation expenses and for amounts expended by it in good faith in connection with the restoration of damaged Property and, in the event deposited in the Collection Account and not previously withheld, and to the extent that Liquidation Proceeds after such reimbursement exceed the outstanding principal balance of the related Contract, together with accrued and unpaid interest thereon to the Due Date for such Contract next succeeding the date of its receipt of such Liquidation Proceeds, to pay to itself out of such excess the amount of any unpaid Servicing Fee and any assumption fees, late payment charges, or other charges on the related Contract;

          (iv) in the event it has elected not to pay itself the Servicing Fee out of the interest component of any Scheduled Payment, late payment or other recovery with respect to a particular Contract prior to the deposit of such Scheduled Payment, late payment or recovery into the Collection Account, to pay to itself the Servicing Fee, as adjusted pursuant to the related Agreement, from any such Scheduled Payment, late payment or such other recovery, to the extent permitted by the related Agreement;

          (v) to reimburse itself for expenses incurred by and recoverable by or reimbursable to it pursuant to the related Agreement;

          (vi) to pay to the applicable person with respect to each Primary Asset or REO Property acquired in respect thereof that has been repurchased or removed from the Trust Fund by the Depositor, the Servicer or the Seller pursuant to the related Agreement, all amounts received thereon and not distributed as of the date on which the related repurchase price was determined;

          (vii) to make payments to the Trustee of such Series for deposit into the Distribution Account, if any, or for remittance to the Holders of such Series in the amounts and in the manner provided for in the related Agreement; and

          (viii) to clear and terminate the Collection Account pursuant to the related Agreement.

     In addition, if the Servicer deposits in the Collection Account for a Series any amount not required to be deposited therein, it may, at any time, withdraw such amount from such Collection Account.

ADVANCES AND LIMITATIONS THEREON


     The related Prospectus Supplement will describe the circumstances, if any, under which the Servicer will make Advances with respect to delinquent payments on Contracts. If specified in the related Prospectus Supplement, the Servicer will be obligated to make Advances, and such obligations may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and, except to the extent specified in the related Prospectus Supplement, not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Contracts which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Contract, the Servicer may be entitled to reimbursement from other funds in the Collection Account or Distribution Account, as the case may be, or from a specified Reserve Fund as applicable, to the extent specified in the related Prospectus Supplement.

MAINTENANCE OF INSURANCE POLICIES AND OTHER SERVICING PROCEDURES

     Standard Hazard Insurance; Flood Insurance. Except as otherwise specified in the related Prospectus Supplement, the Servicer will be required to maintain or to cause the obligor on each Contract to maintain a standard hazard insurance policy providing coverage of the standard form of fire insurance with extended coverage for certain other hazards as is customary in the state in which the related Property is located. The standard hazard insurance policies will provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage for property of the type securing the related Contracts. In general, the standard form of fire and extended coverage policy will cover physical damage to or destruction of, the related Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the standard hazard insurance policies relating to the Contracts will be underwritten by different hazard insurers and will cover Properties located in various states, such policies will not contain identical terms and conditions. The basic terms, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides, and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all inclusive. Uninsured risks not covered by a special hazard insurance policy or other form of Enhancement will adversely affect distributions to Holders. When a Mortgaged Property securing a Contract is located in a flood area identified by HUD pursuant to the Flood Disaster Protection Act of 1973, as amended, the Servicer will be required to cause flood insurance to be maintained with respect to such Property, to the extent available.

     The standard hazard insurance policies covering Properties securing Contracts typically will contain a 'coinsurance' clause which, in effect, will require the insured at all times to carry hazard insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the Property, including the improvements on any Property, in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, such clause will provide that the hazard insurer's liability in the event of partial loss will not exceed the greater of (i) the actual cash value (the replacement cost less physical depreciation) of the Property, including the improvements, if any, damaged or destroyed or (ii) such proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such Property and improvements. Since the amount of hazard insurance to be maintained on the improvements securing the Contracts declines as the principal balances owing thereon decrease, and since the value of the Properties will fluctuate in value over time, the effect of this requirement in the event of partial loss may be that hazard insurance proceeds will be insufficient to restore fully the damage to the affected Property.

     Unless otherwise specified in the related Prospectus Supplement, coverage will be in an amount at least equal to the greater of (i) the amount necessary to avoid the enforcement of any co-insurance clause contained in the policy or
(ii) the outstanding principal balance of the related Contract. Unless otherwise specified in the related Prospectus Supplement, the Servicer will also maintain on REO Property that secured a defaulted Contract and that has been acquired upon foreclosure, deed in lieu of foreclosure, or repossession, a standard hazard insurance policy in an amount that is at least equal to the maximum insurable value of such REO Property. No earthquake or other additional insurance will be required of any obligor or will be maintained on REO Property acquired in respect of a defaulted Contract, other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance.

     Any amounts collected by the Servicer under any such policies of insurance (other than amounts to be applied to the restoration or repair of the Property, released to the obligor in accordance with normal servicing procedures or used to reimburse the Servicer for amounts to which it is entitled to reimbursement) will be deposited in the Collection Account. In the event that the Servicer obtains and maintains a blanket policy insuring against hazard losses on all of the Contracts, written by an insurer then acceptable to each Rating Agency which assigns a rating to such Series, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a standard hazard insurance policy for each Contract or related REO Property. This blanket policy may contain a deductible clause, in which case the Servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible clause, deposit in the Collection Account the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

REALIZATION UPON DEFAULTED LOANS

     The Servicer will use its reasonable best efforts to foreclose upon, repossess or otherwise comparably convert the ownership of the Properties securing the related Contracts as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments. In connection with such foreclosure or other conversion, the Servicer will follow such practices and procedures as it deems necessary or advisable and as are normal and usual in its servicing activities with respect to comparable loans serviced by it. However, the Servicer will not be required to expend its own funds in connection with any foreclosure or towards the restoration of the Property unless it determines that: (i) such restoration or foreclosure will increase the Liquidation Proceeds in respect of the related Contract available to the Holders after reimbursement to itself for such expenses and (ii) such expenses will be recoverable by it either through Liquidation Proceeds or the proceeds of insurance. Notwithstanding anything to the contrary herein, in the case of a Trust Fund for which a REMIC election has been made, the Servicer shall liquidate any Property acquired through foreclosure within two years after the acquisition of the beneficial ownership of such Property. While the holder of a Property acquired through foreclosure can often maximize its recovery by providing financing to a new purchaser, the Trust Fund, if applicable, will have no ability to do so and neither the Servicer nor the Depositor will be required to do so.

     The Servicer may arrange with the obligor on a defaulted Contract, a modification of such Contract (a 'Modification') to the extent provided in the related Prospectus Supplement. Such Modifications may only be entered into if they meet the underwriting policies and procedures employed by the Servicer in servicing receivables for its own account and meet the other conditions set forth in the related Prospectus Supplement.

ENFORCEMENT OF DUE-ON-SALE CLAUSES

     Unless otherwise specified in the related Prospectus Supplement for a Series, when any Property is about to be conveyed by the obligor, the Servicer will, to the extent it has knowledge of such prospective conveyance and prior to the time of the consummation of such conveyance, exercise its rights to accelerate the maturity of the related Contract under the applicable 'due-on-sale' clause, if any, unless it reasonably believes that such clause is not enforceable under applicable law or if the enforcement of such clause would result in loss of coverage under any primary mortgage insurance policy. In such event, the Servicer is authorized to accept from or enter into an assumption agreement with the person to whom such property has been or is about to be conveyed, pursuant to which such person becomes liable under the Contract and pursuant to which the original obligor is released from liability and such person is substituted as the obligor and becomes liable under the Contract. Any fee collected in connection with an assumption will be retained by the Servicer as additional servicing compensation. The terms of a Contract may not be changed in connection with an assumption.

SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Except as otherwise provided in the related Prospectus Supplement, the Servicer will be entitled to a periodic fee as servicing compensation (the 'Servicing Fee') in an amount to be determined as specified in the related Prospectus Supplement. The Servicing Fee may be fixed or variable, as specified in the related Prospectus Supplement. In addition, unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to servicing compensation in the form of assumption fees, late payment charges and similar items, or excess proceeds following disposition of property in connection with defaulted Contracts.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will pay certain expenses incurred in connection with the servicing of the Contracts, including, without limitation, the payment of the fees and expenses of the Trustee and independent accountants, payment of insurance policy premiums and the cost of credit support, if any, and payment of expenses incurred in preparation of reports to Holders.

     When an obligor makes a principal prepayment in full between Due Dates on the related Contract, the obligor will generally be required to pay interest on the amount prepaid only to the date of prepayment. If and to the extent provided in the related Prospectus Supplement, in order that one or more Classes of the Holders of a Series will not be adversely affected by any resulting shortfall in interest, the amount of the Servicing Fee may be reduced to the extent necessary to include in the Servicer's remittance to the Trustee for deposit into the Distribution Account an amount equal to one month's interest on the related Contract (less the Servicing Fee). If the aggregate amount of such shortfalls in a month exceeds the Servicing Fee for such month, a shortfall to Holders may occur.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Contracts. The related Holders will suffer no loss by reason of such expenses to the extent expenses are covered under related insurance policies or from excess Liquidation Proceeds. If claims are either not made or paid under the applicable insurance policies or if coverage thereunder has been exhausted, the related Holders will suffer a loss to the extent that Liquidation Proceeds, after reimbursement of the Servicer's expenses, are less than the outstanding principal balance of and unpaid interest on the related Contract which would be distributable to Holders. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of property securing a defaulted Contract, such right of reimbursement being prior to the rights of the Holders to receive any related proceeds of insurance policies, Liquidation Proceeds or amounts derived from other Enhancement. The Servicer is generally also entitled to reimbursement from the Collection Account for Advances.

     Unless otherwise specified in the related Prospectus Supplement, the rights of the Servicer to receive funds from the Collection Account for a Series, whether as the Servicing Fee or other compensation, or for the reimbursement of Advances, expenses or otherwise, are not subordinate to the rights of Holders of such Series.

EVIDENCE AS TO COMPLIANCE

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Contracts by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

     If so specified in the related Prospectus Supplement, the applicable Agreement for each Series will also provide for delivery to the Trustee for such Series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Agreement, throughout the preceding calendar year.

CERTAIN MATTERS REGARDING THE SERVICER

     The Servicer for each Series will be identified in the related Prospectus Supplement. The Servicer may be an affiliate of the Depositor and may have other business relationships with the Depositor and its affiliates.

     In the event of an Event of Default under either a Servicing Agreement or a Pooling and Servicing Agreement, the Servicer may be replaced by the Trustee or a successor Servicer. Unless otherwise specified in the related Prospectus Supplement, such Events of Default and the rights of the Trustee upon such a default under the Agreement for the related Series will be substantially similar to those described under 'THE AGREEMENTS--Events of Default; Rights Upon Events of Default--Pooling and Servicing Agreement; Servicing Agreement' herein.

     Unless otherwise specified in the related Prospectus Supplement, the Servicer does not have the right to assign its rights and delegate its duties and obligations under the related Agreement for each Series unless the successor Servicer accepting such assignment or delegation (i) services similar loans in the ordinary course of its business, (ii) is reasonably satisfactory to the Trustee for the related Series, (iii) has a net worth of not less than the amount specified in the related Prospectus Supplement, (iv) would not cause any Rating Agency's rating of the Securities for such Series in effect immediately prior to such assignment, sale or transfer to be qualified, downgraded or withdrawn as a result of such assignment, sale or transfer and (v) executes and delivers to the Trustee an agreement, in form and substance reasonably satisfactory to the Trustee, which contains an assumption by such Servicer of the due and punctual performance and observance of each covenant and condition to be performed or observed by the servicer under the related Agreement from and after the date of such agreement. No such assignment will become effective until the Trustee or a successor Servicer has assumed the servicer's obligations and duties under the related Agreement. To the extent that the Servicer transfers its obligations to a wholly-owned subsidiary or affiliate, such subsidiary or affiliate need not satisfy the criteria set forth above; however, in such instance, the assigning Servicer will remain liable for the servicing obligations under the related Agreement. Any entity into which the Servicer is merged or consolidated or any successor corporation resulting from any merger, conversion or consolidation will succeed to the Servicer's obligations under the related Agreement, provided that such successor or surviving entity meets the requirements for a successor Servicer set forth above.

     Except to the extent otherwise provided therein, each Agreement will provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the related Trust Fund, the

Depositor or the Holders for any action taken or for failing to take any action in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any breach of warranty or representations made under such Agreement, or the failure to perform its obligations in compliance with any standard of care set forth in such Agreement, or liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of their duties or by reason of reckless disregard of their obligations and duties thereunder. Each Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer is entitled to indemnification from the related Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Agreement or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of duties thereunder or by reason of reckless disregard of obligations and duties thereunder. In addition, the related Agreement will provide that the Servicer is not under any obligation to appear in, prosecute or defend any legal action which is not incidental to its servicing responsibilities under such Agreement which, in its opinion, may involve it in any expense or liability. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the related Agreement and the rights and duties of the parties thereto and the interests of the Holders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom may be expenses, costs, and liabilities of the Trust Fund and the Servicer may be entitled to be reimbursed therefor out of the Collection Account.

                                 THE AGREEMENTS

     The following summaries describe certain provisions of the Agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the Agreements. Where particular provisions or terms used in the Agreements are referred to, such provisions or terms are as specified in the related Agreements.

ASSIGNMENT OF PRIMARY ASSETS

     General. At the time of issuance of the Securities of a Series, the Depositor will transfer, convey and assign to the Trust Fund all right, title and interest of the Depositor in the Primary Assets and other property to be transferred to the Trust Fund for a Series. Such assignment will include all principal and interest due on or with respect to the Primary Assets after the Cut-off Date specified in the related Prospectus Supplement (except for any Retained Interests). The Trustee will, concurrently with such assignment, execute and deliver the Securities.

     Assignment of Contracts. Unless otherwise specified in the related Prospectus Supplement, the Depositor will as to each Contract, deliver or cause to be delivered to the Trustee (or the Custodian) the original Contract and copies of documents and instruments related to each Contract and, other than in the case of unsecured Contracts, the security interest in the property securing such Contract. In order to give notice of the right, title and interest of Securityholders to the Contracts, the Depositor will cause a UCC-1 financing statement to be executed by the Depositor or the Seller identifying the Trustee as the secured party and identifying all Contracts as collateral. Unless otherwise specified in the related Prospectus Supplement, the Contracts will not be stamped or otherwise marked to reflect their assignment to the Trust. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of Securityholders in the Contracts could be defeated. See 'CERTAIN LEGAL ASPECTS OF THE CONTRACTS--The Contracts.'

     With respect to Contracts secured by Mortgages, if so specified in the related Prospectus Supplement, the Depositor will, at the time of issuance of the Securities, cause assignments to the Trustee of the Mortgages relating to the Contracts for a Series to be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the Trustee, such recording is not required to protect the Trustee's interest in the related Contracts. If specified in the related Prospectus Supplement, the Depositor will cause such assignments to be so recorded within the time after issuance of the Securities as is specified in the related Prospectus Supplement, in which event, the Agreement may, as specified in the related Prospectus Supplement, require the Depositor to repurchase from the Trustee any Contract the related Mortgage of which is not recorded within such time, at the price described below with respect to repurchases by reason of defective documentation. Unless otherwise provided in the related Prospectus Supplement, the enforcement of the repurchase obligation would constitute the sole remedy available to the Holders or the Trustee for the failure of a Mortgage to be recorded.


     Each Contract will be identified in a schedule appearing as an exhibit to the related Agreement (the 'Contract Schedule'). Such Contract Schedule will specify with respect to each Contract: the original principal amount and unpaid principal balance as of the Cut-off Date; the current interest rate; the current Scheduled Payment of principal and interest; the maturity date, if any, of the related Mortgage Note; if the Contract is an adjustable rate Contract, the Lifetime Rate Cap, if any, and the current index.

     Assignment of Private Securities. The Depositor will cause Private Securities to be registered in the name of the Trustee (or its nominee or correspondent). The Trustee (or its nominee or correspondent) will have possession of any certificated Private Securities. Unless otherwise specified in the related Prospectus Supplement, the Trustee will not be in possession of or be assignee of record of any underlying assets for a Private Security. See 'THE TRUST FUNDS--Private Securities' herein. Each Private Security will be identified in a schedule appearing as an exhibit to the related Agreement (the 'Certificate Schedule'), which will specify the original principal amount, outstanding principal balance as of the Cut-off Date, annual pass-through rate or interest rate and maturity date for each Private Security conveyed to the Trust Fund. In the Agreement, the Depositor will represent and warrant to the Trustee regarding the Private Securities: (i) that the information contained in the Certificate Schedule is true and correct in all material respects; (ii) that, immediately prior to the conveyance of the Private Securities, the Depostior had good title thereto, and was the sole owner thereof (subject to any Retained Interest); (iii) that there has been no other sale by it of such Private Securities; and (iv) that there is no existing lien, charge, security interest or other encumbrance (other than any Retained Interest) on such Private Securities.

     Repurchase and Substitution of Non-Conforming Primary Assets. Unless otherwise provided in the related Prospectus Supplement, if any document in the file relating to the Primary Assets delivered by the Depositor to the Trustee (or Custodian) is found by the Trustee within 90 days of the execution of the related Agreement (or promptly after the Trustee's receipt of any document permitted to be delivered after the Closing Date) to be defective in any material respect and the Depositor or Seller does not cure such defect within 90 days, or within such other period specified in the related Prospectus Supplement, the Depositor or Seller will, not later than 90 days or within such other period specified in the related Prospectus Supplement, after the Trustee's notice to the Depositor or the Seller, as the case may be, of the defect, repurchase the related Primary Asset or any property acquired in respect thereof from the Trustee at a price equal to, unless otherwise specified in the related Prospectus Supplement, (a) the lesser of (i) the outstanding principal balance of such Primary Asset and (ii) the Trust Fund's federal income tax basis in the Primary Asset and (b) accrued and unpaid interest to the date of the next scheduled payment on such Primary Asset at the rate set forth in the related Agreement (less any unreimbursed Advances respecting such Primary Asset), provided, however, the purchase price shall not be limited in (i) above to the Trust Fund's federal income tax basis if the repurchase at a price equal to the outstanding principal balance of such Primary Asset will not result in any prohibited transaction tax under Section 860F(a) of the Code.


     If provided in the related Prospectus Supplement, the Depositor or Seller, as the case may be, may, rather than repurchase the Primary Asset as described above, remove such Primary Asset from the Trust Fund (the 'Deleted Primary Asset') and substitute in its place one or more other Primary Assets (each, a 'Qualifying Substitute Primary Asset') provided, however, that (i) with respect to a Trust Fund for which no REMIC election is made, such substitution must be effected within 120 days of the date of initial issuance of the Securities and
(ii) with respect to a Trust Fund for which a REMIC election is made, after a specified time period, the Trustee must have received a satisfactory opinion of counsel that such substitution will not cause the Trust Fund to lose its status as a REMIC or otherwise subject the Trust Fund to a prohibited transaction tax.

     Unless otherwise specified in the related Prospectus Supplement, any Qualifying Substitute Primary Asset will have, on the date of substitution, (i) an outstanding principal balance, after deduction of all Scheduled Payments due in the month of substitution, not in excess of the outstanding principal balance of the Deleted Primary Asset (the amount of any shortfall to be deposited to the Certificate Account in the month of substitution for distribution to Holders),
(ii) an interest rate not less than (and not more than 2% greater than) the interest rate of the Deleted Primary Asset, (iii) a remaining term-to-stated maturity not greater than (and not more than two years less than) that of the Deleted Primary Asset, and will comply with all of the representations and warranties set forth in the applicable agreement as of the date of substitution.

     Unless otherwise provided in the related Prospectus Supplement, the above-described cure, repurchase or substitution obligations constitute the sole remedies available to the Holders or the Trustee for a material defect in a document for a Primary Asset.

     The Depositor or another entity will make representations and warranties with respect to Primary Assets for a Series. If the Depositor or such entity cannot cure a breach of any such representations and warranties in all material respects within the time period specified in the related Prospectus Supplement after notification by the Trustee of such breach, and if such breach is of a nature that materially and adversely affects the value of such Primary Asset, the Depositor or such entity is obligated to repurchase the affected Primary Asset or, if provided in the related Prospectus Supplement, provide a Qualifying Substitute Primary Asset therefor, subject to the same conditions and limitations on purchases and substitutions as described above.

     The Depositor's only source of funds to effect any cure, repurchase or substitution will be through the enforcement of the corresponding obligations of the responsible originator or Seller of such Primary Assets. See 'RISK FACTORS--Limited Assets.'

     No Holder of Securities of a Series, solely by virtue of such Holder's status as a Holder, will have any right under the applicable Agreement for such Series to institute any proceeding with respect to such Agreement, unless such Holder previously has given to the Trustee for such Series written notice of default and unless the Holders of Securities evidencing not less than

51% of the aggregate voting rights of the Securities for such Series have made written request upon the Trustee to institute such proceeding in its own name as Trustee thereunder and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days has neglected or refused to institute any such proceeding.

REPORTS TO HOLDERS

     The Trustee or other entity specified in the related Prospectus Supplement will prepare and forward to each Holder on each Distribution Date, or as soon thereafter as is practicable, a statement setting forth, to the extent applicable to any Series, among other things:

          (i) the amount of principal distributed to holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

          (ii) the amount of interest distributed to holders of the related Securities and the current interest on such Securities;

          (iii) the amounts of (a) any overdue accrued interest included in such distribution, (b) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to holders of such Securities;

          (iv) the amounts of (a) any overdue payments of scheduled principal included in such distribution, (b) any remaining overdue principal amounts with respect to such Securities, (c) any current shortfall in receipt of scheduled principal payments on the related Primary Assets or (d) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

          (v) the amount received under any related Enhancement, and the remaining amount available under such Enhancement;

          (vi) the amount of any delinquencies with respect to payments on the related Primary Assets;

          (vii) the book value of any REO Property acquired by the related Trust Fund; and

          (viii) such other information as specified in the related Agreement.

     In addition, within a reasonable period of time after the end of each calendar year the Trustee, unless otherwise specified in the related Prospectus Supplement, will furnish to each Holder of record at any time during such calendar year: (a) the aggregate of amounts reported pursuant to (i), (ii), and
(iv)(d) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the Holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Contracts. See 'SERVICING OF CONTRACTS--Evidence as

to Compliance' herein.

EVENTS OF DEFAULT; RIGHTS UPON EVENT OF DEFAULT

     Pooling and Servicing Agreement; Servicing Agreement. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Pooling and Servicing Agreement for each Series of Certificates relating to Contracts include (i) any failure by the Servicer to deposit amounts in the Collection Account and Distribution Account to enable the Trustee to distribute to Holders of such Series any required payment, which failure continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee for such Series, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Holders for such Series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the related Prospectus Supplement after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the Holders of such Series evidencing not less than 25% of the aggregate voting rights of the Holders and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

     So long as an Event of Default remains unremedied under the applicable Agreement for a Series of Securities relating to the servicing of Contracts, unless otherwise specified in the related Prospectus Supplement, the Trustee for such Series or Holders of Securities of such Series evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may terminate all of the rights and obligations of the Servicer as servicer under the applicable Agreement (other than its right to recovery of other expenses and amounts advanced pursuant to the terms of such Agreement which rights the Servicer will retain under all circumstances), whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable servicing fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Agreement.

     In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related Prospectus Supplement to act as successor Servicer under the provisions of the applicable Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related Prospectus Supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Agreement.

     During the continuance of any Event of Default of a Servicer under an

Agreement for a Series of Securities, the Trustee for such Series will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the Holders of such Series, and, unless otherwise specified in the related Prospectus Supplement, Holders of Securities evidencing not less than 51% of the aggregate voting rights of the Securities for such Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. Also, the Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting Holders.

     Indenture. Unless otherwise specified in the related Prospectus Supplement, Events of Default under the Indenture for each Series of Notes include: (i) a default for thirty (30) days or more in the payment of any principal of or interest on any Note of such Series; (ii) failure to perform any other covenant of the Depositor or the Trust Fund in the Indenture which continues for a period of sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement;
(iii) any representation or warranty made by the Depositor or the Trust Fund in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such Series having been incorrect in a material respect as of the time made, and such breach is not cured within sixty (60) days after notice thereof is given in accordance with the procedures described in the related Prospectus Supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Depositor or the Trust Fund; or (v) any other Event of Default provided with respect to Notes of that Series.

     If an Event of Default with respect to the Notes of any Series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may declare the principal amount (or, if the Notes of that Series are Zero Coupon Securities, such portion of the principal amount as may be specified in the terms of that Series, as provided in the related Prospectus Supplement) of all the Notes of such Series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such Series.

     If, following an Event of Default with respect to any Series of Notes, the Notes of such Series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such Series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such Series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a Series following an Event of Default, other than a default in the payment of any principal or interest on any Note of such Series for thirty (30) days or more, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of such Series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding Notes of such Series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of 66 2/3% of the then aggregate outstanding amount of the Notes of such Series.

     In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a Series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders would be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

     Unless otherwise specified in the related Prospectus Supplement, in the event the principal of the Notes of a Series is declared due and payable, as described above, the holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

     Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a Series of Notes, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such Series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such Series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such Series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such Series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such Series affected thereby.

THE TRUSTEE

     The identity of the commercial bank, savings and loan association or trust company named as the Trustee for each Series of Securities will be set forth in the related Prospectus Supplement. The entity serving as Trustee may have normal banking relationships with the Depositor or the Servicer. In addition, for the purpose of meeting the legal requirements of certain local jurisdictions, the Trustee will have the power to appoint co-trustees or separate trustees of all or any part of the Trust Fund relating to a Series of Securities. In the event of such appointment, all rights, powers, duties and obligations conferred or imposed upon the Trustee by the Agreement relating to such Series will be conferred or imposed upon the Trustee and each such separate trustee or co-trustee jointly, or, in any jurisdiction in which the Trustee shall be incompetent or unqualified to perform certain acts, singly upon such separate trustee or co-trustee who shall exercise and perform such rights, powers, duties and obligations solely at the direction of the Trustee. The Trustee may also appoint agents to perform any of the responsibilities of the Trustee, which agents shall have any or all of the rights, powers, duties and obligations of the Trustee conferred on them by such appointment; provided that the Trustee shall continue to be responsible for its duties and obligations under the Agreement.

DUTIES OF THE TRUSTEE

     The Trustee makes no representations as to the validity or sufficiency of the Agreement, the Securities or of any Primary Asset or related documents. If no Event of Default (as defined in the related Agreement) has occurred, the Trustee is required to perform only those duties specifically required of it under the Agreement. Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the Trustee is required to examine them to determine whether they are in the form required by the related Agreement; however, the Trustee will not be responsible for the accuracy or content of any such documents furnished by it or the Holders to the Servicer under the Agreement.

     The Trustee may be held liable for its own negligent action or failure to act, or for its own misconduct; provided, however, that the Trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Holders in an Event of Default. The Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

RESIGNATION OF TRUSTEE

     The Trustee may, upon written notice to the Depositor, resign at any time, in which event the Depositor will be obligated to use its best efforts to appoint a successor Trustee. If no successor Trustee has been appointed and has accepted the appointment within 30 days after giving such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for appointment of a successor Trustee. The Trustee may also be removed at any time
(i) if the Trustee ceases to be eligible to continue as such under the Agreement, (ii) if the Trustee becomes insolvent or (iii) by the Holders of

Securities evidencing over 50% of the aggregate voting rights of the Securities in the Trust Fund upon written notice to the Trustee and to the Depositor. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

AMENDMENT OF AGREEMENT

     Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series of Securities may be amended by the Depositor, the Servicer (with respect to a Series relating to Contracts), and the Trustee with respect to such Series, without notice to or consent of the Holders (i) to cure any ambiguity,
(ii) to correct any defective provisions or to correct or supplement any provision therein, (iii) to add to the duties of the Depositor, the Trust Fund or Servicer, (iv) to add any other provisions with respect to matters or questions arising under such Agreement or related Enhancement, (v) to add or amend any provisions of such Agreement as required by a Rating Agency in order to maintain or improve the rating of the Securities, or (vi) to comply with any requirements imposed by the Code; provided that any such amendment except pursuant to clause (vi) above will not adversely affect in any material respect the interests of any Holders of such Series, as evidenced by an opinion of counsel. Any such amendment except pursuant to clause (vi) of the preceding sentence shall be deemed not to adversely affect in any material respect the interests of any Holder if the Trustee receives written confirmation from each Rating Agency rating such Securities that such amendment will not cause such Rating Agency to reduce the then current rating thereof. Unless otherwise specified in the Prospectus Supplement, the Agreement for each Series may also be amended by the Trustee, the Servicer, if applicable, and the Depositor with respect to such Series with the consent of the Holders possessing not less than 66 2/3% of the aggregate outstanding principal amount of the Securities of such Series or, if only certain Classes of such Series are afffected by such amendment, 66 2/3% of the aggregate outstanding principal amount of the Securities of each Class of such Series affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or modifying in any manner the rights of Holders of such Series; provided, however, that no such amendment may (a) reduce the amount or delay the timing of payments on any Security without the consent of the Holder of such Security; or (b) reduce the aforesaid percentage of the aggregate outstanding principal amount of Securities of each Class, the Holders of which are required to consent to any such amendment without the consent of the Holders of 100% of the aggregate outstanding principal amount of each Class of Securities affected thereby.

VOTING RIGHTS

     The related Prospectus Supplement will set forth the method of determining allocation of voting rights with respect to a Series.

LIST OF HOLDERS

     Upon written request of three or more Holders of record of a Series for purposes of communicating with other Holders with respect to their rights under the Agreement, which request is accompanied by a copy of the communication which such Holders propose to transmit, the Trustee will afford such Holders access during business hours to the most recent list of Holders of that Series held by the Trustee.

     No Agreement will provide for the holding of any annual or other meeting of Holders.

REMIC ADMINISTRATOR

     For any Series with respect to which a REMIC election is made, preparation of certain reports and certain other administrative duties with respect to the Trust Fund may be performed by a REMIC administrator, who may be an affiliate of the Depositor.

TERMINATION

     Pooling and Servicing Agreement; Trust Agreement. The obligations created by the Pooling and Servicing Agreement or Trust Agreement for a Series will terminate upon the distribution to Holders of all amounts distributable to them pursuant to such Agreement after the earlier of (i) the later of (a) the final payment or other liquidation of the last Primary Asset remaining in the Trust Fund for such Series and (b) the disposition of all property acquired upon foreclosure or deed in lieu of foreclosure or repossession in respect of any Primary Asset or (ii) the repurchase, as described below, by the Servicer or other entity specified in the related Prospectus Supplement from the Trustee for such Series of all Primary Assets and other property at that time subject to such Agreement. The Agreement for each Series permits, but does not require, the Servicer or other entity specified in the related Prospectus Supplement to purchase from the Trust Fund for such Series all remaining Primary Assets at a price equal to, unless otherwise specified in the related Prospectus Supplement, 100% of the aggregate Principal Balance of such Primary Assets plus, with respect to any property acquired in respect of a Primary Asset, if any, the outstanding Principal Balance of the related Primary Asset at the time of foreclosure, less, in either case, related unreimbursed Advances (in the case of the Primary Assets, only to the extent not already reflected in the computation of the aggregate Principal Balance of such Primary Assets) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Pooling and Servicing Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Primary Assets through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate Principal Balance of such Primary Assets, plus accrued interest thereon at the applicable net rates on the Primary Assets through the last day of the month of such repurchase and (b) the aggregate fair market value of such Primary Assets plus the fair market value of any property acquired in respect of a Primary Asset and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Securities of such Series, but such entity's right to so purchase is subject to the aggregate Principal Balance of the Primary Assets at the time of repurchase being less than a fixed percentage, to be set forth in the related Prospectus Supplement, of the aggregate Principal Balance of the Primary Assets as of the Cut-off Date. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of certain persons identified therein. For each Series, the Servicer or the Trustee, as applicable, will give written notice of termination of the Agreement to each Holder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency specified in the notice of termination. If so provided in the related Prospectus Supplement for a Series, the Depositor or another entity may effect an optional termination of the Trust Fund under the circumstances described in such Prospectus Supplement. See 'DESCRIPTION OF THE SECURITIES--Optional Redemption, Purchase or Termination' herein.

     Indenture. The Indenture will be discharged with respect to a Series of Notes (except with respect to certain continuing rights specified in the Indenture) upon the delivery to the Trustee for cancellation of all the

Notes of such Series or, with certain limitations, upon deposit with the Trustee of funds sufficient for the payment in full of all of the Notes of such Series.

     In addition to such discharge with certain limitations, the Indenture will provide that, if so specified with respect to the Notes of any Series, the related Trust Fund will be discharged from any and all obligations in respect of the Notes of such Series (except for certain obligations relating to temporary Notes and exchange of Notes, to register the transfer of or exchange Notes of such Series, to replace stolen, lost or mutilated Notes of such Series, to maintain paying agencies and to hold monies for payment in trust) upon the deposit with the Trustee, in trust, of money and/or direct obligations of or obligations guaranteed by the United States of America which through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of and each installment of interest on the Notes of such Series on the Last Scheduled Distribution Date for such Notes and any installment of interest on such Notes in accordance with the terms of the Indenture and the Notes of such Series. In the event of any such defeasance and discharge of Notes of such Series, holders of Notes of such Series would be able to look only to such money and/or direct obligations for payment of principal and interest, if any, on their Notes until maturity.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

     The following discussion contains summaries of certain legal aspects of manufactured housing and home improvement installment sales contracts and installment loan agreements which are general in nature. Because certain of such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor reflect the laws of any particular state, nor encompass the laws of all states in which the properties securing the Contracts are situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts.

CONTRACTS SECURED BY MORTGAGES

  Mortgages


     Certain Contracts for a Series may be secured by either mortgages or deeds of trust or deeds to secure debt (such Contracts are hereinafter referred to in this section as 'mortgage loans'), depending upon the prevailing practice in the state in which the property subject to a mortgage loan is located. The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note. It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers and may also be subject to other liens pursuant to the laws of the jurisdiction in which the Mortgaged Property is located. Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office. There are two parties to a mortgage, the mortgagor, who is the borrower/property owner or the land trustee (as described below), and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower/property owner is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. A deed of trust transaction normally has three parties, the trustor, who is the borrower/property owner; the beneficiary, who is the lender, and the trustee, a third-party grantee. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The mortgagee's authority under a mortgage and the trustee's authority under a deed of trust are governed by the law of the state in which the real property is located, the express provisions of the mortgage or deed of trust, and, in some cases, in deed of trust transactions, the directions of the beneficiary.

  Foreclosure on Mortgages

     Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

     Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee in some states must provide notice to any other individual having an interest in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. The trustor, borrower, or any person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Generally, state law controls the amount of foreclosure expenses and costs, including attorney's fees, which may be recovered by a lender. If the deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property, recorded and sent to all parties having an interest in the real property.

     An action to foreclose a mortgage is an action to recover the mortgage debt by enforcing the mortgagee's rights under the mortgage. It is regulated by statutes and rules and subject throughout to the court's equitable powers. Generally, a mortgagor is bound by the terms of the related mortgage note and the mortgage as made and cannot be relieved from his default if the mortgagee has exercised his rights in a commercially reasonable manner. However, since a foreclosure action historically was equitable in nature, the court may exercise equitable powers to relieve a mortgagor of a default and deny the mortgagee foreclosure on proof that either the mortgagor's default was neither willful nor in bad faith or the mortgagee's action established a waiver, fraud, bad faith, or oppressive or unconscionable conduct such as to warrant a court of equity to refuse affirmative relief to the mortgagee. Under certain circumstances a court of equity may relieve the mortgagor from an entirely technical default where such default was not willful.

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses or counter-claims are interposed, sometimes requiring up to several years to complete. Moreover, a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and such sale occurred while the mortgagor was insolvent and within one year (or within the state statute of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy. Similarly, a suit against the debtor on the related mortgage note may take several years and, generally, is a remedy alternative to foreclosure, the mortgagee being precluded from pursuing both at the same time.

     In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty potential third party purchasers at the sale have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for an amount which may be equal to the unpaid principal amount of the mortgage note secured by the mortgage or deed of trust plus accrued and unpaid interest and the expenses of foreclosure, in which event the mortgagor's debt will be extinguished or the lender may purchase for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment in states where such a judgment is available. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of any mortgage guaranty insurance proceeds.

  Rights of Redemption

     In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the trustor or mortgagor and foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. The right of redemption should be distinguished from the equity of redemption, which is a non-statutory right that must be exercised prior to the foreclosure sale. In some states, redemption may occur only upon payment of the entire principal balance of the loan, accrued interest and expenses of foreclosure. In other states, redemption may be authorized if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust. Consequently the practical effect of a right of redemption is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run. In some states, there is no right to redeem property after a trustee's sale under a deed of trust.

  Junior Mortgages; Rights of Senior Mortgages

     The mortgage loans comprising or underlying the Primary Assets included in the Trust Fund for a Series will be secured by mortgages or deeds of trust which may be second or more junior mortgages to other mortgages held by other lenders or institutional investors. The rights of the Trust Fund (and therefore the Holders), as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, thereby extinguishing the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage. A junior mortgagee may satisfy a defaulted senior loan in full and, in some states, may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee.

     The standard form of the mortgage used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage, in such order as the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage.

     Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee is given the right under certain mortgages to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by the mortgagee become part of the indebtedness secured by the mortgage.

     The form of credit line trust deed or mortgage used by most institutional lenders which make revolving home equity loans typically contains a 'future advance' clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower by the beneficiary or lender are to be secured by the deed of trust or mortgage. The priority of the lien securing any advance made under the clause may depend in most states on whether the deed of trust or mortgage is called and recorded as a credit line deed of trust or mortgage. If the beneficiary or lender advances additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the trust deed or mortgage, notwithstanding the fact that there may be junior trust deeds or mortgages and other liens which intervene between the date of recording of the trust deed or mortgage and the date of the future advance, and notwithstanding that the beneficiary or lender had actual knowledge of such intervening junior trust deeds or mortgages and other liens at the time of the advance. In most states, the trust deed or mortgage lien securing mortgage loans of the type which includes revolving home equity credit lines applies retroactively to the date of the original recording of the trust deed or mortgage, provided that the total amount of advances under the home equity credit line does not exceed the maximum specified principal amount of the recorded trust deed or mortgage, except as to advances made after receipt by the lender of a written notice of lien from a judgment lien creditor of the trustor.

  Anti-Deficiency Legislation and Other Limitations on Lenders

     Certain states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower. Finally, other statutory provisions limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

     In addition to laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including the federal bankruptcy laws, the Federal Soldiers' and Sailors' Relief Act, and state laws affording relief to debtors, may interfere with or affect the ability of the secured lender to realize upon collateral and/or enforce a deficiency judgment. For example, with respect to federal bankruptcy law, the filing of a petition acts as a stay against the enforcement of remedies for collection of a debt. Moreover, a court with federal bankruptcy jurisdiction may permit a debtor through a Chapter 13 Bankruptcy Code rehabilitative plan to cure a monetary default with respect to a loan on a debtor's residence by paying arrearages within a reasonable time period and reinstating the original loan payment schedule even though the lender accelerated the loan and the lender has taken all steps to realize upon his security (provided no sale of the property has yet occurred) prior to the filing of the debtor's Chapter 13 petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a loan default by permitting the obligor to pay arrearages over a number of years.

     Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan may be modified if the borrower has filed a petition under Chapter 13. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding
balance of the loan. Federal bankruptcy law and limited case law indicate that the foregoing modifications could not be applied to the terms of a loan secured by property that is the principal residence of the debtor. In all cases, the secured creditor is entitled to the value of its security plus post-petition interest, attorney's fees and costs to the extent the value of the security exceeds the debt.

     In a Chapter 11 case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. The lender's lien may be transferred to other collateral and/or be limited in amount to the value of the lender's interest in the collateral as of the date of the bankruptcy. The loan term may be extended, the interest rate may be adjusted to market rates and the priority of the loan may be subordinated to bankruptcy court-approved financing. The bankruptcy court can, in effect, invalidate due-on-sale clauses through confirmed Chapter 11 plans of reorganization.

     The Bankruptcy Code provides priority to certain tax liens over the lender's security. This may delay or interfere with the enforcement of rights in respect of a defaulted mortgage loan. In addition, substantive requirements are imposed upon lenders in connection with the organization and the servicing of mortgage loans by numerous federal and some state consumer protection laws. The laws include the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal laws impose specific statutory liabilities upon lenders who originate loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the loans.

  Due-on-Sale Clauses

     Due-on-sale clauses permit the lender to accelerate the maturity of the loan if the borrower sells or transfers, whether voluntarily or involuntarily, all or part of the real property securing the loan without the lender's prior written consent. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases, typically involving single family residential mortgage transactions, their enforceability has been limited or denied. In any event, the Garn-St. Germain Depository Institutions Act of 1982 (the 'Garn-St. Germain Act') preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain exceptions. As a result, due-on-sale clauses have become generally enforceable except in those states whose legislatures exercised their authority to regulate the enforceability of such clauses with respect to mortgage loans that were (i) originated or assumed during the 'window period' under the Garn-St. Germain Act which ended in all cases not later than October 15, 1982, and (ii) originated by lenders other than national banks, federal savings institutions and federal credit unions. FHLMC has taken the position in its published mortgage servicing standards that, out of a total of eleven 'window period states,' five states (Arizona, Michigan, Minnesota, New Mexico and Utah) have enacted statutes extending, on various terms and for varying periods, the prohibition on enforcement of due-on-sale clauses with respect to certain categories of window period loans. Also, the Garn-St. Germain Act does 'encourage' lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

     In addition, under federal bankruptcy law, due-on-sale clauses may not be enforceable in bankruptcy proceedings and may, under certain circumstances, be eliminated in any modified mortgage resulting from such bankruptcy proceeding.

  Enforceability of Prepayment and Late Payment Fees

     Forms of notes, mortgages and deeds of trust used by lenders may contain provisions obligating the borrower to pay a late charge if payments are not timely made, and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees are typically retained by servicers as additional servicing compensation.

  Equitable Limitations on Remedies

     In connection with lenders' attempts to realize upon their security, courts have invoked general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of his defaults under the loan documents. Examples of judicial remedies that have been fathomed include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to realize upon his security if the default under the security agreement is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of secondary financing affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under security agreements receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that, in cases involving the sale by a trustee under a deed of trust or by a mortgagee under a mortgage having a power of sale, there is insufficient state action to afford constitutional protections to the borrower.

     Most conventional single-family mortgage loans may be prepaid in full or in part without penalty. The regulations of the Federal Home Loan Bank Board prohibit the imposition of a prepayment penalty or equivalent fee for or in connection with the acceleration of a loan by exercise of a due-on-sale clause. A mortgagee to whom a prepayment in full has been tendered may be compelled to give either a release of the mortgage or an instrument assigning the existing mortgage. The absence of a restraint on prepayment, particularly with respect to mortgage loans having higher mortgage rates, may increase the likelihood of refinancing or other early retirements of such mortgage loans.

  Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 ('Title V'), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. Similar federal statutes were in effect with respect to mortgage loans made during the first three months of 1980. The Federal Home Loan Bank Board is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. Title V authorizes any state to reimpose interest rate limits by adopting, before April 1, 1983, a state law, or by certifying that the voters of such state have voted in favor of any provision, constitutional or otherwise, which expressly rejects an application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.

CONTRACTS NOT SECURED BY MORTGAGES

  General

     The Contracts, other than those Contracts that are unsecured or secured by mortgages on real estate (such Contracts are hereinafter referred to in this section as 'contracts') generally are 'chattel paper' or constitute 'purchase money security interests' each as defined in the Uniform Commercial Code (the 'UCC'). Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the related Agreement, the Depositor will transfer physical possession of the contracts to the Trustee or a designated custodian or may retain possession of the contracts as custodian for the Trustee. In addition, the Depositor will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the contracts. Unless otherwise specified in the related Prospectus Supplement, the contracts will not be stamped or otherwise marked to reflect their assignment from the Depositor to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment, the Trustee's interest in the contracts could be defeated.

  Security Interests in Home Improvements

     The contracts that are secured by the home improvements financed thereby grant to the originator of such contracts a purchase money security interest in such home improvements to secure all or part of the purchase price of such home improvements and related services. A financing statement generally is not required to be filed to perfect a purchase money security interest in consumer goods. Such purchase money security interests are assignable. In general, a purchase money security interest grants to the holder a security interest that has priority over a conflicting security interest in the same collateral and the proceeds of such collateral. However, to the extent that the collateral subject to a purchase money security interest becomes a fixture, in order for the related purchase money security interest to take priority over a conflicting interest in the fixture, the holder's interest in such Home Improvement must generally be perfected by a timely fixture filing. In general, under the UCC, a security interest does not exist under the UCC in ordinary building material incorporated into an improvement on land. Home Improvement Contracts that finance lumber, bricks, other types of ordinary building material or other goods that are deemed to lose such characterization, upon incorporation of such materials into the related property, will not be secured by a purchase money security interest in the Home Improvement being financed.

  Security Interests in the Manufactured Homes

     The Manufactured Homes securing the manufactured housing contracts may be located in all 50 states. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the manufactured home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a 'fixture filing' under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the manufactured home is located. If so specified in the related Prospectus Supplement, the manufactured housing contracts may contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, the related lender may be required to perfect a security interest in the Manufactured Home under applicable real estate laws.

     In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactered Home in such state, and if steps are not taken to re-perfect a security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the secured party must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien on the certificate of title, notice of surrender would be given to the secured party noted on the certificate of title. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.

     Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority over a perfected security interest in the Manufactured Home.

  Enforcement of Security Interest in Manufactured Homes and Home Improvements

     So long as the Manufactured Home or Home Improvement has not become subject to the real estate law, a creditor can repossess a Manufactured Home or Home Improvement securing a contract by voluntary surrender, by 'self-help' repossession that is 'peaceful' (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit that the debtor may redeem it at or before such resale.

     Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgement from a debtor for any deficiency on repossession and resale of the property securing the debtor's loan. However, some states impose prohibitions or limitations on deficiency judgements, and in many cases the defaulting borrower would have no assets with which to pay a judgement.

     Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

  Consumer Protection Laws

     The so-called 'Holder-in-Due-Course' rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the contracts, including the Truth in Lending Act, the Federal Trade

Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related contract.

  Applicability of Usury Laws

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ('Title V'), provides that, subject to the following conditions, state usury limitations shall not apply to any contract which is secured by a first lien on certain kinds of consumer goods. The contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

     Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V.

INSTALLMENT SALES CONTRACTS

     The Contracts may also consist of installment sales contracts. Under certain types of installment sales contracts ('Installment Sales Contracts') the seller (hereinafter referred to in this section as the 'lender') retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the 'borrower') for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Sales Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

     The method of enforcing the rights of the lender under an Installment Sales Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Sales Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Sales Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Sales Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Sales Contracts from the harsh consequences of forfeiture. Under such statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the Installment Sales Contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Sales Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Sales Contract in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

SOLDIERS' AND SAILORS' CIVIL RELIEF ACT OF 1940

     Under the Soldiers' and Sailors' Civil Relief Act of 1940, members of all branches of the military on active duty, including draftees and reservists in military service, (i) are entitled to have interest rates reduced and capped at 6% per annum, on obligations (including Contracts) incurred prior to the commencement of military service for the duration of military service, (ii) may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on such obligations entered into prior to military service for the duration of military service and (iii) may have the maturity of such obligations incurred prior to military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service. However, the benefits of (i), (ii), or (iii) above are subject to challenge by creditors and if, in the opinion of the court, the ability of a person to comply with such obligations is not materially impaired by military service, the court may apply equitable principles accordingly. If a borrower's obligation to repay amounts otherwise due on a Contract included in a Trust Fund for a Series is relieved pursuant to the Soldiers' and Sailors' Civil Relief Act of 1940, none of the Trust Fund, the Servicer, the Depositor nor the Trustee will be required to advance such amounts, and any loss in respect thereof may reduce the amounts available to be paid to the holders of the Certificates of such Series. Unless otherwise specified in the related Prospectus Supplement, any shortfalls in interest collections on Contracts or Underlying Contracts relating to the Private Securities, as applicable, included in a Trust Fund for a Series resulting from application of the Soldiers' and Sailors' Civil Relief Act of 1940 will be allocated to each Class of Securities of such Series that is entitled to receive interest in respect of such Contracts or Underlying Contracts in proportion to the interest that each such Class of Securities would have otherwise been entitled to receive in respect of such Contracts or Underlying Contracts had such interest shortfall not occurred.

                                 THE DEPOSITOR


GENERAL

     The Depositor was incorporated in the State of Delaware on January 29, 1988, and is a wholly-owned subsidiary of LCPI, which is a wholly-owned subsidiary of Lehman Brothers, a wholly-owned subsidiary of Holdings. The Depositor's principal executive offices are located at Three World Financial Center, New York, New York 10285. Its telephone number is (212) 298-2000.

     The Depositor will not engage in any activities other than to authorize, issue, sell, deliver, purchase and invest in (and enter into agreements in connection with), and/or to engage in the establishment of one or more trusts which will issue and sell, bonds, notes, debt or equity securities, obligations and other securities and instruments ('Depositor Securities') collateralized or otherwise secured or backed by, or otherwise representing an interest in, among other things, receivables or pass through certificates, or participations or certificates of participation or beneficial ownership in one or more pools of receivables, and the proceeds of the foregoing, that arise in connection with
(i) the sale or lease of automobiles, trucks or other motor vehicles, equipment, merchandise and other personal property, (ii) credit card purchases or cash advances, (iii) the sale, licensing or other commercial provision of services, rights, intellectual properties and other intangibles, (iv) trade financings,
(v) loans secured by certain first or junior mortgages on real estate, (vi) loans to employee stock ownership plans and (vii) any and all other commercial transactions and commercial, sovereign, student or consumer loans or indebtedness and, in connection therewith or otherwise, purchasing, acquiring, owning, holding, transferring, conveying, servicing, selling, pledging, assigning, financing and otherwise dealing with such receivables, pass-through certificates, or participations or certificates of participation or beneficial ownership. Article Third of the Depositor's Certificate of Incorporation limits the Depositor's activities to the above activities and certain related activities, such as credit enhancement with respect to such Depositor Securities, and to any activities incidental to and necessary or convenient for the accomplishment of such purposes. The Certificate of Incorporation of the Depositor provides that any Depositor Securities, except for subordinated Depositor Securities, must be rated in one of the four highest categories by a nationally recognized rating agency.

                                USE OF PROCEEDS

     The Depositor will apply all or substantially all of the net proceeds from the sale of each Series of Securities for one or more of the following purposes:
(i) to purchase the related Primary Assets, (ii) to repay indebtedness which has been incurred to obtain funds to acquire such Primary Assets, (iii) to establish any Reserve Funds described in the related Prospectus Supplement and (iv) to pay costs of structuring and issuing such Securities, including the costs of obtaining Enhancement, if any. If so specified in the related Prospectus Supplement, the purchase of the Primary Assets for a Series may be effected by an exchange of Securities with the Seller of such Primary Assets.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

     The following is a summary of certain anticipated federal income tax consequences of the purchase, ownership, and disposition of the Securities and is based on advice of Brown & Wood LLP, special counsel to the Depositor. The summary is based upon the provisions of the Code, the regulations promulgated thereunder, including, where applicable, proposed regulations, and the judicial and administrative rulings and decisions now in effect, all of which are subject to change or possible differing interpretations. The statutory provisions, regulations, and interpretations on which this interpretation is based are subject to change, and such a change could apply retroactively.

     The summary does not purport to deal with all aspects of federal income taxation that may affect particular investors in light of their individual circumstances, nor with certain types of investors subject to special treatment under the federal income tax laws. This summary focuses primarily upon investors who will hold Securities as 'capital assets' (generally, property held for investment) within the meaning of Section 1221 of the Code, but much of the discussion is applicable to other investors as well. Prospective Investors are advised to consult their own tax advisers concerning the federal, state, local and any other tax consequences to them of the purchase, ownership and disposition of the Securities.

     The federal income tax consequences to Holders will vary depending on whether (i) the Securities of a Series are classified as indebtedness; (ii) an election is made to treat the Trust Fund relating to a particular Series of Securities as REMIC under the Code; (iii) the Securities represent an ownership interest in some or all of the assets included in the Trust Fund for a Series or
(iv) an election is made to treat the Trust Fund relating to a particular Series of Certificates as a partnership. The Prospectus Supplement for each Series of Securities will specify how the Securities will be treated for federal income tax purposes and will discuss whether a REMIC election, if any, will be made with respect to such Series.

     As used herein, the term 'U.S. Person' means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), an estate whose income is subject to U.S. federal income tax regardless of its source of income, or a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. Notwithstanding the preceding sentence, to the extent provided in regulations, certain trusts in existence on August 20, 1996 and treated as United States persons prior to such date that elect to continue to be treated as United States persons shall be considered U.S. persons as well.

TAXATION OF DEBT SECURITIES

     Status as Real Property Contracts.  Except to the extent provided otherwise in a Supplement as to each Series of Securities Brown & Wood LLP will have advised the Depositor that: (i) Securities held by a domestic building and loan association will constitute 'loans . . . secured by an interest in real property' within the meaning of Code section 7701(a)(19)(C)(v); (ii) Securities held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code section 856(c)(4)(A) and interest on Securities will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code section 856(c)(3)(B) and (iii) Securities representing interests in obligations secured by manufactured housing treated as single family residences under Code Section 25(e)(10) will be considered interests in 'qualified mortgages' as defined in Code Section 860G(a)(3).

     Interest and Acquisition Discount. Securities representing regular interests in a REMIC ('Regular Interest Securities') are generally taxable to holders in the same manner as evidences of indebtedness issued by the REMIC. Stated interest on the Regular Interest Securities will be taxable as ordinary income and taken into account using the accrual method of accounting, regardless of the Holder's normal accounting method. Interest (other than original issue discount) on Securities (other than Regular Interest Securities) that are characterized as indebtedness for federal income tax purposes will be includible in income by holders thereof in accordance with

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their usual methods of accounting. Securities characterized as debt for federal income tax purposes and Regular Interest Securities will be referred to hereinafter collectively as 'Debt Securities.'

     Debt Securities that are Compound Interest Securities will, and certain of the other Debt Securities may, be issued with 'original issue discount' ('OID'). The following discussion is based in part on the rules governing OID which are set forth in Sections 1271-1273 and 1275 of the Code and the Treasury regulations issued thereunder on January 27, 1994, as amended on June 11, 1996 (the 'OID Regulations'). A Holder should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.

     In general, OID, if any, will equal the difference between the stated redemption price at maturity of a Debt Security and its issue price. A holder of a Debt Security must include such OID in gross income as ordinary interest income as it accrues under a method taking into account an economic accrual of the discount. In general, OID must be included in income in advance of the receipt of the cash representing that income. The amount of OID on a Debt Security will be considered to be zero if it is less than a de minimis amount determined under the Code.

     The issue price of a Debt Security is the first price at which a substantial amount of Debt Securities of that class are sold to the public (excluding bond houses, brokers, underwriters or wholesalers). If less than a substantial amount of a particular class of Debt Securities is sold for cash on or prior to the Closing Date, the issue price for such class will be treated as the fair market value of such class on the Closing Date. The issue price of a Debt Security also includes the amount paid by an initial Debt Security holder for accrued interest that relates to a period prior to the issue date of the Debt Security. The stated redemption price at maturity of a Debt Security includes the original principal amount of the Debt Security, but generally will not include distributions of interest if such distributions constitute 'qualified stated interest.'

     Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or qualified variable rate (as described below) provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Debt Security. The OID Regulations state that interest payments are unconditionally payable only if a late payment or nonpayment is expected to be penalized or reasonable remedies exist to compel payment. Certain Debt Securities may provide for default remedies in the event of late payment or nonpayment of interest. The interest on such Debt Securities will be unconditionally payable and constitute qualified stated interest, not OID. However, absent clarification of the OID Regulations, where Debt Securities do not provide for default remedies, the interest payments will be included in the Debt Security's stated redemption price at maturity and taxed as OID. Interest is payable at a single fixed rate only if the rate appropriately takes into account the length of the interval between payments. Distributions of interest on Debt Securities with respect to which deferred interest will accrue will not constitute qualified stated interest payments, in which case the stated redemption price at maturity of such Debt Securities includes all distributions of interest as well as principal thereon. Where the interval between the issue date and the first Distribution Date on a Debt Security is either longer or shorter than the interval between subsequent Distribution Dates, all or part of the interest foregone, in the case of the longer interval, and all of the additional interest, in the case of the shorter interval, will be included in the stated redemption price at maturity and tested under the de minimis rule described below. In the case of a Debt Security with a long first period which has non-de minimis OID, all stated interest in excess of interest payable at the effective interest rate for the long first period will be included in the stated redemption price at maturity and the Debt Security will generally have OID. Holders of Debt Securities should consult their own tax advisors to determine the issue price and stated redemption price at maturity of a Debt Security.

     Under the de minimis rule, OID on a Debt Security will be considered to be zero if such OID is less than 0.25% of the stated redemption price at maturity of the Debt Security multiplied by the weighted average maturity of the Debt Security. For this purpose, the weighted average maturity of the Debt Security is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution in reduction of stated redemption price at maturity is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Debt Security and the denominator of which is the stated redemption price at maturity of the Debt Security. Holders generally must report de minimis OID pro rata as principal payments are received, and such income will be capital gain if the Debt Security is held as a capital asset. However, accrual method holders may elect to accrue all de minimis OID as well as market discount under a constant interest method.

     Debt Securities may provide for interest based on a qualified variable rate. Under the OID Regulations, interest is treated as payable at a qualified variable rate and not as contingent interest if, generally, (i) such interest is unconditionally payable at least annually, (ii) the issue price of the debt instrument does not exceed the total noncontingent principal payments and (iii) interest is based on a 'qualified floating rate,' an 'objective rate,' or a combination of 'qualified floating rates' that do not operate in a manner that significantly accelerates or defers interest payments on such Debt Security. In the case of Compound Interest Securities, certain Interest Weighted Securities, and certain of the other Debt Securities, none of the payments under the instrument will be considered qualified stated interest, and thus the aggregate amount of all payments will be included in the stated redemption price.

     The holder of a Debt Security issued with OID must include in gross income, for all days during its taxable year on which it holds such Debt Security, the sum of the 'daily portions' of such original issue discount. The amount of OID includible in income by a holder will be computed by allocating to each day during a taxable year a pro rata portion of the original issue discount that accrued during the relevant accrual period. In the case of a Debt Security that is not a Regular Interest Security and the principal payments on which are not subject to acceleration resulting from prepayments on the Contracts, the amount of OID includible in income of a Holder for an accrual period (generally the period over which interest accrues on the debt instrument) will equal the product of the yield to maturity of the Debt Security and the adjusted issue price of the Debt Security, reduced by any payments of qualified stated interest. The adjusted issue price is the sum of its issue price plus prior accruals or OID, reduced by the total payments made with respect to such Debt Security in all prior periods, other than qualified stated interest payments.

     The amount of OID to be included in income by a holder of a debt instrument, such as certain Classes of the Debt Securities, that is subject to acceleration due to prepayments on other debt obligations securing such instruments (a 'Pay-Through Security'), is computed by taking into account the anticipated rate of prepayments assumed in pricing the debt instrument (the 'Prepayment Assumption'). The amount of OID that will accrue during an accrual period on a Pay-Through Security is the excess (if any) of the sum of (a) the present value of all payments remaining to be made on the Pay-Through Security as of the close of the accrual period and (b) the payments during the accrual period of amounts included in the stated redemption price of the Pay-Through Security, over the adjusted issue price of the Pay-Through Security at the beginning of the accrual period. The present value of the remaining payments is to be determined on the basis of three factors: (i) the original yield to maturity of the Pay-Through Security (determined on the basis of compounding at the end of each accrual period and properly adjusted for the length of the accrual period), (ii) events which have occurred before the end of the accrual period and (iii) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of OID required to be included in income by a Holder to take into account prepayments with respect to the Contracts at a rate that exceeds the Prepayment Assumption, and to decrease (but not below zero for any period) the portions of original issue discount required to be included in income by a Holder of a Pay-Through Security to take into account prepayments with respect to the Contracts at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Holders of Pay-Through Securities based on the Prepayment Assumption, no representation is made to Holders that Contracts will be prepaid at that rate or at any other rate.

     The Depositor may adjust the accrual of OID on a Class of Regular Interest Securities (or other regular interests in a REMIC) in a manner that it believes to be appropriate, to take account of realized losses on the Contracts, although the OID Regulations do not provide for such adjustments. If the Internal Revenue Service were to require that OID be accrued without such adjustments, the rate of accrual of OID for a Class of Regular Interest Securities could increase.

     Certain classes of Regular Interest Securities may represent more than one class of REMIC regular interests. Unless the applicable Prospectus Supplement specifies otherwise, the Trustee intends, based on the OID Regulations, to calculate OID on such Securities as if, solely for the purposes of computing OID, the separate regular interests were a single debt instrument.

     A subsequent holder of a Debt Security will also be required to include OID in gross income, but such a holder who purchases such Debt Security for an amount that exceeds its adjusted issue price will be entitled (as will an initial holder who pays more than a Debt Security's issue price) to offset such OID by comparable economic accruals of portions of such excess.

     Effects of Defaults and Delinquencies. Holders will be required to report income with respect to the related Securities under an accrual method without giving effect to delays and reductions in distributions attributable to a default or delinquency on the Contracts, except possibly to the extent that it can be established that such amounts are uncollectible. As a result, the amount of income (including OID) reported by a holder of such a Security in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss (or will be allowed to report a lesser amount of income) to the extent that the aggregate amount of distributions on the Securities is reduced as a result of a Contract default. However, the timing and character of such losses or reductions in income are uncertain and, accordingly, holders of Securities should consult their own tax advisors on this point.

     Interest Weighted Securities. It is not clear how income should be accrued with respect to Regular Interest Securities or Stripped Securities (as defined under '--Tax Status as a Grantor Trust; General' herein) the payments on which consist solely or primarily of a specified portion of the interest payments on qualified mortgages held by the REMIC or on Contracts, underlying Pass-Through Securities ('Interest Weighted Securities'). The Issuer intends to take the position that all of the income derived from an Interest Weighted Security should be treated as OID and that the amount and rate of accrual of such OID should be calculated by treating the Interest Weighted Security as a Compound Interest Security. However, in the case of Interest Weighted Securities that are entitled to some payments of principal and that are Regular Interest Securities the Internal Revenue Service could assert that income derived from an Interest Weighted Security should be calculated as if the Security were a security purchased at a premium equal to the excess of the price paid by such holder for such Security over its stated principal amount, if any. Under this approach, a holder would be entitled to amortize such premium only if it has in effect an election under Section 171 of the Code with respect to all taxable debt instruments held by such holder, as described below. Alternatively, the Internal Revenue Service could assert that an Interest Weighted Security should be taxable under the rules governing bonds issued with contingent payments. Such treatment may be more likely in the case of Interest Weighted Securities that are Stripped Securities as described below. See '--Tax Status as a Grantor Trust--Discount or Premium on Pass-Through Securities.'

     Variable Rate Debt Securities. In the case of Debt Securities bearing interest at a rate that varies directly, according to a fixed formula, with an objective index, it appears that (i) the yield to maturity of such Debt Securities and (ii) in the case of Pay-Through Securities, the present value of all payments remaining to be made on such Debt Securities, should be calculated as if the interest index remained at its value as of the issue date of such Securities. Because the proper method of adjusting accruals of OID on a variable rate Debt Security is uncertain, holders of variable rate Debt Securities should consult their own tax advisers regarding the appropriate treatment of such Securities for federal income tax purposes.

     Market Discount. A purchaser of a Security may be subject to the market discount rules of Sections 1276-1278 of the Code. A Holder that acquires a Debt Security with more than a prescribed de minimis amount of 'market discount' (generally, the excess of the principal amount of the Debt Security over the purchaser's purchase price) will be required to include accrued market discount in income as ordinary income in each month, but limited to an amount not exceeding the principal payments on the Debt Security received in that month and, if the Securities are sold, the gain realized. Such market discount would accrue in a manner to be provided in Treasury regulations but, until such regulations are issued, such market discount would in general accrue either (i) on the basis of a constant yield (in the case of a Pay-Through Security, taking into account a prepayment assumption) or (ii) in the ratio of (a) in the case of Securities (or in the case of a Pass-Through Security, as set forth below, the Contracts underlying such Security) not originally issued with original issue discount, stated interest payable in the relevant period to total stated interest remaining to be paid at the beginning of the period or (b) in the case of Securities (or, in the case of a Pass-Through Security, as described below, the Contracts underlying such Security) originally issued at a discount, OID in the relevant period to total OID remaining to be paid.

     Section 1277 of the Code provides that, regardless of the origination date of the Debt Security (or, in the case of a Pass-Through Security, the Contracts), the excess of interest paid or accrued to purchase or carry a Security (or, in the case of a Pass-Through Security, as described below, the Underlying Contracts) with market discount over interest received on such Security is allowed as a current deduction only to the extent such excess is greater than the market discount that accrued during the taxable year in which such interest expense was incurred. In general, the deferred portion of any interest expense will be deductible when such market discount is included in income, including upon the sale, disposition, or repayment of the Security (or in the case of a Pass-Through Security, an Underlying Contract). A holder may elect to include market discount in income currently as it accrues, on all market discount obligations acquired by such holder during the taxable year such election is made and thereafter, in which case the interest deferral rule will not apply.

     Premium. A holder that purchases a Debt Security for an amount in excess of its stated principal amount (or with respect to a Debt Security issued with OID, its stated redemption price at maturity) may elect to treat such excess as 'amortizable bond premium', in which case the amount required to be included in the holder's income each year with respect to interest on the Debt Security will be reduced by an amount not to exceed the amount of amortizable bond premium allocable (based on the Debt Security's yield to maturity) to such year. This amortizable bond premium must be amortized using a constant yield method over the remaining term of the Debt Security. Treasury regulations under Code section 171 were issued on December 30, 1997 ('Bond Premium Amortization Regulations') which generally provide that amortizable bond premium is amortized over the term of a Debt Security by offsetting the qualified stated interest allocable to an accrual period with the amortizable bond premium allocable to such period using a specified constant yield method. To the extent that the amortizable bond premium allocated to an accrual period exceeds the qualified stated interest allocable to such period, the excess is deductible under Code section 171 to the extent such excess does not exceed the difference between (i) prior interest inclusions over (ii) prior amortizable bond premium deductions on the bond ('Bond Premium Amortization Limit'), with the excess over Bond Premium Amortization Limit carried forward to the next accrual period and treated as amortizable bond premium allocable to that period. Special rules are provided in the Bond Premium Amortization Regulations for determining and amortizing bond premium on Notes that are subject to certain contingencies, and for determining and amortizing bond premium on Floating Rate Notes or Indexed Notes that qualify as 'variable rate debt instruments' or 'inflation-indexed debt instruments' under applicable Treasury regulations. The Bond Premium Amortization Regulations are effective for Debt Securities acquired on or after March 2, 1998. However, if a holder makes the election to amortize bond premium for the taxable year containing March 2, 1998, or any subsequent taxable year, the Treasury regulations would apply to debt instruments held on or after the first day of the taxable year in which the election is made.

     Election to Treat All Interest as Original Issue Discount. The OID Regulations permit a holder of a Debt Security to elect to accrue all interest, discount (including de minimis market or original issue discount) and premium in income as interest, based on a constant yield method for Debt Securities acquired on or after April 4, 1994. If such an election were to be made with respect to a Debt Security with market discount, the holder of the Debt Security would be deemed to have made an election to include in income currently market discount with respect to all other debt instruments having market discount that such holder of the Debt Security acquires during the year of the election or thereafter. Similarly, a holder of a Debt Security that makes this election for a Debt Security that is acquired at a premium will be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that such holder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Debt Security is irrevocable.


TAXATION OF THE REMIC AND ITS HOLDERS

     General. In the opinion of Brown & Wood, special counsel to the Depositor, if a REMIC election is made with respect to a Series of Securities, then the arrangement by which the Securities of that Series are issued will be treated as a REMIC as long as all of the provisions of the applicable Agreement are complied with and the statutory and regulatory requirements are satisfied. Securities will be designated as 'Regular Interests' or 'Residual Interests' in a REMIC, as specified in the related Prospectus Supplement.

     Except to the extent specified otherwise in a Prospectus Supplement, if a REMIC election is made with respect to a Series of Securities, (i) Securities held by a domestic building and loan association will constitute 'a regular or a residual interest in a REMIC' within the meaning of Code Section 7701(a)(19)(C)(xi) (assuming that at least 95% of the REMIC's assets consist of cash, government securities, 'loans secured by an interest in real property,' and other types of assets described in Code Section 7701(a)(19)(C)); and (ii) Securities held by a real estate investment trust will constitute 'real estate assets' within the meaning of Code Section 856(c)(4)(A), and income with respect to the Securities will be considered 'interest on obligations secured by mortgages on real property or on interests in real property' within the meaning of Code Section 856(c)(3)(B) (assuming, for both purposes, that at least 95% of the REMIC's assets are qualifying assets). If less than 95% of the REMIC's assets consist of assets described in (i), (ii) or (iii) above, then a Security will qualify for the tax treatment described in (i), (ii) or (iii) in the proportion that such REMIC assets are qualifying assets.

     Status of Manufactured Housing Contracts. The REMIC Regulations provide that obligations secured by interests in manufactured housing that qualify as 'single family residences' within the meaning of Code Section 25(e)(10) may be treated as 'qualified mortgages' of the REMIC.

     Under Section 25(e)(10), the term 'single family residence' includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location.

REMIC EXPENSES; SINGLE CLASS REMIC'S

     As a general rule, all of the expenses of a REMIC will be taken into account by holders of the Residual Interest Securities. In the case of a 'single class REMIC,' however, the expenses will be allocated, under Treasury regulations, among the holders of the Regular Interest Securities and the holders of the Residual Interest Securities on a daily basis in proportion to the relative amounts of income accruing to each Holder on that day. In the case of a holder of a Regular Interest Security who is an individual or a 'pass-through interest holder' (including certain pass-through entities but not including real estate investment trusts), such expenses will be deductible only to the extent that such expenses, plus other 'miscellaneous itemized deductions' of the Holder, exceed 2% of such Holder's adjusted gross income. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation for taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount, or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. The reduction or disallowance of this deduction may have a significant impact on the yield of the Regular Interest Security to such a Holder. In general terms, a single class REMIC is one that either (i) would qualify, under existing Treasury regulations, as a grantor trust if it were not a REMIC (treating all interests as ownership interests, even if they would be classified as debt for federal income tax purposes) or (ii) is similar to such a trust and which is structured with the principal purpose of avoiding the single class REMIC rules. Unless otherwise stated in the applicable Prospectus Supplement, the expenses of the REMIC will be allocated to holders of the related residual interest securities.

TAXATION OF THE REMIC

     General. Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to entity-level tax. Rather, the taxable income or net loss of a REMIC is taken into account by the holders of residual interests. As described above, the regular interests are generally taxable as debt of the REMIC.

     Tiered REMIC Structures. For certain series of REMIC Certificates, two or more separate elections may be held to treat designated portions of the related Trust Fund as REMICs ('Tiered REMICs') for federal income tax purposes. Upon the issuance of any such series of REMIC Certificates, special counsel to the Depositor will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related Pooling and Servicing Agreement, the Tiered REMICs will each qualify as a REMIC and the REMIC Certificates issued by the Tiered REMICs, respectively, will be considered to evidence ownership of Regular Certificates or Residual Certificates in the related REMIC within the meaning of the REMIC Provisions.

     Solely for purposes of determining whether the REMIC Certificates will be 'real estate assets' within the meaning of Section 856(c)(4)(A) of the Code, and 'loans secured by an interest in real property' under Section

7701(a)(19)(C) of the Code, and whether the income on such Certificates is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

     Calculation of REMIC Income. The taxable income or net loss of a REMIC is determined under an accrual method of accounting and in the same manner as in the case of an individual, with certain adjustments. In general, the taxable income or net loss will be the difference between (i) the gross income produced by the REMIC's assets, including stated interest and any original issue discount or market discount on loans and other assets, and (ii) deductions, including stated interest and original issue discount accrued on Regular Interest Securities, amortization of any premium with respect to Contracts, and servicing fees and other expenses of the REMIC. A holder of a Residual Interest Security that is an individual or a 'pass-through interest holder' (including certain pass-through entities, but not including real estate investment trusts) will be unable to deduct servicing fees payable on the loans or other administrative expenses of the REMIC for a given taxable year, to the extent that such expenses, when aggregated with such holder's other miscellaneous itemized deductions for that year, do not exceed two percent of such holder's adjusted gross income.

     For purposes of computing its taxable income or net loss, the REMIC should have an initial aggregate tax basis in its assets equal to the aggregate fair market value of the regular interests and the residual interests on the Startup Day (generally, the day that the interests are issued). That aggregate basis will be allocated among the assets of the REMIC in proportion to their respective fair market values.

     The OID provisions of the Code apply to loans of individuals originated on or after March 2, 1984, and the market discount provisions apply to loans originated after July 18, 1984. Subject to possible application of the de minimis rules, the method of accrual by the REMIC of OID income on such loans will be equivalent to the method under which holders of Pay-Through Securities accrue original issue discount (i.e., under the constant yield method taking into account the Prepayment Assumption). The REMIC will deduct OID on the Regular Interest Securities in the same manner that the holders of the Regular Interest Securities include such discount in income, but without regard to the de minimis rules. See 'Taxation of Debt Securities' above. However, a REMIC that acquires loans at a market discount must include such market discount in income currently, as it accrues, on a constant interest basis.

     To the extent that the REMIC's basis allocable to loans that it holds exceeds their principal amounts, the resulting premium, if attributable to mortgages originated after September 27, 1985, will be amortized over the life of the loans (taking into account the Prepayment Assumption) on a constant yield method. Although the law is somewhat unclear regarding recovery of premium attributable to loans originated on or before such date, it is possible that such premium may be recovered in proportion to payments of loan principal.

     Prohibited Transactions and Contributions Tax. The REMIC will be subject to a 100% tax on any net income derived from a 'prohibited transaction.' For this purpose, net income will be calculated without taking into account any losses from prohibited transactions or any deductions attributable to any prohibited transaction that resulted in a loss. In general, prohibited transactions include: (i) subject to limited exceptions, the sale or other disposition of any qualified mortgage transferred to the REMIC; (ii) subject to a limited exception, the sale or other disposition of a cash flow investment;
(iii) the receipt of any income from assets not permitted to be held by the REMIC pursuant to the Code; or (iv) the receipt of any fees or other compensation for services rendered by the REMIC. It is anticipated that a REMIC will not engage in any prohibited transactions in which it would recognize a material amount of net income. In addition, subject to a number of exceptions, a tax is imposed at the rate of 100% on amounts contributed to a REMIC after the close of the three-month period beginning on the Startup Day. The holders of Residual Interest Securities will generally be responsible for the payment of any such taxes imposed on the REMIC. To the extent not paid by such holders or otherwise, however, such taxes will be paid out of the Trust Fund and will be allocated pro rata to all outstanding Classes of Securities of such REMIC.

TAXATION OF HOLDERS OF RESIDUAL INTEREST SECURITIES

     The holder of a Certificate representing a residual interest (a 'Residual Interest Security') will take into account the 'daily portion' of the taxable income or net loss of the REMIC for each day during the taxable year on which such holder held the Residual Interest Security. The daily portion is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC for such quarter, and by allocating that amount among the holders (on such day) of the Residual Interest Securities in proportion to their respective holdings on such day.

     The holder of a Residual Interest Security must report its proportionate share of the taxable income of the REMIC whether or not it receives cash distributions from the REMIC attributable to such income or loss. The reporting of taxable income without corresponding distributions could occur, for example, in certain REMIC issues in which the loans held by the REMIC were issued or acquired at a discount, since mortgage prepayments cause recognition of discount income, while the corresponding portion of the prepayment could be used in whole or in part to make principal payments on REMIC Regular Interests issued without any discount or at an insubstantial discount. (If this occurs, it is likely that cash distributions will exceed taxable income in later years.) Taxable income may also be greater in earlier years of certain REMIC issues as a result of the fact that interest expense deductions, as a percentage of outstanding principal on REMIC Regular Interest Securities, will typically increase over time as lower yielding Securities are paid, whereas interest income with respect to loans will generally remain constant over time as a percentage of loan principal.

     In any event, because the holder of a residual interest is taxed on the net income of the REMIC, the taxable income derived from a Residual Interest Security in a given taxable year will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pretax yield. Therefore, the after-tax yield on the Residual Interest Security may be less than that of such a bond or instrument.

     Limitation on Losses. The amount of the REMIC's net loss that a holder may take into account currently is limited to the holder's adjusted basis at the end of the calendar quarter in which such loss arises. A holder's basis in a Residual Interest Security will initially equal such holder's purchase price, and will subsequently be increased by the amount of the REMIC's taxable income allocated to the holder, and decreased (but not below zero) by the amount of distributions made and the amount of the REMIC's net loss allocated to the holder. Any disallowed loss may be carried forward indefinitely, but may be used only to offset income of the REMIC generated by the same REMIC. The ability of holders of Residual Interest Securities to deduct net losses may be subject to additional limitations under the Code, as to which such holders should consult their tax advisers.

     Distributions.  Distributions on a Residual Interest Security (whether at their scheduled times or as a result of prepayments) will generally not result in any additional taxable income or loss to a holder of a Residual Interest Security. If the amount of such payment exceeds a holder's adjusted basis in the Residual Interest Security, however, the holder will recognize gain (treated as gain from the sale of the Residual Interest Security) to the extent of such excess.

     Sale or Exchange. A holder of a Residual Interest Security will recognize gain or loss on the sale or exchange of a Residual Interest Security equal to the difference, if any, between the amount realized and such holder's adjusted basis in the Residual Interest Security at the time of such sale or exchange. Except to the extent provided in regulations, which have not yet been issued, any loss upon disposition of a Residual Interest Security will be disallowed if the selling holder acquires any residual interest in a REMIC or similar mortgage pool within six months before or after such disposition.

     Excess Inclusions. The portion of the REMIC taxable income of a holder of a Residual Interest Security consisting of 'excess inclusion' income may not be offset by other deductions or losses, including net operating losses, on such holder's federal income tax return. Further, if the holder of a Residual Interest Security is an organization subject to the tax on unrelated business income imposed by Code Section 511, such holder's excess inclusion income will be treated as unrelated business taxable income of such holder. In addition, under Treasury regulations yet to be issued, if a real estate investment trust, a regulated investment company, a common trust fund, or certain cooperatives were to own a Residual Interest Security, a portion of dividends (or other distributions) paid by the real estate investment trust (or other entity) would be treated as excess inclusion income. If a Residual Security is owned by a foreign person excess inclusion income is subject to tax at a rate of 30% which may not be reduced by treaty, is not eligible for treatment as 'portfolio interest' and is subject to certain additional limitations. See 'Tax Treatment of Foreign Investors.'

     The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ('thrift institutions') to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have 'significant value' within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

     In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect on excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

     Furthermore, the Small Business Job Protection Act of 1996, as part of the repeal of the bad debt reserve method for thrift savings associations, repealed the application of Code section 593(d) to any taxable year beginning after December 31, 1995.

     The excess inclusion portion of a REMIC's income is generally equal to the excess, if any, of REMIC taxable income for the quarterly period allocable to a Residual Interest Security, over the daily accruals for such quarterly period of
(i) 120% of the long term applicable federal rate on the Startup Date multiplied by (ii) the adjusted issue price of such Residual Interest Security at the beginning of such quarterly period. The adjusted issue price of a Residual Interest at the beginning of each calendar quarter will equal its issue price (calculated in a manner analogous to the determination of the issue price of a Regular Interest), increased by the aggregate of the daily accruals for prior calendar quarters, and decreased (but not below zero) by the amount of loss allocated to a holder and the amount of distributions made on the Residual Interest Security before the beginning of the quarter. The long-term federal rate, which is announced monthly by the Treasury Department, is an interest rate that is based on the average market yield of outstanding marketable obligations of the United States government having remaining maturities in excess of nine years.

     Under the REMIC Regulations, in certain circumstances, transfers of Residual Securities may be disregarded. See '--Restrictions on Ownership and Transfer of Residual Interest Securities' and '--Tax Treatment of Foreign Investors' below.

     Restrictions on Ownership and Transfer of Residual Interest Securities.
  As a condition to qualification as a REMIC, reasonable arrangements must be made to prevent the ownership of a REMIC residual interest by any 'Disqualified Organization.' Disqualified Organizations include the United States, any State or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in Section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by Sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income. Accordingly, the applicable Pooling and Servicing Agreement will prohibit Disqualified Organizations from owning a Residual Interest Security. In addition, no transfer of a Residual Interest Security will be permitted unless the proposed transferee shall have furnished to the Trustee an affidavit representing and warranting that it is neither a Disqualified Organization nor an agent or nominee acting on behalf of a Disqualified Organization.

     If a Residual Interest Security is transferred to a Disqualified Organization after March 31, 1988 (in violation of the restrictions set forth above), a substantial tax will be imposed on the transferor of such Residual Interest Security at the time of the transfer. In addition, if a Disqualified Organization holds an interest in a pass-through entity after March 31, 1988 (including, among others, a partnership, trust, real estate investment trust, regulated investment company, or any person holding as nominee), that owns a Residual Interest Security, the pass-through entity will be required to pay an annual tax on its allocable share of the excess inclusion income of the REMIC.


     Under the REMIC Regulations, if a Residual Interest Security is a 'noneconomic residual interest,' as described below, a transfer of a Residual Interest Security to a United States person will be disregarded for all Federal tax purposes unless no significant purpose of the transfer was to impede the assessment or collection of tax. A Residual Interest Security is a 'noneconomic residual interest' unless, at the time of the transfer (i) the present value of the expected future distributions on the Residual Interest Security at least equals the product of the present value of the anticipated excess inclusions and the highest rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. If a transfer of a Residual Interest is disregarded, the transferor would be liable for any Federal income tax imposed upon taxable income derived by the transferee from the REMIC. The REMIC Regulations provide no guidance as to how to determine if a significant purpose of a transfer is to impede the assessment or collection of tax. A similar type of limitation exists with respect to certain transfers of residual interests by foreign persons to United States persons. See '--Tax Treatment of Foreign Investors.'

     Mark to Market Rules. Prospective purchasers of a REMIC Residual Interest Security should be aware that the Internal Revenue Service recently finalized regulations which provide that a Residential Interest acquired after January 3, 1995 cannot be marked-to-market.

ADMINISTRATIVE MATTERS

     The REMIC's books must be maintained on a calendar year basis and the REMIC must file an annual federal income tax return. The REMIC will also be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination of any adjustments to, among other things, items of REMIC income, gain, loss, deduction, or credit, by the Internal Revenue Service in a unified administrative proceeding.

TAX STATUS AS A GRANTOR TRUST

     General. As specified in the related Prospectus Supplement if a REMIC or partnership election is not made, in the opinion of Brown & Wood LLP, special counsel to the Depositor, the Trust Fund relating to a Series of Securities will be classified for federal income tax purposes as a grantor trust under Subpart E, Part 1 of Subchapter J of the Code and not as an association taxable as a corporation (the Securities of such Series, 'Pass-Through Securities'). In some Series there will be no separation of the principal and interest payments on the Contracts. In such circumstances, a Holder will be considered to have purchased a pro rata undivided interest in each of the Contracts. In other cases ('Stripped Securities'), sale of the Securities will produce a separation in the ownership of all or a portion of the principal payments from all or a portion of the interest payments on the Contracts.

     Each Holder must report on its federal income tax return its share of the gross income derived from the Contracts (not reduced by the amount payable as fees to the Trustee and the Servicer and similar fees (collectively, the 'Servicing Fee')), at the same time and in the same manner as such items would have been reported under the Holder's tax accounting method had it held its interest in the Contracts directly, received directly its share of the amounts received with respect to the Contracts, and paid directly its share of the Servicing Fees. In the case of Pass-Through Securities other than Stripped Securities, such income will consist of a pro rata share of all of the income derived from all of the Contracts and, in the case of Stripped Securities, such income will consist of a pro rata share of the income derived from each stripped bond or stripped coupon in which the Holder owns an interest. The holder of a Security will generally be entitled to deduct such Servicing Fees under Section 162 or Section 212 of the Code to the extent that such Servicing Fees represent 'reasonable' compensation for the services rendered by the Trustee and the Servicer (or third parties that are compensated for the performance of services). In the case of a noncorporate holder, however, Servicing Fees (to the extent not otherwise disallowed, e.g., because they exceed reasonable compensation) will be deductible in computing such holder's regular tax liability only to the extent that such fees, when added to other miscellaneous itemized deductions, exceed 2% of adjusted gross income and may not be deductible to any extent in computing such holder's alternative minimum tax liability. In addition, for taxable years beginning after December 31, 1990, the amount of itemized deductions otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds the applicable amount (which amount will be adjusted for inflation in taxable years beginning after 1990) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the applicable amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year.

     Discount or Premium on Pass-Through Securities. The holder's purchase price of a Pass-Through Security is to be allocated among the Contracts in proportion to their fair market values, determined as of the time of purchase of the Securities. In the typical case, the Trustee (to the extent necessary to fulfill its reporting obligations) will treat each Contract as having a fair market value proportional to the share of the aggregate principal balances of all of the Contracts that it represents, since the Securities, unless otherwise specified in the applicable Prospectus Supplement, will have a relatively uniform interest rate and other common characteristics. To the extent that the portion of the purchase price of a Pass-Through Security allocated to a Contract (other than to a right to receive any accrued interest thereon and any undistributed principal payments) is less than or greater than the portion of the principal balance of the Contract allocable to the Security, the interest in the Contract allocable to the Pass-Through Security will be deemed to have been acquired at a discount or premium, respectively.

     The treatment of any discount will depend on whether the discount represents OID or market discount. In the case of a Contract with OID in excess of a prescribed de minimis amount or a Stripped Security, a holder of a Security will be required to report as interest income in each taxable year its share of the amount of OID that accrues during that year in the manner described above. OID with respect to a Contract could arise, for example, by virtue of the financing of points by the originator of the Loan, or by virtue of the charging of points by the originator of the Contract in an amount greater than a statutory de minimis exception, in circumstances under which the points are not currently deductible pursuant to applicable Code provisions. Any market discount or premium on a Contract will be includible in income, generally in the manner described above, except that in the case of Pass-Through Securities, market discount is calculated with respect to the Contracts underlying the Certificate, rather than with respect to the Security. A Holder that acquires an interest in a Contract originated after July 18, 1984 with more than a de minimis amount of market discount (generally, the excess of the principal amount of the Contract over the purchaser's allocable purchase price) will be required to include accrued market discount in income in the manner set forth above. See '--Taxation of Debt Securities; Market Discount' and '--Premium' above.

     In the case of market discount on a Pass-Through Security attributable to Contracts originated on or before July 18, 1984, the holder generally will be required to allocate the portion of such discount that is allocable to a loan among the principal payments on the Contract and to include the discount allocable to each principal payment in ordinary income at the time such principal payment is made. Such treatment would generally result in discount being included in income at a slower rate than discount would be required to be included in income using the method described in the preceding paragraph.

     Stripped Securities. A Stripped Security may represent a right to receive only a portion of the interest payments on the Contracts, a right to receive only principal payments on the Contracts, or a right to receive certain payments of both interest and principal. Certain Stripped Securities ('Ratio Strip Securities') may represent a right to receive differing percentages of both the interest and principal on each Contract. Pursuant to Section 1286 of the Code, the separation of ownership of the right to receive some or all of the interest payments on an obligation from ownership of the right to receive some or all of the principal payments results in the creation of 'stripped bonds' with respect to principal payments and 'stripped coupons' with respect to interest payments.
Section 1286 of the Code applies the OID rules to stripped bonds and stripped coupons. For purposes of computing original issue discount, a stripped bond or a stripped coupon is treated as a debt instrument issued on the date that such stripped interest is purchased with an issue price equal to its purchase price or, if more than one stripped interest is purchased, the ratable share of the purchase price allocable to such stripped interest.

     Servicing fees in excess of reasonable servicing fees ('excess servicing') will be treated under the stripped bond rules. If the excess servicing fee is less than 100 basis points (i.e. 1% interest on the Contract principal balance) or the Securities are initially sold with a de minimis discount (assuming no prepayment assumption is required), any non-de minimis discount arising from a subsequent transfer of the Securities should be treated as market discount. The IRS appears to require that reasonable servicing fees be calculated on a Contract by Contract basis, which could result in some Contracts being treated as having more than 100 basis points of interest stripped off.

     The Code, OID Regulations and judicial decisions provide no direct guidance as to how the interest and original issue discount rules are to apply to Stripped Securities and other Pass-Through Securities. Under the method described above for Pay-Through Securities (the 'Cash Flow Bond Method'), a prepayment assumption is used and periodic recalculations are made which take into account with respect to each accrual period the effect of prepayments during such period. However, the 1986 Act does not, absent Treasury regulations, appear specifically to cover instruments such as the Stripped Securities which technically represent ownership interests in the Underlying Contracts, rather than being debt instruments 'secured by' those loans. Nevertheless, it is believed that the Cash Flow Bond Method is a reasonable method of reporting income for such Securities, and it is expected that OID will be reported on that basis unless otherwise specified in the related Prospectus Supplement. In applying the calculation to Pass-Through Securities, the Trustee will treat all payments to be received by a holder with respect to the underlying Contracts as payments on a single installment obligation. The Internal Revenue Service could, however, assert that original issue discount must be calculated separately for each Contract underlying a Security.

     Under certain circumstances, if the Contracts prepay at a rate faster than the Prepayment Assumption, the use of the Cash Flow Bond Method may accelerate a Holder's recognition of income. If, however, the Contracts prepay at a rate slower than the Prepayment Assumption, in some circumstances the use of this method may decelerate a Holder's recognition of income.

     In the case of a Stripped Security that is an Interest Weighted Security, the Trustee intends, absent contrary authority, to report income to Security holders as OID, in the manner described above for Interest Weighted Securities.

     Possible Alternative Characterizations. The characterizations of the Stripped Securities described above are not the only possible interpretations of the applicable Code provisions. Among other possibilities, the Internal Revenue Service could contend that (i) in certain Series, each non-Interest Weighted Security is composed of an unstripped undivided ownership interest in Contracts and an installment obligation consisting of stripped principal payments; (ii) the non-Interest Weighted Securities are subject to the contingent payment provisions of the Proposed Regulations; or (iii) each Interest Weighted Stripped Security is composed of an unstripped undivided ownership interest in Contracts and an installment obligation consisting of stripped interest payments.

     Given the variety of alternatives for treatment of the Stripped Securities and the different federal income tax consequences that result from each alternative, potential purchasers are urged to consult their own tax advisers regarding the proper treatment of the Securities for federal income tax purposes.

     Character as Qualifying Contracts. In the case of Stripped Securities there is no specific legal authority existing regarding whether the character of the Securities, for federal income tax purposes, will be the same as the Contracts. The IRS could take the position that the Contracts' character is not carried over to the Securities in such circumstances. Pass-Through Securities will be, and, although the matter is not free from doubt, Stripped Securities should be considered to represent 'real estate assets' within the meaning of
Section 856(4)(A) of the Code, and 'loans secured by an interest in real property' within the meaning of Section 7701(a)(19)(C)(v) of the Code; and interest income attributable to the Securities should be considered to represent

'interest on obligations secured by mortgages on real property or on interests in real property' with the meaning of Section 856(c)(3)(B) of the Code. Reserves or funds underlying the Securities may cause a proportionate reduction in the above-described qualifying status categories of Securities.

SALE OR EXCHANGE

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder's tax basis in its Security is the price such holder pays for a Security, plus amounts of original issue or market discount included in income and reduced by any payments received (other than qualified stated interest payments) and any amortized premium. Gain or loss recognized on a sale, exchange, or redemption of a Security, measured by the difference between the amount realized and the Security's basis as so adjusted, will generally be capital gain or loss, assuming that the Security is held as a capital asset. In the case of a Security held by a bank, thrift, or similar institution described in Section 582 of the Code, however, gain or loss realized on the sale or exchange of a Regular Interest Security will be taxable as ordinary income or loss. In addition, gain from the disposition of a Regular Interest Security that might otherwise be capital gain will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includible in the holder's income if the yield on such Regular Interest Security had equaled 110% of the applicable federal rate as of the beginning of such holder's holding period, over the amount of ordinary income actually recognized by the holder with respect to such Regular Interest Security. The Taxpayer Relief Act of 1997 reduces the maximum rates on long-term capital gains recognized on capital assets held by individual taxpayers for more than eighteen months as of the date of disposition (and would further reduce the maximum rates on such gains in the year 2001 and thereafter for certain individual taxpayers who meet specified conditions). Prospective investors should consult their own tax advisors concerning these tax law changes.

MISCELLANEOUS TAX ASPECTS

     Backup Withholding. Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, a Holder, other than a holder of a REMIC Residual Security, may, under certain circumstances, be subject to 'backup withholding' at a rate of 31% with respect to distributions or the proceeds of a sale of certificates to or through brokers that represent interest or original issue discount on the Securities. This withholding generally applies if the holder of a Security (i) fails to furnish the Trustee with its taxpayer identification number ('TIN'); (ii) furnishes the Trustee an incorrect TIN;
(iii) fails to report properly interest, dividends or other 'reportable payments' as defined in the Code; or (iv) under certain circumstances, fails to provide the Trustee or such holder's securities broker with a certified statement, signed under penalty of perjury, that the TIN provided is its correct number and that the holder is not subject to backup withholding. Backup withholding will not apply, however, with respect to certain payments made to Holders, including payments to certain exempt recipients (such as exempt organizations) and to certain Nonresidents (as defined below). On October 6,

1997, the Treasury Department issued new regulations (the 'New Regulations') which make certain modifications to the backup withholding and information reporting rules described above. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Holders should consult their tax advisers as to their current qualification for exemption from backup withholding and the procedure for obtaining the exemption, as well as any future changes as a result of the New Regulations.

     The Trustee will report to the Holders and to the Servicer for each calendar year the amount of any 'reportable payments' during such year and the amount of tax withheld, if any, with respect to payments on the Securities.

TAX TREATMENT OF FOREIGN INVESTORS

     Subject to the discussion below with respect to Trust Funds as to which a partnership election is made, under the Code, unless interest (including OID) paid on a Security (other than a Residual Interest Security) is considered to be 'effectively connected' with a trade or business conducted in the United States by a nonresident alien individual, foreign partnership or foreign corporation ('Nonresidents'), such interest will normally qualify as portfolio interest (except where (i) the recipient is a holder, directly or by attribution, of 10% or more of the capital or profits interest in the issuer, or (ii) the recipient is a controlled foreign corporation to which the issuer is a related person) and will be exempt from federal income tax. Upon receipt of appropriate ownership statements, the issuer normally will be relieved of obligations to withhold tax from such interest payments. These provisions supersede the generally applicable provisions of United States law that would otherwise require the issuer to withhold at a 30% rate (unless such rate were reduced or eliminated by an applicable tax treaty) on, among other things, interest and other fixed or determinable, annual or periodic income paid to Nonresidents. Holders of Pass-Through Securities and Stripped Securities, including Ratio Strip Securities, however, may be subject to withholding to the extent that the Contracts were originated on or before July 18, 1984.

     Interest and OID of Holders who are foreign persons are not subject to withholding if they are effectively connected with a United States business conducted by the Holder. They will, however, generally be subject to the regular United States income tax.

     Payments to holders of Residual Interest Securities who are foreign persons will generally be treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Holders should assume that such income does not qualify for exemption from United States withholding tax as 'portfolio interest.' It is clear that, to the extent that a payment represents a portion of REMIC taxable income that constitutes excess inclusion income, a holder of a Residual Interest Security will not be entitled to an exemption from or reduction of the 30%

(or lower treaty rate) withholding tax rule. If the payments are subject to United States withholding tax, they generally will be taken into account for withholding tax purposes only when paid or distributed (or when the Residual Interest Security is disposed of). The Treasury has statutory authority, however, to promulgate regulations which would require such amounts to be taken into account at an earlier time in order to prevent the avoidance of tax. Such regulations could, for example, require withholding prior to the distribution of cash in the case of Residual Interest Securities that do not have significant value. Under the REMIC Regulations, if a Residual Interest Security has tax avoidance potential, a transfer of a Residual Interest Security to a Nonresident will be disregarded for all Federal tax purposes. A Residual Interest Security has tax avoidance potential unless, at the time of the transfer the transferor reasonably expects that the REMIC will distribute to the transferee residual interest holder amounts that will equal at least 30% of each excess inclusion, and that such amounts will be distributed at or after the time at which the excess inclusions accrue and not later than the calendar year following the calendar year of accrual. If a Nonresident transfers a Residual Interest Security to a United States person, and if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, then the transfer is disregarded and the transferor continues to be treated as the owner of the Residual Interest Security for purposes of the withholding tax provisions of the Code. See '--Excess Inclusions.'

TAX CHARACTERIZATION OF THE TRUST AS A PARTNERSHIP

     Brown & Wood LLP, special counsel to the Depositor, will deliver its opinion that a Trust Fund for which a partnership election is made will not be an association (or publicly traded partnership) taxable as a corporation for federal income tax purposes. This opinion will be based on the assumption that the terms of the Trust Agreement and related documents will be complied with, and on counsel's conclusions that (1) the Trust Fund will not have certain characteristics necessary for a business trust to be classified as an association taxable as a corporation and (2) the nature of the income of the Trust Fund will exempt it from the rule that certain publicly traded partnerships are taxable as corporations or the issuance of the Certificates has been structured as a private placement under an IRS safe harbor, so that the Trust Fund will not be characterized as a publicly traded partnership taxable as a corporation.

     If the Trust Fund were taxable as a corporation for federal income tax purposes, the Trust Fund would be subject to corporate income tax on its taxable income. The Trust Fund's taxable income would include all its income, possibly reduced by its interest expense on the Notes. Any such corporate income tax could materially reduce cash available to make payments on the Notes and distributions on the Certificates, and Certificateholders could be liable for any such tax that is unpaid by the Trust Fund.

TAX CONSEQUENCES TO HOLDERS OF THE NOTES

     Treatment of the Notes as Indebtedness. The Trust Fund will agree, and the Noteholders will agree by their purchase of Notes, to treat the Notes as debt for federal income tax purposes. Special counsel to the Depositor will, except as otherwise provided in the related Prospectus Supplement, advise the Depositor that the Notes will be classified as debt for federal income tax purposes. The discussion below assumes this characterization of the Notes is correct.

     OID, Indexed Securities, etc. The discussion below assumes that all payments on the Notes are denominated in U.S. dollars, and that the Notes are not Indexed Securities or Strip Notes. Moreover, the discussion assumes that the interest formula for the Notes meets the requirements for 'qualified stated interest' under the OID regulations, and that any OID on the Notes (i.e., any excess of the principal amount of the Notes over their issue price) does not exceed a de minimis amount (i.e., 0.25% of their principal amount multiplied by the number of full years included in their term), all within the meaning of the OID regulations. If these conditions are not satisfied with respect to any given series of Notes, additional tax considerations with respect to such Notes will be disclosed in the applicable Prospectus Supplement.

     Interest Income on the Notes. Based on the above assumptions, except as discussed in the following paragraph, the Notes will not be considered issued with OID. The stated interest thereon will be taxable to a Noteholder as ordinary interest income when received or accrued in accordance with such Noteholder's method of tax accounting. Under the OID regulations, a holder of a
Note issued with a de minimis amount of OID must include such OID in income, on a pro rata basis, as principal payments are made on the Note. It is believed that any prepayment premium paid as a result of a mandatory redemption will be taxable as contingent interest when it becomes fixed and unconditionally payable. A purchaser who buys a Note for more or less than its principal amount will generally be subject, respectively, to the premium amortization or market discount rules of the Code.

     A holder of a Note that has a fixed maturity date of not more than one year from the issue date of such Note (a 'Short-Term Note') may be subject to special rules. An accrual basis holder of a Short-Term Note (and certain cash method holders, including regulated investment companies, as set forth in Section 1281 of the Code) generally would be required to report interest income as interest accrues on a straight-line basis over the term of each interest period. Other cash basis holders of a Short-Term Note would, in general, be required to report interest income as interest is paid (or, if earlier, upon the taxable disposition of the Short-Term Note). However, a cash basis holder of a Short-Term Note reporting interest income as it is paid may be required to defer a portion of any interest expense otherwise deductible on indebtedness incurred to purchase or carry the Short-Term Note until the taxable disposition of the Short-Term Note. A cash basis taxpayer may elect under Section 1281 of the Code to accrue interest income on all nongovernment debt obligations with a term of one year or less, in which case the taxpayer would include interest on the Short-Term Note in income as it accrues, but would not be subject to the interest expense deferral rule referred to in the preceding sentence. Certain special rules apply if a Short-Term Note is purchased for more or less than its principal amount.

     Sale or Other Disposition. If a Noteholder sells a Note, the holder will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the holder's adjusted tax basis in the Note. The adjusted tax basis of a Note to a particular Noteholder will equal the holder's cost for the Note, increased by any market discount, acquisition discount, OID and gain previously included by such Noteholder in income with respect to the Note and decreased by the amount of bond premium (if any) previously amortized and by the amount of principal payments previously received by such Noteholder with respect to such Note. Any such gain or loss will be capital gain or loss if the Note was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

     Foreign Holders. Interest payments made (or accrued) to a Noteholder who is a nonresident alien, foreign corporation or other non-United States person (a 'foreign person') generally will be considered 'portfolio interest', and generally will not be subject to United States federal income tax and withholding tax, if the interest is not effectively connected with the conduct of a trade or business within the United States by the foreign person and the foreign person (i) is not actually or constructively a '10 percent shareholder' of the Trust or the Seller (including a holder of 10% of the outstanding Certificates) or a 'controlled foreign corporation' with respect to which the Trust or the Seller is a 'related person' within the meaning of the Code and
(ii) provides the Owner Trustee or other person who is otherwise required to withhold U.S. tax with respect to the Notes with an appropriate statement (on Form W-8 or a similar form), signed under penalties of perjury, certifying that the beneficial owner of the Note is a foreign person and providing the foreign person's name and address. If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8 or substitute form provided by the foreign person that owns the Note. If such interest is not portfolio interest, then it will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty. On October 6, 1997, the Treasury Department issued new regulations (the 'New Regulations') which make certain modifications to the withholding and information reporting rules described above. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Note by a foreign person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the foreign person and (ii) in the case of an individual foreign person, the foreign person is not present in the United States for 183 days or more in the taxable year.

     Backup Withholding. Each holder of a Note (other than an exempt holder such as a corporation, tax-exempt organization, qualified pension and profit-sharing trust, individual retirement account or nonresident alien who provides certification as to status as a nonresident) will be required to provide, under penalties of perjury, a certificate containing the holder's name, address, correct federal taxpayer identification number and a statement that the holder is not subject to backup withholding. Should a nonexempt Noteholder fail to provide the required certification, the Trust Fund will be required to withhold 31 percent of the amount otherwise payable to the holder, and remit the withheld amount to the IRS as a credit against the holder's federal income tax liability.

     The New Regulations described above also make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Possible Alternative Treatments of the Notes. If, contrary to the opinion of special counsel to the Company, the IRS successfully asserted that one or more of the Notes did not represent debt for federal income tax purposes, the Notes might be treated as equity interests in the Trust Fund. If so treated, the Trust Fund might be taxable as a corporation with the adverse consequences described above (and the taxable corporation would not be able to reduce its taxable income by deductions for interest expense on Notes recharacterized as equity). Alternatively, and most likely in the view of special counsel to the Depositor, the Trust Fund might be treated as a publicly traded partnership that would not be taxable as a corporation because it would meet certain qualifying income tests. Nonetheless, treatment of the Notes as equity interests in such a publicly traded partnership could have adverse tax consequences to certain holders. For example, income to certain tax-exempt entities (including pension funds) would be 'unrelated business taxable income', income to foreign holders generally would be subject to U.S. tax and U.S. tax return filing and withholding requirements, and individual holders might be subject to certain limitations on their ability to deduct their share of the Trust Fund's expenses.

TAX CONSEQUENCES TO HOLDERS OF THE CERTIFICATES

     Treatment of the Trust Fund as a Partnership. The Trust Fund and the Servicer will agree, and the Certificateholders will agree by their purchase of Certificates, to treat the Trust Fund as a partnership for purposes of federal and state income tax, franchise tax and any other tax measured in whole or in part by income, with the assets of the partnership being the assets held by the Trust Fund, the partners of the partnership being the Certificateholders, and the Notes being debt of the partnership. However, the proper characterization of the arrangement involving the Trust Fund, the Certificates, the Notes, the Trust Fund and the Servicer is not clear because there is no authority on transactions closely comparable to that contemplated herein.

     A variety of alternative characterizations are possible. For example, because the Certificates have certain features characteristic of debt, the Certificates might be considered debt of the Trust Fund. Any such characterization would not result in materially adverse tax consequences to Certificateholders as compared to the consequences from treatment of the Certificates as equity in a partnership, described below. The following discussion assumes that the Certificates represent equity interests in a partnership.

     Indexed Securities, etc. The following discussion assumes that all payments on the Certificates are denominated in U.S. dollars, none of the Certificates are Indexed Securities or Strip Certificates, and that a Series of Securities includes a single class of Certificates. If these conditions are not satisfied with respect to any given Series of Certificates, additional tax considerations with respect to such Certificates will be disclosed in the applicable Prospectus Supplement.

     Partnership Taxation. As a partnership, the Trust Fund will not be subject to federal income tax. Rather, each Certificateholder will be required to separately take into account such holder's allocated share of income, gains, losses, deductions and credits of the Trust Fund. The Trust Fund's income will consist primarily of interest and finance charges earned on the Contracts (including appropriate adjustments for market discount, OID and bond premium) and any gain upon collection or disposition of Contracts. The Trust Fund's deductions will consist primarily of interest accruing with respect to the Notes, servicing and other fees, and losses or deductions upon collection or disposition of Contracts.

     The tax items of a partnership are allocable to the partners in accordance with the Code, Treasury regulations and the partnership agreement (here, the Trust Agreement and related documents). The Trust Agreement will provide, in general, that the Certificateholders will be allocated taxable income of the Trust Fund for each month equal to the sum of (i) the interest that accrues on the Certificates in accordance with their terms for such month, including interest accruing at the Pass Through Rate for such month and interest on amounts previously due on the Certificates but not yet distributed; (ii) any Trust Fund income attributable to discount on the Contracts that corresponds to any excess of the principal amount of the Certificates over their initial issue price;
(iii) prepayment premium payable to the Certificateholders for such month; and
(iv) any other amounts of income payable to the Certificateholders for such month. Such allocation will be reduced by any amortization by the Trust Fund of premium on Contracts that corresponds to any excess of the issue price of Certificates over their principal amount. All remaining taxable income of the Trust Fund will be allocated to the Company. Based on the economic arrangement of the parties, this approach for allocating Trust Fund income should be permissible under applicable Treasury regulations, although no assurance can be given that the IRS would not require a greater amount of income to be allocated to Certificateholders. Moreover, even under the foregoing method of allocation, Certificateholders may be allocated income equal to the entire Pass Through Rate plus the other items described above even though the Trust Fund might not have sufficient cash to make current cash distributions of such amount. Thus, cash basis holders will in effect be required to report income from the Certificates on the accrual basis and Certificateholders may become liable for taxes on Trust Fund income even if they have not received cash from the Trust Fund to pay such taxes. In addition, because tax allocations and tax reporting will be done on a uniform basis for all Certificateholders but Certificateholders may be purchasing Certificates at different times and at different prices, Certificateholders may be required to report on their tax returns taxable income that is greater or less than the amount reported to them by the Trust Fund.

     All of the taxable income allocated to a Certificateholder that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute 'unrelated business taxable income' generally taxable to such a holder under the Code.

     An individual taxpayer's share of expenses of the Trust Fund (including fees to the Servicer but not interest expense) would be miscellaneous itemized deductions. Such deductions might be disallowed to the individual in whole or in part and might result in such holder being taxed on an amount of income that exceeds the amount of cash actually distributed to such holder over the life of the Trust Fund.

     The Trust Fund intends to make all tax calculations relating to income and allocations to Certificateholders on an aggregate basis. If the IRS were to require that such calculations be made separately for each Contract, the Trust Fund might be required to incur additional expense but it is believed that there would not be a material adverse effect on Certificateholders.

     Discount and Premium. It is believed that the Contracts were not issued with OID, and, therefore, the Trust should not have OID income. However, the purchase price paid by the Trust Fund for the Contracts may be greater or less than the remaining principal balance of the Contracts at the time of purchase. If so, the Contract will have been acquired at a premium or discount, as the case may be. (As indicated above, the Trust Fund will make this calculation on an aggregate basis, but might be required to recompute it on a Contract by Contract basis.)

     If the Trust Fund acquires the Contracts at a market discount or premium, the Trust Fund will elect to include any such discount in income currently as it accrues over the life of the Contracts or to offset any such premium against interest income on the Contracts. As indicated above, a portion of such market discount income or premium deduction may be allocated to Certificateholders.

     Section 708 Termination. Pursuant to final Treasury regulations issued May 9, 1997 under Section 708 of the Code, a sale or exchange of 50 percent or more of the capital and profits in the Trust Fund within a 12-month period would cause a deemed contribution of assets of the Trust Fund (the 'old partnership') to a new partnership (the 'new partnership') in exchange for interests in the new partnership. Such interests would be deemed distributed to the partners of the old partnership in liquidation thereof, which would not constitute a sale or exchange.

     Disposition of Certificates. Generally, capital gain or loss will be recognized on a sale of Certificates in an amount equal to the difference between the amount realized and the seller's tax basis in the Certificates sold. A Certificateholder's tax basis in a Certificate will generally equal the holder's cost increased by the holder's share of Trust Fund income (includible in income) and decreased by any distributions received with respect to such

Certificate. In addition, both the tax basis in the Certificates and the amount realized on a sale of a Certificate would include the holder's share of the Notes and other liabilities of the Trust Fund. A holder acquiring Certificates at different prices may be required to maintain a single aggregate adjusted tax basis in such Certificates, and, upon sale or other disposition of some of the Certificates, allocate a portion of such aggregate tax basis to the Certificates sold (rather than maintaining a separate tax basis in each Certificate for purposes of computing gain or loss on a sale of that Certificate).

     Any gain on the sale of a Certificate attributable to the holder's share of unrecognized accrued market discount on the Receivables would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. The Trust Fund does not expect to have any other assets that would give rise to such special reporting requirements. Thus, to avoid those special reporting requirements, the Trust Fund will elect to include market discount in income as it accrues.

     If a Certificateholder is required to recognize an aggregate amount of income (not including income attributable to disallowed itemized deductions described above) over the life of the Certificates that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Certificates.

     Allocations Between Transferors and Transferees. In general, the Trust Fund's taxable income and losses will be determined monthly and the tax items for a particular calendar month will be apportioned among the Certificateholders in proportion to the principal amount of Certificates owned by them as of the close of the last day of such month. As a result, a holder purchasing Certificates may be allocated tax items (which will affect its tax liability and tax basis) attributable to periods before the actual transaction.

     The use of such a monthly convention may not be permitted by existing regulations. If a monthly convention is not allowed (or only applies to transfers of less than all of the partner's interest), taxable income or losses of the Trust Fund might be reallocated among the Certificateholders. The Trust Fund's method of allocation between transferors and transferees may be revised to conform to a method permitted by future regulations.

     Section 754 Election. In the event that a Certificateholder sells its Certificates at a profit (loss), the purchasing Certificateholder will have a higher (lower) basis in the Certificates than the selling Certificateholder had. The tax basis of the Trust Fund's assets will not be adjusted to reflect that higher (or lower) basis unless the Trust Fund were to file an election under
Section 754 of the Code. In order to avoid the administrative complexities that would be involved in keeping accurate accounting records, as well as potentially onerous information reporting requirements, the Trust Fund will not make such election. As a result, Certificateholders might be allocated a greater or lesser amount of Trust Fund income than would be appropriate based on their own purchase price for Certificates.

     Administrative Matters. The Owner Trustee is required to keep or have kept complete and accurate books of the Trust Fund. Such books will be maintained for financial reporting and tax purposes on an accrual basis and the fiscal year of the Trust will be the calendar year. The Trustee will file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Trust Fund and will report each Certificateholder's allocable share of items of Trust Fund income and expense to holders and the IRS on Schedule K-1. The Trust Fund will provide the Schedule K-1 information to nominees that fail to provide the Trust Fund with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the

Certificates. Generally, holders must file tax returns that are consistent with the information return filed by the Trust Fund or be subject to penalties unless the holder notifies the IRS of all such inconsistencies.

     Under Section 6031 of the Code, any person that holds Certificates as a nominee at any time during a calendar year is required to furnish the Trust Fund with a statement containing certain information on the nominee, the beneficial owners and the Certificates so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person,
(y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Certificates that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Certificates through a nominee are required to furnish directly to the Trust Fund information as to themselves and their ownership of Certificates. A clearing agency registered under Section 17A of the Exchange Act is not required to furnish any such information statement to the Trust Fund. The information referred to above for any calendar year must be furnished to the Trust Fund on or before the following January 31. Nominees, brokers and financial institutions that fail to provide the Trust Fund with the information described above may be subject to penalties.

     The Company will be designated as the tax matters partner in the related Trust Agreement and, as such, will be responsible for representing the Certificateholders in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Trust Fund by the appropriate taxing authorities could result in an adjustment of the returns of the Certificateholders, and, under certain circumstances, a Certificateholder may be precluded from separately litigating a proposed adjustment to the items of the Trust Fund. An adjustment could also result in an audit of a Certificateholder's returns and adjustments of items not related to the income and losses of the Trust Fund.

     Tax Consequences to Foreign Certificateholders. It is not clear whether the Trust Fund would be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons because there is no clear authority dealing with that issue under facts substantially similar to those described herein. Although it is not expected that the Trust Fund would be engaged in a trade or business in the United States for such purposes, the Trust Fund will withhold as if it were so engaged in order to protect the Trust Fund from possible adverse consequences of a failure to withhold. The Trust Fund expects to withhold on the portion of its taxable income that is allocable to foreign Certificateholders pursuant to Section 1446 of the Code, as if such income were effectively connected to a U.S. trade or business, at a rate of 35% for foreign holders that are taxable as corporations and 39.6% for all other foreign holders. Subsequent adoption of Treasury regulations or the issuance of other administrative pronouncements may require the Trust to change its withholding procedures. In determining a holder's withholding status, the Trust Fund may rely on IRS Form W-8, IRS Form W-9 or the holder's certification of nonforeign status signed under penalties of perjury.

     Each foreign holder might be required to file a U.S. individual or corporate income tax return (including, in the case of a corporation, the branch profits tax) on its share of the Trust Fund's income. Each foreign holder must obtain a taxpayer identification number from the IRS and submit that number to the Trust on Form W-8 in order to assure appropriate crediting of the taxes withheld. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to taxes withheld by the Trust Fund taking the position that no taxes were due because the Trust Fund was not engaged in a U.S. trade or business. However, interest payments made (or accrued) to a Certificateholder who is a foreign person generally will be considered guaranteed payments to the extent such payments are determined without regard to the income of the Trust Fund. If these interest payments are properly characterized as guaranteed payments, then the interest will not be considered 'portfolio interest.' As a result, Certificateholders will be subject to United States federal income tax and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable treaty. In such case, a foreign holder would only be entitled to claim a refund for that portion of the taxes in excess of the taxes that should be withheld with respect to the guaranteed payments. On October 6, 1997, the Treasury Department issued new regulations (the 'New Regulations') which make certain modifications to the withholding and information reporting rules described above. The New Regulations will generally be effective for payments made after December 31, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

     Backup Withholding. Distributions made on the Certificates and proceeds from the sale of the Certificates will be subject to a 'backup' withholding tax of 31% if, in general, the Certificateholder fails to comply with certain identification procedures, unless the holder is an exempt recipient under applicable provisions of the Code. The New Regulations described above also make certain modifications to the backup withholding and information reporting rules. The New Regulations will generally be effective for payments made after December 3, 1998, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

FASIT SECURITIES

  General

     The FASIT provisions of the Code were enacted by the Small Business Job Protection Act of 1996 and create a new elective statutory vehicle for the issuance of mortgage-backed and asset-backed securities. Although the FASIT provisions of the Code became effective on September 1, 1997, no Treasury regulations or other administrative guidance has been issued with respect to those provisions. Accordingly, definitive guidance cannot be provided with respect to many aspects of the tax treatment of FASIT Securityholders. Investors also should note that the FASIT discussion contained herein constitutes only a summary of the federal income tax consequences to holders of FASIT Securities. With respect to each Series of FASIT Securities, the related Prospectus Supplement will provide a detailed discussion regarding the federal income tax consequences associated with the particular transaction.

     FASIT Securities will be classified as either FASIT Regular Securities, which generally will be treated as debt for federal income tax purposes, or FASIT Ownership Securities, which generally are not treated as debt for such purposes, but rather as representing rights and responsibilities with respect to the taxable income or loss of the related Series FASIT. The Prospectus Supplement for each Series of Securities will indicate whether one or more FASIT elections will be made for that Series and which Securities of such Series will be designated as Regular Securities, and which, if any, will be designated as Ownership Securities.

  Qualification as a FASIT

     The Trust Fund underlying a Series (or one or more designated pools of assets held in the Trust Fund) will qualify under the Code as a FASIT in which the FASIT Regular Securities and the FASIT Ownership Securities will constitute the 'regular interests' and the 'ownership interests,' respectively, if (i) a FASIT election is in effect, (ii) certain tests concerning (A) the composition of the FASIT's assets and (B) the nature of the Securityholders' interests in the FASIT are met on a continuing basis, and (iii) the Trust Fund is not a regulated investment company as defined in Section 851(a) of the Code.

  Asset Composition

     In order for a Trust Fund (or one or more designated pools of assets held by a Trust Fund) to be eligible for FASIT status, substantially all of the assets of the Trust Fund (or the designated pool) must consist of 'permitted assets' as of the close of the third month beginning after the closing date and at all times thereafter (the 'FASIT Qualification Test'). Permitted assets include (i) cash or cash equivalents, (ii) debt instruments with fixed terms that would qualify as REMIC regular interests if issued by a REMIC (generally, instruments that provide for interest at a fixed rate, a qualifying variable rate, or a qualifying interest-only ('IO') type rate, (iii) foreclosure property, (iv) certain hedging instruments (generally, interest and currency rate swaps and credit enhancement contracts) that are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on FASIT interests, (v) contract rights to acquire qualifying debt instruments or qualifying hedging instruments, (vi) FASIT regular interests, and (vii) REMIC regular interests. Permitted assets do not include any debt instruments issued by the holder of the FASIT's ownership interest or by any person related to such holder.

  Interests in a FASIT

     In addition to the foregoing asset qualification requirements, the interests in a FASIT also must meet certain requirements. All of the interests in a FASIT must belong to either of the following: (i) one or more classes of regular interests or (ii) a single class of ownership interest that is held by a fully taxable domestic C corporation. In the case of Series that include FASIT Ownership Securities, the ownership interest will be represented by the FASIT

Ownership Securities.

     A FASIT interest generally qualifies as a regular interest if (i) it is designated as a regular interest, (ii) it has a stated maturity no greater than thirty years, (iii) it entitles its holder to a specified principal amount, (iv) the issue price of the interest does not exceed 125% of its stated principal amount, (v) the yield to maturity of the interest is less than the applicable Treasury rate published by the Service plus 5%, and (vi) if it pays interest, such interest is payable at either (a) a fixed rate with respect to the principal amount of the regular interest or (b) a permissible variable rate with respect to such principal amount. Permissible variable rates for FASIT regular interests are the same as those for REMIC regular interests (i.e., certain qualified floating rates and weighted average rates). See 'Certain Federal Income Tax Consequences--Taxation of Debt Securities--Variable Rate Debt Securities.'

     If a FASIT Security fails to meet one or more of the requirements set out in clauses (iii), (iv), or (v), but otherwise meets the above requirements, it may still qualify as a type of regular interest known as a 'High-Yield Interest.' In addition, if a FASIT Security fails to meet the requirement of clause (vi), but the interest payable on the Security consists of a specified portion of the interest payments on permitted assets and that portion does not vary over the life of the Security, the Security also will qualify as a High-Yield Interest. A High-Yield Interest may be held only by domestic C corporations that are fully subject to corporate income tax ('Eligible Corporations'), other FASITs, and dealers in securities who acquire such interests as inventory, rather than for investment. In addition, holders of High-Yield Interests are subject to limitations on offset of income derived from such interest. See 'Federal Income Tax Consequences--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests.'

  Consequences of Disqualification

     If a Series FASIT fails to comply with one or more of the Code's ongoing requirements for FASIT status during any taxable year, the Code provides that its FASIT status may be lost for that year and thereafter. If FASIT status is lost, the treatment of the former FASIT and the interests therein for federal income tax purposes is uncertain. The former FASIT might be treated as a grantor trust, as a separate association taxation as a corporation, or as a partnership. The FASIT Regular Securities could be treated as debt instruments for federal income tax purposes or as equity interests. Although the Code authorizes the Treasury to issue regulations that address situations where a failure to meet the requirements for FASIT status occurs inadvertently and in good faith, such regulations have not yet been issued. It is possible that disqualification relief might be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the FASIT's income for the period of time in which the requirements for FASIT status are not satisfied.

  Tax Treatment of FASIT Regular Securities

     General.  Payments received by holders of FASIT Regular Securities generally should be accorded the same tax treatment under the Code as payments received on other taxable corporate debt instruments and on REMIC Regular Securities. As in the case of holders of REMIC Regular Securities, holders of FASIT Regular Securities must report income from such Securities under an accrual method of accounting, even if they otherwise would have used the cash receipts and disbursements method. Except in the case of FASIT Regular Securities issued with original issue discount or acquired with market discount or premium, interest paid or accrued on a FASIT Regular Security generally will be treated as ordinary income to the Securityholder and a principal payment on such Security will be treated as a return of capital to the extent that the Securityholder's basis is allocable to that payment. FASIT Regular Securities issued with original issue discount or acquired with market discount or premium generally will treat interest and principal payments on such Securities in the same manner described for REMIC Regular Securities. See 'Federal Income Tax Consequences--Taxation of Debt Securities,' '--Market Discount,' and '--Premium' above. High-Yield Securities may be held only by fully taxable domestic C corporations, other FASITs, and certain securities dealers. Holders of High-Yield Securities are subject to limitations on their ability to use current losses or net operating loss carryforwards or carrybacks to offset any income derived from those Securities.

     If a FASIT Regular Security is sold or exchanged, the Securityholder generally will recognize gain or loss upon the sale in the manner described above for REMIC Regular Securities. See 'Certain Federal Income Tax Consequences--Sale or Exchange.' In addition, if a FASIT Regular Security becomes wholly or partially worthless as a result of Default and Delinquencies on the underlying Assets, the holder of such Security should be allowed to deduct the loss sustained (or alternatively be able to report a lesser amount of income). However, the timing and character of such losses in income are uncertain. See 'Federal Income Tax Consequences-- Taxation of Debt Instruments--Effects of Default and Delinquencies.'

     FASIT Regular Securities held by a REIT will qualify as 'real estate assets' within the meaning of section 856(c)(5) of the Code, and interest on such Securities will be considered Qualifying REIT Interest to the same extent that REMIC Securities would be so considered. FASIT Regular Securities held by a Thrift Institution taxed as a 'domestic building and loan association' will represent qualifying assets for purposes of the qualification requirements set forth in Code Section 7701(a)(19) to the same extent that REMIC Securities would be so considered. See 'Certain Federal Income Tax Consequences--Taxation of Debt Securities--Status as Real Property Loans.' In addition, FASIT Regular Securities held by a financial institution to which Section 585 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. FASIT Securities will not qualify as 'Government securities' for either REIT or RIC qualification purposes.

  Treatment of High-Yield Interests

     High-Yield Interests are subject to special rules regarding the eligibility of holders of such interests, and the ability of such holders to offset income derived from their FASIT Security with losses. High-Yield Interests may be held only by Eligible Corporations, other FASITs, and dealers in securities who acquire such interests as inventory. If a securities dealer (other than an Eligible Corporation) initially acquires a High-Yield Interest as inventory, but later begins to hold it for investment, the dealer will be subject to an excise tax equal to the income from the High-Yield Interest multiplied by the highest corporate income tax rate. In addition, transfers of High-Yield Interests to disqualified holders will be disregarded for federal income tax purposes, and the transferor still will be treated as the holder of the High-Yield Interest.

     The holder of a High-Yield Interest may not use non-FASIT current losses or net operating loss carryforwards or carrybacks to offset any income derived from the High-Yield Interest, for either regular federal income tax purposes or for alternative minimum tax purposes. In addition, the FASIT provisions contain an anti-abuse rule that imposes corporate income tax on income derived from a FASIT Regular Security that is held by a pass-through entity (other than another FASIT) that issues debt or equity securities backed by the FASIT Regular Security and that have the same features as High-Yield Interests.

  Tax Treatment of FASIT Ownership Securities

     A FASIT Ownership Security represents the residual equity interest in a FASIT. As such, the holder of a FASIT Ownership Security determines its taxable income by taking into account all assets, liabilities, and items of income, gain, deduction, loss, and credit of a FASIT. In general, the character of the income to the holder of a FASIT Ownership Interest will be the same as the character of such income to the FASIT, except that any tax-exempt interest income taken into account by the holder of a FASIT Ownership Interest is treated as ordinary income. In determining that taxable income, the holder of a FASIT Ownership Security must determine the amount of interest, original issue discount, market discount, and premium recognized with respect to the FASIT's assets and the FASIT Regular Securities issued by the FASIT according to a constant yield methodology and under an accrual method of accounting. In addition, holders of FASIT Ownership Securities are subject to the same limitations on their ability to use losses to offset income from their FASIT Security as are the holders of High-Yield Interests. See 'Federal Income Tax Consequences--FASIT Securities--Tax Treatment of FASIT Regular Securities--Treatment of High-Yield Interests.'

     Rules similar to the wash sale rules applicable to REMIC Residual Securities also will apply to FASIT Ownership Securities. Accordingly, losses on dispositions of a FASIT Ownership Security generally will be disallowed where, within six months before or after the disposition, the seller of such Security acquires any other FASIT Ownership Security or, in the case of a FASIT holding mortgage assets, any interest in a Taxable Mortgage Pool, that is economically comparable to a FASIT Ownership Security. In addition, if any security that is sold or contributed to a FASIT by the holder of the related FASIT Ownership Security was required to be marked-to-market under Code section 475 by such holder, then section 475 will continue to apply to such securities, except that the amount realized under the mark-to-market rules will be the greater of the securities' value under present law or the securities' value after applying special valuation rules contained in the FASIT provisions. Those special valuation rules generally require that the value of debt instruments that are not traded on an established securities market be determined by calculating the present value of the reasonably expected payments under the instrument using a discount rate of 120% of the applicable Federal rate, compounded semiannually.


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
     The holder of a FASIT Ownership Security will be subject to a tax equal to 100% of the net income derived by the FASIT from any 'prohibited transactions.' Prohibited transactions include (i) the receipt of income derived from assets that are not permitted assets, (ii) certain dispositions of permitted assets,
(iii) the receipt of any income derived from any loan originated by a FASIT, and
(iv) in certain cases, the receipt of income representing a servicing fee or other compensation. Any Series for which a FASIT election is made generally will be structured in order to avoid application of the prohibited transaction tax.

  Backup Withholding, Reporting and Tax Administration

     Holders of FASIT Securities will be subject to backup withholding to the same extent holders of REMIC Securities would be subject. See 'Certain Federal Income Tax Consequences--Miscellaneous Tax Aspects-- Backup Withholding.' For purposes of reporting and tax administration, holders of record of FASIT Securities generally will be treated in the same manner as holders of REMIC Securities.

     DUE TO THE COMPLEXITY OF THE FEDERAL INCOME TAX RULES APPLICABLE TO SECURITYHOLDERS AND THE CONSIDERABLE UNCERTAINTY THAT EXISTS WITH RESPECT TO MANY ASPECTS OF THOSE RULES, POTENTIAL INVESTORS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THE ACQUISITION, OWNERSHIP, AND DISPOSITION OF THE SECURITIES.

                            STATE TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in 'Certain Federal Income Tax Considerations,' potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ('ERISA') and the Code impose certain restrictions on employee benefit plans subject to ERISA and on plans and other arrangements subject to Section 4975 of the Code ('Plans'), and on persons who are parties in interest or disqualified persons ('parties in interest') with respect to such Plans. Certain employee benefit plans, such as governmental plans and church plans (if no election has been made under Section 410(d) of the Code), are not subject to the restrictions of ERISA, and assets of such plans may be invested in the Securities without regard to the ERISA considerations described below, subject to other applicable federal and state law. However, any such governmental or church plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.


     Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan.

     Section 406 of ERISA prohibits parties in interest with respect to a Plan from engaging in certain transactions ('prohibited transactions') involving a Plan and its assets unless a statutory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes (or, in some cases, a civil penalty may be assessed pursuant to Section 502(i) of ERISA) on parties in interest which engage in non-exempt prohibited transactions.

     The United States Department of Labor ('DOL') has issued a final regulation (29 C.F.R. Section 2510.3-101) containing rules for determining what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an investment in an 'equity interest' will be deemed for purposes of ERISA to be assets of the Plan unless certain exceptions apply.

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
     Under the terms of the regulation, the Trust Fund may be deemed to hold plan assets by reason of a Plan's investment in a Security; such plan assets would include an undivided interest in the Primary Assets and any other assets held by the Trust Fund. In such an event, persons providing services with respect to the assets of the Trust Fund, may be parties in interest, subject to the fiduciary responsibility provisions of Title I of ERISA, including the prohibited transaction provisions of Section 406 of ERISA (and of Section 4975 of the Code), with respect to transactions involving such assets unless such transactions are subject to a statutory or administrative exemption.

     One such exception applies if the interest described is treated as indebtedness under applicable local law and which has no substantial equity features. Generally, a profits interest in a partnership, an undivided ownership interest in property and a beneficial ownership interest in a trust are deemed to be 'equity interests' under the final regulation. If Notes of a particular Series were deemed to be indebtedness under applicable local law without any substantial equity features, an investing Plan's assets would include such Notes, but not, by reason of such purchase, the underlying assets of the Trust Fund.

     Another such exception applies if the class of equity interests in question is: (i) 'widely held' (held by 100 or more investors who are independent of the Depositor and each other); (ii) freely transferable; and (iii) sold as part of an offering pursuant to (A) an effective registration statement under the Securities Act of 1933, and then subsequently registered under the Securities Exchange Act of 1934 or (B) an effective registration statement under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 ('Publicly Offered Securities'). In addition, the regulation provides that if at all times more than 75% of the value of all classes of equity interests in the Depositor or the Trust Fund are held by investors other than benefit plan investors (which is defined as including plans subject to ERISA, government plans and individual retirement accounts), the investing Plan's assets will not include any of the underlying assets of the Depositor or the Trust Fund.

     An additional exemption may also be available. On February 22, 1991, the DOL granted to Lehman Brothers an administrative exemption, Prohibited Transaction Exemption 91-14 (Application No. D-7958, 56 Fed. Reg. 7414) (the 'Exemption'), from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of securities representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. These securities should include the Certificates, and depending upon the particular characteristics of a Series, may include the Notes. The obligations covered by the Exemption include obligations such as the Primary Assets (other than Private Securities which are not insured or guaranteed by the United States or an agency or instrumentality thereof, or Home Improvement Contracts that are unsecured). The Exemption will apply to the acquisition, holding and resale of the Securities by a Plan, provided that certain conditions (certain of which are described below) are met.

     Among the conditions which must be satisfied for the Exemption to apply are the following:

          (i) The acquisition of the Securities by a Plan is on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

          (ii) The rights and interests evidenced by the Securities acquired by the Plan are not subordinated to the rights and interests evidenced by other securities of the trust;

          (iii) The Securities acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either Standard & Poor's Ratings Group ('Standard & Poor's'), Moody's Investors Service, Inc. ('Moody's'), Duff & Phelps Inc. ('D&P') or Fitch Investors Service, Inc. ('Fitch');

          (iv) The sum of all payments made to the underwriter in connection with the distribution of the Securities represents not more than reasonable compensation for underwriting the Securities. The sum of all payments made to and retained by the seller pursuant to the sale of the obligations to the trust represents not more than the fair market value of such obligations. The sum of all payments made to and retained by the servicer represents not more than reasonable compensation for the servicer's services under the related servicing agreement and reimbursement of the servicer's reasonable expenses in connection therewith;

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
          (v) The Trustee must not be an affiliate of any other member of the Restricted Group (as defined below); and

          (vi) The Plan investing in the Securities is an 'accredited investor' as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.


     The trust also must meet the following requirements:

          (i) the corpus of the trust must consist solely of assets of the type which have been included in other investment pools;

          (ii) securities in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, D&P or Fitch for at least one year prior to the Plan's acquisition of securities; and

          (iii) securities evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Securities.

     Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire securities in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust provided that, among other requirements: (i) in the case of an acquisition in connection with the initial issuance of Securities, at least fifty (50) percent of each Class of Securities in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty (50) percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five (5) percent or less of the fair market value of the obligations contained in the trust;
(iii) the Plan's investment in Securities does not exceed twenty-five (25) percent of all of the Securities outstanding after the acquisition; and (iv) no more than twenty-five (25) percent of the assets of the Plan are invested in securities representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, the underwriters of the Securities, the Trustee, the Servicer, any obligor with respect to obligations included in a Trust Fund constituting more than five (5) percent of the aggregate unamortized principal balance of the assets in a Trust Fund, or any affiliate of such parties (the 'Restricted Group').

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the potential application of the Exemption to the purchase and holding of the Securities and the potential consequences to their specific circumstances, prior to making an investment in the Securities. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment procedure and diversification an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

                                LEGAL INVESTMENT

     Unless otherwise specified in the related Prospectus Supplement, the Securities will not constitute 'mortgage-related securities' within the meaning of SMMEA. Accordingly, investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether and to what extent the Securities constitute legal investments for them.


                              PLAN OF DISTRIBUTION

     The Depositor may offer each Series of Securities through Lehman Brothers Inc. ('Lehman Brothers') or one or more other firms that may be designated at the time of each offering of such Securities. The participation of Lehman Brothers in any offering will comply with Schedule E to the By-Laws of the National Association of Securities Dealers, Inc. The Prospectus Supplement relating to each Series of Securities will set forth the specific terms of the offering of such Series of Securities and of each Class within such Series, the names of the underwriters, the purchase price of the Securities, the proceeds to the Depositor from such sale, any securities exchange on which the Securities may be listed, and, if applicable, the initial public offering prices, the discounts and commissions to the underwriters and any discounts and concessions allowed or reallowed to certain dealers.

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
The place and time of delivery of each Series of Securities will also be set forth in the Prospectus Supplement relating to such Series. Lehman Brothers is an affiliate of the Depositor.

                                 LEGAL MATTERS

     Unless otherwise specified in the related Prospectus Supplement, certain legal matters in connection with the Securities will be passed upon for the Depositor by Brown & Wood LLP, New York, New York.

                             ADDITIONAL INFORMATION

     Copies of the Registration Statement of which this Prospectus forms a part and the exhibits thereto are on file at the offices of the Securities and Exchange Commission in Washington, D.C. Copies may be obtained at rates prescribed by the Commission upon request to the Commission, and may be inspected, without charge, at the offices of the Commission, 450 Fifth Street, N.W., Washington, D.C. See 'Available Information.'

                               GLOSSARY OF TERMS

     The following are abbreviated definitions of certain capitalized terms used in this Prospectus. Unless otherwise provided in a 'Supplemental Glossary' in the Prospectus Supplement for a Series, such definitions shall apply to capitalized terms used in such Prospectus Supplement. The definitions may vary from those in the related Agreement for a Series and the related Agreement for a Series generally provides a more complete definition of certain of the terms. Reference should be made to the related Agreement for a Series for a more compete definition of such terms.

     'Accrual Termination Date' means, with respect to a Class of Compound Interest Securities, the Distribution Date specified in the related Prospectus Supplement.

     'Advance' means cash advanced by the Servicer in respect of delinquent payments of principal of and interest on a Contract and for any other purposes specified in the related Prospectus Supplement.

     'Agreement' means, with respect to a Series of Certificates, the Pooling and Servicing Agreement or Trust Agreement, and, with respect to a Series of Notes, the Indenture and the Servicing Agreement, as the context requires.

     'Appraised Value' means, with respect to property securing a Contract, the lesser of the appraised value determined in an appraisal obtained at origination of the Contract or sales price of such mortgaged property at such time.

     'Asset Group' means, with respect to the Primary Assets and other assets comprising the Trust Fund of a Series, a group of such Primary Assets and other assets having the characteristics described in the related Prospectus Supplement.

     'Assumed Reinvestment Rate' means, with respect to a Series, the per annum rate or rates specified in the related Prospectus Supplement for a particular period or periods as the 'Assumed Reinvestment Rate' for funds held in any fund or account for the Series.

     'Available Distribution Amount' means the amount in the Distribution Account (including amounts deposited therein from any reserve fund or other fund or account) eligible for distribution to Holders on a Distribution Date.

     'Bankruptcy Code' means the federal bankruptcy code, 11 United States Code 101 et seq., and related rules and regulations promulgated thereunder.

     'Business Day' means a day that, in the City of New York or in the city or cities in which the corporate trust office of the Trustee are located, is neither a legal holiday nor a day on which banking institutions are authorized or obligated by law, regulations or executive order to be closed.

     'Certificate' means the Asset-Backed Certificates.

     'Class' means a Class of Securities of a Series.


     'Closing Date' means, with respect to a Series, the date specified in the related Prospectus Supplement as the date on which Securities of such Series are first issued.

     'Code' means the Internal Revenue Code of 1986, as amended, and regulations (including proposed regulations) or other pronouncements of the Internal Revenue Service promulgated thereunder.

     'Collection Account' means, with respect to a Series, the account established in the name of the Servicer for the deposit by the Servicer of payments received from the Primary Assets.

     'Combined Loan-to-Value Ratio' means, with respect to a Contract, the ratio determined as set forth in the related Prospectus Supplement taking into account the amounts of any related senior mortgage loans on the related Mortgaged Property.

     'Commission' means the Securities and Exchange Commission.

     'Compound Interest Security' means any Security of a Series on which all or a portion of the interest accrued thereon is added to the principal balance of such Security on each Distribution Date, through the Accrual

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
Termination Date, and with respect to which no interest shall be payable until such Accrual Termination Date, after which interest payments will be made on the Compound Value thereof.

     'Compound Value' means, with respect to a Class of Compound Interest Securities, the original principal balance of such Class, plus all accrued and unpaid interest, if any, previously added to the principal balance thereof and reduced by any payments of principal previously made on such Class of Compound Interest Securities.

     'Condominium' means a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual Condominium Unit and also owns a proportionate undivided interest in all parts of the Condominium Building (other than the individual Condominium Units) and all areas or facilities, if any, for the common use of the Condominium Units.

     'Condominium Association' means the person(s) appointed or elected by the Condominium Unit owners to govern the affairs of the Condominium.

     'Condominium Building' means a multi-unit building or buildings, or a group of buildings whether or not attached to each other, located on property subject to Condominium ownership.

     'Condominium Unit' means an individual housing unit in a Condominium Building.

     'Contracts' means Home Improvement Contracts and Manufactured Housing Contracts, collectively.


     'Cooperative' means a corporation owned by tenant-stockholders who, through the ownership of stock, shares or membership securities in the corporation, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific units and which is described in Section 216 of the Code.

     'Cooperative Dwelling' means an individual housing unit in a building owned by a Cooperative.

     'Cut-off Date' means the date designated as such in the related Prospectus Supplement for a Series.

     'Debt Securities' means Securities characterized as indebtedness for federal income tax purposes, and Regular Interest Securities.

     'Deferred Interest' means the excess of the interest accrued on the outstanding principal balance of a Contract during a specified period over the amount of interest required to be paid by an obligor on such Contract on the related Due Date.

     'Deposit Agreement' means a guaranteed investment contract or reinvestment agreement providing for the investment of funds held in a fund or account, guaranteeing a minimum or a fixed rate of return on the investment of moneys deposited therein.

     'Depositor' means Lehman ABS Corporation.

     'Disqualified Organization' means the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, a rural electric or telephone cooperative described in section 1381(a)(2)(C) of the Code, or any entity exempt from the tax imposed by sections 1-1399 of the Code, if such entity is not subject to tax on its unrelated business income.

     'Distribution Account' means, with respect to a Series, the account established in the name of the Trustee for the deposit of remittances received from the Servicer with respect to the Primary Assets.

     'Distribution Date' means, with respect to a Series or Class of Securities, each date specified as a distribution date for such Series or Class in the related Prospectus Supplement.

     'Due Date' means each date, as specified in the related Prospectus Supplement for a Series, on which any payment of principal or interest is due and payable by the obligor on any Primary Asset pursuant to the terms thereof.

     'Eligible Investments' means any one or more of the obligations or securities described as such in the related Agreement.

     'Enhancement' means the enhancement for a Series, if any, specified in the related Prospectus Supplement.


     'Enhancer' means the provider of the Enhancement for a Series specified in the related Prospectus Supplement.

     'ERISA' means the Employee Retirement Income Security Act of 1974, as amended.

     'Escrow Account' means an account, established and maintained by the Servicer for a Contract, into which payments by borrowers to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items required to be paid to the mortgagee are deposited.

     'FHLMC' means the Federal Home Loan Mortgage Corporation.

     'Final Scheduled Distribution Date' means, with respect to a Class of Notes of a Series, the date no later than which principal thereof will be fully paid and with respect to a Class of Certificates of a Series, the date after which no Certificates of such Class will remain outstanding, in each case based on the assumptions set forth in the related Prospectus Supplement.

     'FNMA' means the Federal National Mortgage Association.

     'Holder' means the person or entity in whose name a Security is registered.

     'Home Improvements' means the home improvements financed by a Home Improvement Contract.

     'Home Improvement Contract' means any home improvement installment sales contract or installment loan agreement which may be unsecured or secured by purchase money security interests in the Home Improvement financed thereby or by a mortgage on the related Mortgaged Property.

     'HUD' means the United States Department of Housing and Urban Development.

     'Indenture' means the indenture relating to a Series of Notes between the Trust Fund and the Trustee.

     'Index' means the index applicable to any adjustments in the Loan Rates of any adjustable rate Contracts.

     'Insurance Policies' means certain mortgage insurance, hazard insurance and other insurance policies required to be maintained with respect to Contracts.

     'Insurance Proceeds' means amounts paid by the insurer under any of the Insurance Policies covering any Contract or Mortgaged Property.

     'Interest Only Securities' means a Class of Securities entitled solely or primarily to distributions of interest and which is identified as such in the related Prospectus Supplement.

     'IRS' means the Internal Revenue Service.

     'LCPI' means Lehman Commercial Paper Inc.

     'Lehman Brothers' means Lehman Brothers Inc.


     'Lifetime Rate Cap' means the lifetime limit, if any, on the Loan Rate during the life of each adjustable rate Contract.

     'Liquidation Proceeds' means amounts received by the Servicer in connection with the liquidation of a Contract, net of liquidation expenses.

     'Loan Rate' means, unless otherwise indicated herein or in the Prospectus Supplement, the interest rate borne by a Contract.

     'Loan-to-Value Ratio' means, with respect to a Contract, the ratio determined as set forth in the related Prospectus Supplement.

     'Manufactured Housing Contract' means any conventional manufactured housing installment sales contract or installment loan agreement originated by a manufactured housing dealer in the ordinary course of business secured either by the related Manufactured Home or by a Mortgage on the real estate on which the Manufactured Home is located.

     'Minimum Rate' means the lifetime minimum Loan Rate during the life of each adjustable rate Contract.

     'Minimum Principal Payment Agreement' means a minimum principal payment agreement with an entity meeting the criteria of the Rating Agencies.

     'Modification' means a change in any term of a Contract.

     'Mortgage' means the mortgage, deed of trust or other similar security instrument securing a Mortgage Note.

     'Mortgage Note' means the note or other evidence of indebtedness of a Mortgagor under the Contract.

     'Mortgagor' means the obligor on a Mortgage Note.

     '1986 Act' means the Tax Reform Act of 1986.

     'Notes' means the Asset-Backed Notes.

     'Notional Amount' means the amount set forth in the related Prospectus Supplement for a Class of Interest Only Securities.

     'PAC' ('Planned Amortization Class Securities') means a Class of Securities of a Series on which payments of principal are made in accordance with a schedule specified in the related Prospectus Supplement, based on certain assumptions stated therein.

     'Participating Securities' means Securities entitled to receive payments of principal and interest and an additional return on investment as described in the related Prospectus Supplement.


     'Pass-Through Security' means a security representing an undivided beneficial interest in a pool of assets, including the right to receive a portion of all principal and interest payments relating to those assets.

     'Pay Through Security' means Regular Interest Securities and certain Debt Securities that are subject to acceleration due to prepayments on the underlying Primary Assets.

     'Person' means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization, or government or any agency or political subdivision thereof.

     'Pooling and Servicing Agreement' means the pooling and servicing agreement relating to a Series of Certificates among the Depositor, the Servicer (if such Series relates to Contracts) and the Trustee.

     'Primary Assets' means the Private Securities and/or Contracts, as the case may be, which are included in the Trust Fund for such Series. A Primary Asset refers to a specific Private Security or Contract, as the case may be.

     'Principal Balance' means, with respect to a Primary Asset and as of a Due Date, the original principal amount of the Primary Asset, plus the amount of any Deferred Interest added to such principal amount, reduced by all payments, both scheduled or otherwise, received on such Primary Asset prior to such Due Date and applied to principal in accordance with the terms of the Primary Asset.

     'Principal Only Securities' means a Class of Securities entitled solely or primarily to distributions of principal and identified as such in the Prospectus Supplement.

     'Private Security' means a participation or pass-through certificate representing a fractional, undivided interest in Underlying Contracts or collateralized obligations secured by Underlying Contracts.

     'Property' means either a Home Improvement, a Manufactured Home or a Mortgaged Property securing a Contract, as the context requires.

     'PS Agreement' means the pooling and servicing agreement, indenture, trust agreement or similar agreement pursuant to which a Private Security is issued.

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
     'PS Servicer' means the servicer of the Underlying Contracts.

     'PS Sponsor' means, with respect to Private Securities, the sponsor or depositor under a PS Agreement.

     'PS Trustee' means the trustee designated under a PS Agreement.

     'Qualified Insurer' means a mortgage guarantee or insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided.


     'Rating Agency' means the nationally recognized statistical rating organization (or organizations) which was (or were) requested by the Depositor to rate the Securities upon the original issuance thereof.

     'Regular Interest' means a regular interest in a REMIC.

     'REMIC' means a real estate mortgage investment conduit.

     'REMIC Administrator' means the Person, if any, specified in the related Prospectus Supplement for a Series for which a REMIC election is made, to serve as administrator of the Series.

     'REMIC Provisions' means the provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations, including proposed regulations and rulings, and administrative pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

     'REO Property' means real property which secured a defaulted Contract, beneficial ownership of which has been acquired upon foreclosure, deed in lieu of foreclosure, repossession or otherwise.

     'Reserve Fund' means, with respect to a Series, any Reserve Fund established pursuant to the related Agreement.

     'Residual Interest' means a residual interest in a REMIC.

     'Retained Interest' means, with respect to a Primary Asset, the amount or percentaged specified in the related Prospectus Supplement which is not included in the Trust Fund for the related Series.

     'Scheduled Payments' means the scheduled payments of principal and interest to be made by the borrower on a Primary Asset.

     'Securities' means the Notes or the Certificates.

     'Seller' means the seller of the Primary Assets to the Depositor identified in the related Prospectus Supplement for a Series.

     'Senior Securityholder' means a holder of a Senior Security.

     'Senior Securities' means a Class of Securities as to which the holders' rights to receive distributions of principal and interest are senior to the rights of holders of Subordinate Securities, to the extent specified in the related Prospectus Supplement.

     'Series' means a separate series of Securities sold pursuant to this Prospectus and the related Prospectus Supplement.

     'Servicer' means, with respect to a Series relating to Contracts, the Person if any, designated in the related Prospectus Supplement to service Contracts for that Series, or the successors or assigns of such Person.


     'Single Family Property' means property securing a Contract consisting of one- to four-family attached or detached residential housing, including Cooperative Dwellings.

     'Stripped Securities' means Pass-Through Securities representing interests in Primary Assets with respect to which all or a portion of the principal payments have been separated from all or a portion of the interest payments.

     'Subordinate Securityholder' means a Holder of a Subordinate Security.

     'Subordinated Securities' means a Class of Securities as to which the rights of holders to receive distributions of principal, interest or both is subordinated to the rights of holders of Senior Securities, and may be allocated losses and shortfalls prior to the allocation thereof to other Classes of Securities, to the extent and under the circumstances specified in the related Prospectus Supplement.

     'Trustee' means the trustee under the applicable Agreement and its successors.

     'Trust Fund' means, with respect to any Series of Securities, the trust holding all money, instruments, securities and other property, including all proceeds thereof, which are, with respect to a Series of Certificates, held for the benefit of the Holders by the Trustee under the Pooling and Servicing Agreement or Trust Agreement, or, with respect to a Series of Notes, pledged to the Trustee under the Indenture as a security for such Notes, including, without limitation, the Primary Assets (except any Retained Interests), all amounts in the Distribution Account, Collection Account or Reserve Funds, distributions on the Primary Assets (net of servicing fees), and reinvestment earnings on such net distributions and any Enhancement and all other property and interests held by or pledged to the Trustee pursuant to the related Agreement for such Series.

     'UCC' means the Uniform Commercial Code.

     'Underlying Contracts' means loans of the type eligible to be Contracts underlying or securing Private Securities.

     'Variable Interest Security' means a Security on which interest accrues at a rate that is adjusted, based upon a predetermined index, at fixed periodic intervals, all as set forth in the related Prospectus Supplement.

     'Zero Coupon Security' means a Security entitled to receive payments of principal only.

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     No dealer, salesman or other person has been authorized to give any information or to make any representation not contained in this Prospectus Supplement or the Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Depositor or Lehman Brothers. This Prospectus Supplement and the Prospectus do not constitute an offer of any securities other than those to which they relate or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus Supplement and the Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that the information contained here is correct as of any time subsequent to their respective dates.
                             ---------------------

                               TABLE OF CONTENTS

                                                        PAGE
                                                      ---------
PROSPECTUS SUPPLEMENT
Summary.............................................        S-3
Risk Factors........................................       S-19
Green Tree Financial Corporation....................       S-21
Description of the Underlying Securities............       S-22
Yield and Prepayment Considerations.................       S-26
Description of the Offered Certificates.............       S-28
Use of Proceeds.....................................       S-38
Certain Federal Income Tax Considerations...........       S-38
State Tax Considerations............................       S-40
Legal Investment Considerations.....................       S-40
ERISA Considerations................................       S-41
Underwriting........................................       S-41
Legal Matters.......................................       S-41
Rating..............................................       S-42
Index of Defined Terms..............................       S-43
Appendix I..........................................        A-1
Appendix II.........................................       A-19

PROSPECTUS
Prospectus Supplement...............................          2
Available Information...............................          2
Reports to Holders..................................          2
Incorporation of Certain Documents by Reference.....          2
Summary of Terms....................................          3
Risk Factors........................................         11
Description of the Securities.......................         14
The Trust Funds.....................................         17
Enhancement.........................................         22

Servicing of Contracts..............................         24
The Agreements......................................         30
Certain Legal Aspects of the Contracts..............         37
The Depositor.......................................         46
Use of Proceeds.....................................         46
Certain Federal Income Tax Considerations...........         47
State Tax Considerations............................         69
ERISA Considerations................................         69
Legal Investment....................................         71
Plan of Distribution................................         71
Legal Matters.......................................         72
Additional Information..............................         72
Glossary of Terms...................................         73

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                              LEHMAN MANUFACTURED
                       HOUSING ASSET-BACKED TRUST 1998-1

            $114,830,000    6.635%         Class I-A1 Certificates
            $     0   Variable Rate        Class I-IO Certificates
            $50,059,000     6.545%         Class II-A1 Certificates
            $24,496,000     7.033%         Class II-A2 Certificates
            $     0   Variable Rate        Class II-IO Certificates

                              MANUFACTURED HOUSING
                           ASSET-BACKED CERTIFICATES
                                 SERIES 1998-1
                            LEHMAN ABS CORPORATION,
                                  AS DEPOSITOR
                -----------------------------------------------
                             PROSPECTUS SUPPLEMENT
                               FEBRUARY 24, 1998
                -----------------------------------------------
                                LEHMAN BROTHERS

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